       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION       , L998
                                                       REGISTRATION NO.: 33-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------
                                   FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ----------------
                        JUNIATA VALLEY FINANCIAL CORP.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 PENNSYLVANIA
        (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                     6720
               (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION NO.)

                                  23-2235254
                     (I.R.S. EMPLOYER IDENTIFICATION NO.)

    BRIDGE AND MAIN STREETS, MIFFLINTOWN, PENNSYLVANIA 17059 (717) 436-8211 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OR
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                A. JEROME COOK
                             PRESIDENT AND C.E.O.
                        JUNIATA VALLEY FINANCIAL CORP.
                            BRIDGE AND MAIN STREETS
                MIFFLINTOWN, PENNSYLVANIA 17059 (717) 436-8211
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                               ----------------
                                  COPIES TO:
        JAMES A. ULSH, ESQUIRE                PAUL G. MATTAINI, ESQUIRE
        METTE, EVANS & WOODSIDE         BARLEY, SNYDER, SENFT & COHEN, LLC
        3401 NORTH FRONT STREET                 126 EAST KING STREET
             P.O. BOX 5950               LANCASTER, PENNSYLVANIA 17602-2893
  HARRISBURG, PENNSYLVANIA 17110-0950

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO
PUBLIC: As soon as practicable after the effective date of this Registration Statement, and upon consummation of the merger of Lewistown Trust Company with and into Juniata Valley Bank, a subsidiary of the Registrant, as described in the enclosed Joint Proxy Statement/Prospectus.
  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                               ----------------

                        CALCULATION OF REGISTRATION FEE
================================================================================
                                                      PROPOSED
                                       PROPOSED       MAXIMUM
 TITLE OF EACH CLASS OF    AMOUNT      MAXIMUM       AGGREGATE     AMOUNT OF
    SECURITIES TO BE       TO BE    OFFERING PRICE    OFFERING    REGISTRATION
       REGISTERED        REGISTERED  PER UNIT(1)      PRICE(1)        FEE
------------------------------------------------------------------------------
Common Stock Par value
 $1.00 per share.......   937,024       $15.42     $14,448,910.08  $4,378.46
================================================================================

(1) Estimated solely for the purpose of calculating the registration fee and calculated in accordance with Rule 457(f)(2) on the basis of the book value of common stock of Lewistown Trust Company on February 28, 1998 of $15.42 and the estimated maximum of 937,024 shares of such stock to be converted in the merger described herein into Common Stock of the Registrant.

                               ----------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATES AS THE COMMISSION ACTING PURSUANT TO SUCH SECTION 8(A) MAY DETERMINE.

================================================================================

                             [JUNIATA LETTERHEAD]


                                                                 April 20, 1998

Dear Shareholder:

  We invite you to attend the Annual Meeting (the "Juniata Annual Meeting") of Shareholders of Juniata Valley Financial Corp. ("Juniata"), to be held at the Juniata Valley Bank's branch office located at Monument Square, Lewistown, Pennsylvania, on May 19, 1998 at 10:30 a.m., local time.

  At the Juniata Annual Meeting, the shareholders will be asked to consider and vote upon: (a) a proposal to approve the Agreement and Plan of Reorganization dated as of December 30, 1997 (the "Merger Agreement") among Lewistown Trust Company ("Lewistown"), Juniata and Juniata Valley Bank ("JVB"), a wholly-owned subsidiary of Juniata, as well as the merger (the "Merger") of Lewistown with and into JVB, as contemplated therein; (b) the election of four Class B Directors to serve until the 2001 Annual Meeting; (c) a proposal (the "Adjournment Proposal") to postpone or adjourn the Juniata Annual Meeting to another time and/or place for the purpose of soliciting additional proxies in the event that there are not sufficient votes at the time of the Juniata Annual Meeting to approve the Merger and the Merger Agreement; (d) a proposal to amend the Juniata Articles of Incorporation to increase the authorized shares of Juniata Common Stock from 5,000,000 shares to 20,000,000 shares (the "Amendment") and (e) such other business as may properly come before the Juniata Annual Meeting or any adjournment thereof.

  In connection with the Merger, each share of Lewistown Common Stock issued and outstanding as of the effective time of the Merger will be converted into and become a right to receive one (1) share of Juniata Common Stock, par value $1.00 per share (the "Juniata Common Stock"), subject to adjustment as described more fully in the accompanying Joint Proxy Statement/Prospectus.

  Your attention is directed to the attached Joint Proxy Statement/Prospectus which contains a more complete description of the terms of the Merger and provides detailed financial, business and other information concerning Lewistown, Juniata and JVB.

  After careful consideration of the terms of the Merger Agreement, the Board of Directors of Juniata has determined that the Merger is in the best interests of Juniata and its shareholders. ACCORDINGLY, YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MERGER AND THE MERGER AGREEMENT, AS WELL AS THE AMENDMENT.

  It is very important that your shares be represented at the Juniata Annual Meeting, whether or not you plan to attend in person. The affirmative vote of the holders of 66 2/3% of all outstanding shares of Juniata Common Stock is required to approve the Merger, the Merger Agreement and the Amendment. WE URGE YOU TO EXECUTE, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE JUNIATA ANNUAL MEETING. On behalf of the Board of Directors, we thank you for your support and urge you to vote "FOR" approval of the Merger, the Merger Agreement and the Amendment.

                                          Sincerely,

                                          A. Jerome Cook
                                          President and Chief Executive
                                           Officer

                            [LEWISTOWN LETTERHEAD]


                                                                 April 20, 1998

Dear Shareholder:

  We invite you to attend a Special Meeting (the "Lewistown Special Meeting") of Shareholders of Lewistown Trust Company ("Lewistown"), to be held at 100 E. Market Street, Lewistown, Pennsylvania, on May 19, 1998 at 1:30 p.m., local time.

  At the Lewistown Special Meeting, the shareholders will be asked to consider and vote upon: (a) a proposal to approve the Agreement and Plan of Reorganization dated as of December 30, 1997 (the "Merger Agreement") among Lewistown, Juniata Valley Financial Corp. ("Juniata") and Juniata Valley Bank ("JVB"), a wholly-owned subsidiary of Juniata, as well as the merger (the "Merger") of Lewistown with and into JVB, as contemplated therein; (b) a proposal (the "Adjournment Proposal") to postpone or adjourn the Lewistown Special Meeting to another time and/or place for the purpose of soliciting additional proxies in the event that there are not sufficient votes at the time of the Lewistown Special Meeting to approve the Merger and the Merger Agreement; and (c) such other business as may properly come before the Lewistown Special Meeting or any adjournment thereof.

  In connection with the Merger, each share of Lewistown Common Stock issued and outstanding as of the effective time of the Merger will be converted into and become a right to receive one (1) share of Juniata Common Stock, par value $1.00 per share (the "Juniata Common Stock"), subject to adjustment as described more fully in the accompanying Joint Proxy Statement/Prospectus.

  Your attention is directed to the attached Joint Proxy Statement/Prospectus which contains a more complete description of the terms of the Merger and provides detailed financial, business and other information concerning Lewistown, Juniata and JVB.

  After careful consideration of the terms of the Merger Agreement, the Board of Directors of Lewistown has determined that the Merger is in the best interests of Lewistown and its shareholders. ACCORDINGLY, YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MERGER AND THE MERGER AGREEMENT.

  It is very important that your shares be represented at the Lewistown Special Meeting, whether or not you plan to attend in person. The affirmative vote of the holders of two-thirds of all outstanding shares of Lewistown Common Stock is required to approve the Merger and the Merger Agreement. WE URGE YOU TO EXECUTE, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE LEWISTOWN SPECIAL MEETING. On behalf of the Board of Directors, we thank you for your support and urge you to vote "FOR" approval of the Merger and the Merger Agreement.

                                          Sincerely,

                                          Francis J. Evanitsky
                                          President and Chief Executive
                                           Officer

                        JUNIATA VALLEY FINANCIAL CORP.
                            BRIDGE AND MAIN STREETS
                        MIFFLINTOWN, PENNSYLVANIA 17059
                                (717) 692-4781

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY 19, 1998

  NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders (the "Juniata Annual Meeting") of Juniata Valley Financial Corp. ("Juniata") will be held at the Juniata Valley Bank's branch office located at Monument Square, Lewistown, Pennsylvania, on May 19, 1998 at 10:30 a.m. local time. A Proxy Card and a Proxy Statement for the Juniata Annual Meeting are enclosed. The Juniata Annual Meeting is for the purpose of considering and acting upon:

    1. Approval of the Agreement and Plan of Reorganization dated as of December 30, 1997 (the "Merger Agreement") among Lewistown Trust Company ("Lewistown"), Juniata and Juniata Valley Bank ("JVB"), a wholly-owned subsidiary of Juniata, as well as the merger (the "Merger") of Lewistown with and into JVB, as contemplated therein. Pursuant to the Merger Agreement and as more fully described in the accompanying Joint Proxy Statement/Prospectus, each share of Lewistown Common Stock issued and outstanding as of the effective time of the Merger will be converted into and become a right to receive one (1) share of Juniata Common Stock, par value $1.00 per share (the "Juniata Common Stock"), subject to adjustment as more fully described in the accompanying Joint Proxy Statement/Prospectus.

    2. The election of four Class B Directors to serve until the 2001 Annual Meeting.

    3. Postponement or adjournment of the Juniata Annual Meeting to another time and/or place for the purpose of soliciting additional proxies in the event that there are not sufficient votes at the time of the Juniata Annual Meeting to approve the Merger and the Merger Agreement (the "Adjournment Proposal").

    4. A proposal to amend the Juniata Articles of Incorporation to increase the authorized shares of Juniata Common Stock from 5,000,000 shares to 20,000,000 shares (the "Amendment").

    5. Such other matters as may properly come before the Juniata Annual Meeting or any adjournment thereof.

  Any action may be taken on any one of the foregoing proposals at the Juniata Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Juniata Annual Meeting may be adjourned. Only shareholders of record at the close of business on April 15, 1998, shall be entitled to notice of and to vote at the Juniata Annual Meeting or any adjournments or postponements thereof.

  You are requested to complete, sign and date the enclosed Proxy Card, which is solicited by the Board of Directors, and to promptly mail it in the enclosed envelope. The giving of such proxy does not affect your right to vote in person in the event you attend the Juniata Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          A. Jerome Cook
                                          President and Chief Executive
                                           Officer

Mifflintown, Pennsylvania
April 20, 1998

  IMPORTANT: PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY. THE PROMPT RETURN OF PROXIES WILL SAVE JUNIATA THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM. AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                            LEWISTOWN TRUST COMPANY
                            100 EAST MARKET STREET
                         LEWISTOWN, PENNSYLVANIA 17044
                                (717) 242-0381

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY 19, 1998

  NOTICE IS HEREBY GIVEN that a Special Meeting of the Shareholders (the "Lewistown Special Meeting") of Lewistown Trust Company ("Lewistown") will be held at 100 E. Market Street, Lewistown, Pennsylvania, on May 19, 1998 at 1:30 p.m., local time. A Proxy Card and a Proxy Statement for the Lewistown Special Meeting are enclosed. The Lewistown Special Meeting is for the purpose of considering and acting upon:

    1. Approval of the Agreement and Plan of Reorganization dated as of December 30, 1997 (the "Merger Agreement") among Lewistown, Juniata Valley Financial Corp. ("Juniata") and Juniata Valley Bank ("JVB"), a wholly-owned subsidiary of Juniata, as well as the merger (the "Merger") of Lewistown with and into JVB, as contemplated therein. Pursuant to the Merger Agreement and as more fully described in the accompanying Joint Proxy Statement/Prospectus, each share of Lewistown Common Stock issued and outstanding as of the effective time of the Merger will be converted into and become a right to receive one (1) share of Juniata Common Stock, par value $1.00 per share (the "Juniata Common Stock"), subject to adjustment as more fully described in the accompanying Joint Proxy Statement/Prospectus;

    2. Postponement or adjournment of the Lewistown Special Meeting to another time and/or place for the purpose of soliciting additional proxies in the event that there are not sufficient votes at the time of the Lewistown Special Meeting to approve the Merger and the Merger Agreement (the "Adjournment Proposal"); and

    3. Such other matters as may properly come before the Lewistown Special Meeting or any adjournment thereof.

  Any action may be taken on any one of the foregoing proposals at the Lewistown Special Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Lewistown Special Meeting may be adjourned. Only shareholders of record at the close of business on April 15, 1998, shall be entitled to notice of and to vote at the Lewistown Special Meeting or any adjournments or postponements thereof.

  As required by the Pennsylvania Banking Code ("PBC"), and the Pennsylvania Business Corporation Law ("BCL"), to which the PBC refers, any shareholder of Lewistown who has voted against the Merger and the Merger Agreement at the Lewistown Special Meeting and has given notice to Lewistown in writing at or prior to the Lewistown Special Meeting that such shareholder dissents from the Merger, shall be entitled to receive the "fair value" of the shares held by that shareholder at the time the Merger Agreement has been approved by the Pennsylvania Department of Banking ("PDOB"), the Federal Reserve Board and the Federal Deposit Insurance Corporation ("FDIC"), upon written request made to Juniata at any time within 30 days following the effective date of the Merger (the "Effective Date"), accompanied by the surrender of such shareholder's stock certificates. The relevant portions of the statutory dissenters procedures are attached to this Joint Proxy Statement/Prospectus as Appendix D.

  You are requested to complete, sign and date the enclosed Proxy Card, which is solicited by the Board of Directors, and to promptly mail it in the enclosed envelope. The giving of such proxy does not affect your right to vote in person in the event you attend the Lewistown Special Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Francis J. Evanitsky
                                          President and Chief Executive
                                           Officer

Lewistown, Pennsylvania
April 20, 1998

  IMPORTANT: PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY. THE PROMPT RETURN OF PROXIES WILL SAVE LEWISTOWN THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM. AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                       JOINT PROXY STATEMENT/PROSPECTUS

                        JUNIATA VALLEY FINANCIAL CORP.
                            BRIDGE AND MAIN STREETS
                        MIFFLINTOWN, PENNSYLVANIA 17059
                                      AND
                            LEWISTOWN TRUST COMPANY
                            100 EAST MARKET STREET
                         LEWISTOWN, PENNSYLVANIA 17044

                     UP TO 937,024 SHARES OF COMMON STOCK
                PAR VALUE $1.00 PER SHARE, ISSUABLE IN PROPOSED
                                   MERGER OF

                            LEWISTOWN TRUST COMPANY
                                 WITH AND INTO
                              JUNIATA VALLEY BANK

  This Joint Proxy Statement/Prospectus is being furnished to the shareholders of Juniata Valley Financial Corp. ("Juniata") and Lewistown Trust Company ("Lewistown") in connection with the solicitation of proxies by their respective Boards of Directors for use at the Annual Meeting of Shareholders of Juniata (the "Juniata Annual Meeting") and a Special Meeting of Shareholders of Lewistown (the "Lewistown Special Meeting"), each to be held on May 19, 1998. The shareholders of Juniata and Lewistown will be asked to consider and vote upon: (a) a proposal to approve the Agreement and Plan of Reorganization dated as of December 30, 1997 (the "Merger Agreement") among Lewistown, Juniata and Juniata Valley Bank ("JVB"), a wholly-owned subsidiary of Juniata, as well as the merger (the "Merger") of Lewistown with and into JVB, as contemplated therein; (b) a proposal (the "Adjournment Proposal") to postpone or adjourn the respective Meetings to another time and/or place for the purpose of soliciting additional proxies in the event that there are not sufficient votes at the time of the respective Meetings to approve the Merger and the Merger Agreement; and (c) such other business as may properly come before the respective Meetings or any adjournment thereof. Additionally, the shareholders of Juniata will be asked to consider and vote upon (i) the election of four Class B Directors to serve until the 2001 Annual Meeting, and
(ii) a proposal to amend the Juniata Articles of Incorporation to increase the authorized shares of Juniata Common Stock from 5,000,000 shares to 20,000,000 shares (the "Amendment").

  In connection with the Merger, each share of Lewistown Common Stock issued and outstanding as of the effective time of the Merger will be converted into and become a right to receive one (1) share of Juniata Common Stock, par value $1.00 per share (the "Juniata Common Stock"), subject to adjustment as described more fully herein. Each share of Lewistown Common Stock held and beneficially owned by Juniata or any Juniata subsidiary (other than shares held in a fiduciary or similar capacity on behalf of others) shall be canceled by virtue of the Merger.

  As required by the Pennsylvania Banking Code ("PBC"), and the Pennsylvania Business Corporation Law ("BCL"), to which the PBC refers, any shareholder of Lewistown who has voted against the Merger and the Merger Agreement at the Lewistown Special Meeting or has given notice to Lewistown in writing at or prior to the Lewistown Special Meeting that such shareholder dissents from the Merger, shall be entitled to receive the "fair value" of the shares held by that shareholder at the time the Merger Agreement has been approved by the Pennsylvania Department of Banking ("PDOB"), the Federal Reserve Board and the Federal Deposit Insurance Corporation ("FDIC"), upon written request made to Juniata at any time within 30 days following the effective date of the Merger (the "Effective Date"), accompanied by the surrender of such shareholder's stock certificates. The relevant portions of the statutory dissenters procedures are attached to this Joint Proxy Statement/Prospectus as Appendix D.

  Juniata Common Stock is quoted on the Over-the-Counter ("OTC") Bulletin Board. There is currently no public market for Lewistown Common Stock nor any uniformly quoted price.

  This Joint Proxy Statement/Prospectus constitutes a prospectus of Juniata appearing as a part of a registration statement filed with the Securities and Exchange Commission relating to the 937,024 shares of Juniata Common Stock issuable pursuant to the Merger Agreement. All information in this Joint Proxy Statement/Prospectus relating to Juniata and JVB has been supplied by Juniata and all information relating to Lewistown has been supplied by Lewistown.

  This Joint Proxy Statement/Prospectus and the accompanying Proxy Card and Notice of Special Meeting are first being mailed to shareholders of Lewistown and Juniata on or about April 20, 1998.

  THE SHARES OF JUNIATA COMMON STOCK ISSUABLE IN THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE "FDIC"), NOR HAS THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR THE FDIC PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  THE SHARES OF JUNIATA COMMON STOCK ISSUABLE IN THE MERGER ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY. THE SHARES OF JUNIATA COMMON STOCK ISSUABLE IN THE MERGER ARE SUBJECT TO INVESTMENT RISK, INCLUDING LOSS OF PRINCIPAL OR INTEREST.

  NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY LEWISTOWN OR JUNIATA. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY TO OR FROM ANY PERSON IN ANY JURISDICTION WHERE IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION. THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION ABOUT LEWISTOWN, JUNIATA OR JVB CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS SINCE THE DATE HEREOF.

                             AVAILABLE INFORMATION

  Juniata is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, accordingly, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission are available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, and at the Commission's Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at Seven World Trade Center, New York, New York 10048. Copies of such documents may also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. The Commission also maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding Registrants such as Juniata that file electronically with the Commission. The address of the Commissions's site is http://www.sec.gov. Juniata Common Stock is authorized for quotation on the OTC Bulletin Board. Such materials and other information concerning Juniata, therefore, can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C.

  Juniata has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act") a Registration Statement on Form S-4, (including all amendments and exhibits thereto (the "Registration Statement"), with respect to the Juniata Common Stock issuable pursuant to the Merger Agreement. This Joint Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement, including any amendments and exhibits thereto, is available for inspection and copying as set forth above. Statements contained in this Joint Proxy Statement/Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

  THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE (I) DOCUMENTS RELATING TO JUNIATA (THE "JUNIATA DOCUMENTS"), AND (II) THE MERGER AGREEMENT, WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE JUNIATA DOCUMENTS AND COPIES OF THE MERGER AGREEMENT (NOT INCLUDING EXHIBITS THERETO, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST DIRECTED TO LINDA L. ENGLE, SR. VICE PRESIDENT, CHIEF FINANCIAL OFFICER, JUNIATA VALLEY FINANCIAL CORP., P.O. BOX 66, MIFFLINTOWN, PA 17059. IN ORDER TO INSURE TIMELY DELIVERY OF THE DOCUMENTS IN ADVANCE OF THE MEETING TO WHICH THIS JOINT PROXY STATEMENT/PROSPECTUS RELATES, ANY REQUEST SHOULD BE MADE NO LATER MAY 10, 1998.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents and information are hereby incorporated by reference into this Joint Proxy Statement/Prospectus:

    1. Juniata's annual report on Form 10-K for the year ended December 31, 1997;

    2. Juniata's current report on Form 8-K filed January 9, 1998.

    3. The Agreement and Plan of Reorganization dated as of December 30, 1997 (the "Merger Agreement") among Juniata, JVB and Lewistown.

  All documents filed by Juniata pursuant to Sections 13(a), 13(c), 14, or 15(d) of the 1934 Act after the date of this Joint Proxy Statement/Prospectus and prior to the Lewistown Special Meeting and the Juniata Annual Meeting are hereby incorporated by reference into this Joint Proxy Statement/Prospectus and shall be deemed a part hereof from the dated of filing of each such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

                               TABLE OF CONTENTS

                                                                         PAGE(S)
                                                                         -------
SUMMARY.................................................................     1
The Parties.............................................................     1
  Lewistown.............................................................     1
  Juniata...............................................................     1
  Juniata Valley Bank...................................................     1
The Meetings............................................................     2
  Date, Place and Time of the Meetings..................................     2
  Matters to be Considered at the Meetings..............................     2
  Record Date; Shares Outstanding; Quorum; Vote Required................     2
  Terms of the Merger...................................................     3
  Exchange Procedure....................................................     3
  Opinions of Financial Advisors........................................     3
  Recommendation of the Boards of Directors.............................     3
  Conditions to the Merger..............................................     4
  Closing; Effective Date...............................................     4
  Termination; Waiver; Amendment........................................     4
  Fees and Expenses.....................................................     4
  Dissenters Rights.....................................................     4
  Certain Federal Income Tax Consequences of the Merger.................     5
  Accounting Treatment..................................................     5
  Interests of Certain Persons in the Merger............................     5
  Comparison of Shareholder Rights......................................     6
  Adjournment of the Meeting............................................     6
  Market Price Data.....................................................     6
  Selected Historical and Pro Forma Financial Data......................     8
    Juniata.............................................................
    Lewistown...........................................................
  Unaudited Pro Forma Selected Financial Data...........................    10
  Comparative Per Share Data............................................    11
THE MEETINGS............................................................    12
  General...............................................................    12
  Date, Place and Time of the Meetings..................................    12
  Matters to be Considered at the Meetings..............................    12
  Record Date; Shares Outstanding; Quorum...............................    12
  Votes Required........................................................    12
  Effect of Abstentions and Broker Nonvotes.............................    13
  Voting, Revocation and Solicitation of Proxies........................    13
  Recommendation of the Boards of Directors.............................    14
THE MERGER..............................................................    15
  Introduction; Background of the Merger................................    15
    Lewistown...........................................................    15
    Juniata.............................................................    15
    Juniata Valley Bank.................................................    15
  Reasons for the Merger; Recommendation of the Board of Directors......    16
  Voting Agreements.....................................................    17
  Opinions of Financial Advisors........................................    18
  Terms of the Merger...................................................    24

                                                                         PAGE(S)
                                                                         -------
    Effect of the Merger................................................    25
    Merger Consideration; Conversion Factor.............................    25
    Closing; Effective Date.............................................    25
    Representations and Warranties......................................    25
    Conduct of Business Pending the Merger..............................    25
    Certain Other Agreements............................................    26
    Conditions Precedent................................................    28
    Waiver; Amendment...................................................    28
    Termination.........................................................    29
  Expenses..............................................................    29
  No Solicitation; Pursuit of Other Transactions........................    30
  Continued Employment of Lewistown Employees...........................    30
  Indemnification of Lewistown Officers and Directors; Insurance........    30
  Juniata Valley Bank Shareholder Approval..............................    31
  Listing...............................................................    31
  Exchange Procedure....................................................    31
    Appointment of Exchange Agent.......................................    31
    Procedure...........................................................    31
  Regulatory Approvals..................................................    32
  Interests of Certain Persons in the Merger............................    32
  Management of Juniata and Juniata Valley Bank After Merger............    33
  Accounting Treatment..................................................    34
  Certain Federal Income Tax Consequences...............................    34
  Rights of Dissenting Shareholders.....................................    35
REGULATORY MATTERS......................................................    35
  General...............................................................    35
  Restrictions on Resales by Affiliates.................................    35
  Payment of Dividends..................................................    36
    Capital Limitations.................................................
    Earnings Limitations................................................
    Other Limitations...................................................
  Holding Company Structure.............................................    36
  Capital Adequacy......................................................    37
  Federal Deposit Insurance Corporation Improvement Act of 1991.........    38
JUNIATA ANNUAL MEETING--MATTERS FOR JUNIATA SHAREHOLDERS................    40
  Election of Directors.................................................    40
  Board of Directors....................................................    42
  Executive Officers....................................................    42
  Board Personnel Committee Report on Executive Compensation............    42
  Transactions with Officers and Directors..............................    47
  Section 16(a) Beneficial Ownership Reporting Compliance...............    47
  Committees of the Board of Directors of JVB...........................    48
  Independent Certified Public Accountants..............................    48
  Year 2000 Compliance..................................................    48
COMPARISON OF SHAREHOLDERS' RIGHTS......................................    49
  Introduction..........................................................    49
  Dividends.............................................................    49
    Lewistown...........................................................    49
    Juniata.............................................................    49

                                                                       PAGE(S)
                                                                       -------
  Voting Rights Generally.............................................    50
    Lewistown.........................................................    50
    Juniata...........................................................    50
  Classified Board of Directors.......................................    50
    Lewistown.........................................................    50
    Juniata...........................................................    50
  Number of Directors; Term...........................................    51
    Lewistown.........................................................    51
    Juniata...........................................................    51
  Removal of Directors................................................    51
    Lewistown.........................................................    51
    Juniata...........................................................    51
  Qualifications of Directors.........................................    51
    Lewistown.........................................................    51
    Juniata...........................................................    51
  Filling Vacancies on the Board of Directors.........................    51
  Call of Special Shareholders' Meeting...............................    52
    Lewistown.........................................................    52
    Juniata...........................................................    52
  Notice of Shareholders' Meetings....................................    52
    Lewistown.........................................................    52
    Juniata...........................................................    52
  Quorum Requirements and Adjournment of Meetings.....................    52
  Dissenters Rights...................................................    52
    Lewistown.........................................................    52
    Juniata...........................................................    53
  Limitations on Directors' Liability.................................    53
  Indemnification.....................................................    53
    Lewistown.........................................................    53
    Juniata...........................................................    53
    Lewistown and Juniata.............................................    53
  Anti-Takeover Law Provisions........................................    55
    Lewistown.........................................................    55
    Juniata...........................................................    55
  Amendment of Articles of Incorporation..............................    56
    Lewistown.........................................................    56
    Juniata...........................................................    56
  Amendment of Bylaws.................................................    56
    Lewistown.........................................................    56
    Juniata...........................................................    56
UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS....................    57
LEWISTOWN MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATION.............................................    62
BUSINESS OF LEWISTOWN.................................................    74
  Description of Business.............................................    74
  Properties..........................................................    74
  Legal Proceedings...................................................    74
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF
 LEWISTOWN............................................................    75

                                                                       PAGE(S)
                                                                       -------
ADJOURNMENT OF THE MEETING............................................    75
EXPERTS...............................................................    76
LEGAL OPINIONS........................................................    76
JUNIATA SHAREHOLDER PROPOSALS AND NOMINATIONS.........................    76
OTHER BUSINESS........................................................    76
APPENDIX A--LEWISTOWN FINANCIAL STATEMENTS............................   A-1
APPENDIX B--OPINION OF RP FINANCIAL, LC. .............................   B-1
APPENDIX C--OPINION OF HOPPER SOLIDAY AND COMPANY, INC................   C-1
APPENDIX D--STATUTORY PROVISIONS CONCERNING DISSENTERS' RIGHTS FOR
 SHAREHOLDERS OF LEWISTOWN............................................   D-1

                                    SUMMARY

  The following is a summary of certain information relating to the Merger which may also be contained elsewhere in this Joint Proxy Statement/Prospectus. This summary is not intended to be a summary of all information relating to the Merger and is qualified in its entirety by reference to more detailed information contained elsewhere in this Joint Proxy Statement/Prospectus, including the Appendices hereto. All shareholders are urged to review the entire Joint Proxy Statement/Prospectus and Appendices carefully.

                                  THE PARTIES

LEWISTOWN

  Lewistown Trust Company ("Lewistown") is a bank and trust company and an FDIC-insured institution organized on September 13, 1906 under the laws of the Commonwealth of Pennsylvania and headquartered in Lewistown, Pennsylvania. Lewistown is engaged in accepting demand, time and savings deposits and granting loans (consumer, commercial, real estate and business) to individuals, corporations, partnerships, associations and municipalities and other governmental bodies.

  Lewistown Common Stock is not registered or publicly traded. Lewistown is subject to the supervision of the Federal Deposit Insurance Corporation ("FDIC") and the Pennsylvania Department of Banking ("PDOB").

  As of December 31, 1997, Lewistown had four (4) banking offices. Its principal executive office, which it owns, is located at 100 East Market Street, Lewistown, Pennsylvania 17044, and the telephone number at that address is (717) 242-0381. Lewistown is not dependent on any one customer, and the loss of any customer or a few customers would not have a material adverse effect upon it.

  At December 31, 1997, Lewistown reported total assets of $111,667,000, deposits of $96,130,000 and net loans of $55,600,000. Lewistown reported net income of $1.67 per share for the year ended December 31, 1996 and net income of $1.63 per share for the year ended December 31, 1997.

JUNIATA

  Juniata Valley Financial Corp. ("Juniata") is a Pennsylvania business corporation which was organized in 1983, and is headquartered at Bridge and Main Streets, Mifflintown, Pennsylvania 17059. Juniata is the holding company of Juniata Valley Bank ("JVB"), currently its only wholly-owned banking subsidiary, which originated under a state bank charter in 1867.

  As a bank holding company, Juniata is registered with the Federal Reserve Board in accordance with the requirements of the Bank Holding Company Act of 1956, as amended, and is subject to regulation by the Federal Reserve Board.

  Juniata Common Stock is quoted under the symbol "JUVF" on the over-the-counter ("OTC") Bulletin Board, an automated quotation service made available through, and governed by, the National Association of Securities Dealers.

  At December 31, 1997, Juniata reported total assets of $220,910,000, deposits of $189,007,000 and net loans of $135,709,000. Juniata reported net income of $2,764,000, or $1.98 per share for the year ended December 31, 1996, and net income of $3,045,000, or $2.18 per share, for the year ended December 31, 1997.

JUNIATA VALLEY BANK

  JVB is a wholly-owned Juniata subsidiary, and is a Pennsylvania banking institution which was formed and organized in 1867. JVB, which is also an FDIC-insured institution, engages in general commercial banking and provides individuals, businesses and municipalities with financial services, including trust and fiduciary services.

JVB currently operates eight (8) offices in Juniata, Perry, Mifflin and Huntingdon Counties. Upon consummation of the Merger, Lewistown will be merged with and into JVB, which will be the surviving institution. After consummation of the Merger, Lewistown will cease to exist as a separate institution.

                                 THE MEETINGS

DATE, PLACE AND TIME OF THE MEETINGS

  The annual meeting of Shareholders of Juniata (the "Juniata Annual Meeting") will be held at 10:30 a.m. on May 19, 1998 at JVB's branch office located at Monument Square, Lewistown, Pennsylvania.

  The special meeting of the Shareholders of Lewistown (the "Lewistown Special Meeting") will be held at 1:30 p.m. on May 19, 1998 at Lewistown's main office at 100 E. Market Street, Lewistown, Pennsylvania.

MATTERS TO BE CONSIDERED AT THE MEETINGS

  At their respective meetings, the Shareholders of Juniata and Lewistown will be asked to approve: (a) an Agreement and Plan of Reorganization dated December 30, 1997 (the "Merger Agreement") among Lewistown, Juniata and JVB, as well as the merger (the "Merger") of Lewistown with and into JVB, as contemplated therein; (b) a proposal (the "Adjournment Proposal") to postpone or adjourn their respective meetings to another time and/or place for the purpose of soliciting additional proxies in the event that there are not sufficient votes at the time of their respective meetings to approve the Merger and the Merger Agreement; and (c) such other business as may properly come before their respective Meetings and/or any adjournment thereof. Additionally, at the Juniata Annual Meeting, the shareholders of Juniata will be asked to consider and vote upon the election of four Class B Directors to serve until the 2001 Annual Meeting, and the proposal to amend the Juniata Articles of Incorporation to increase the authorized shares of Juniata Common Stock from 5,000,000 shares to 20,000,000 shares (the "Amendment"). See "THE MEETINGS--Matters to be Considered at the Meetings."

RECORD DATE; SHARES OUTSTANDING; QUORUM; VOTE REQUIRED

  Only holders of record of shares of Juniata Common Stock at the close of business on April 15, 1998 (the "Juniata Record Date") will be entitled to vote at the Juniata Annual Meeting. As of that date, approximately 1,385,491 shares of Juniata Common Stock were outstanding, each share being entitled to one vote. Pursuant to Juniata's Articles of Incorporation, the affirmative vote of the holders of 66 2/3% of all outstanding shares of Juniata Common Stock is required to approve the Merger and the Merger Agreement. See "THE MEETINGS--Vote Required."

  As of the Juniata Record Date indicated above, directors and executive officers of Juniata beneficially owned approximately 62,012 shares of Juniata Common Stock or approximately 4.47% of the outstanding Juniata Common Stock entitled to vote at the Juniata Annual Meeting. The directors and executive officers of Juniata have agreed to vote all of such shares in favor of the Merger and the Merger Agreement. See "THE MEETINGS--VOTES REQUIRED AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

  Only holders of record of shares of Lewistown Common Stock at the close of business on April 15, 1998 (the "Lewistown Record Date") will be entitled to vote at the Lewistown Special Meeting. At that date, approximately 937,024 shares of Lewistown Common Stock were outstanding, each share being entitled to one vote. The affirmative vote of the holders of two-thirds ( 2/3) of all outstanding shares of Lewistown Common Stock is required to approve the Merger and the Merger Agreement. See "THE MEETINGS--Vote Required."

  As of the Record Date indicated above, directors and executive officers of Lewistown beneficially owned approximately 92,771 shares of Lewistown Annual Stock or approximately 9.90% of the outstanding Lewistown Common Stock entitled to vote at the Lewistown Special Meeting. Prior to the execution of the Merger

Agreement, the directors and executive officers of Lewistown entered into an agreement with Juniata that they would vote all of such shares in favor of the Merger and the Merger Agreement. See "THE MEETINGS--Votes Required" and "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

TERMS OF THE MERGER

  Pursuant to the Merger Agreement, Lewistown will be merged with and into JVB. JVB is a wholly-owned subsidiary of Juniata, and a Pennsylvania state banking institution formed and organized in 1867. JVB will be the surviving institution. Each share of Lewistown Common Stock outstanding as of the effective date of the Merger (the "Effective Date") will be converted into and become a right to receive one (1) share (the "Conversion Factor") of Common Stock of Juniata, par value $1.00 per share (the "Juniata Common Stock"). See "THE MERGER--Terms of the Merger--Merger Consideration; Conversion Factor."

EXCHANGE PROCEDURE

  As soon as practicable after the Effective Date, holders of shares of Lewistown Common Stock will be furnished a form letter of transmittal for the tender of their shares to Juniata, which will serve as the exchange agent, to be exchanged for certificates for the appropriate number of shares of Juniata Common Stock. See "THE MERGER--Exchange Procedure."

  LEWISTOWN SHAREHOLDERS SHOULD NOT FORWARD STOCK CERTIFICATES FOR SHARES OF JUNIATA COMMON STOCK TO LEWISTOWN OR JUNIATA UNTIL THEY HAVE RECEIVED THE TRANSMITTAL LETTER. LEWISTOWN SHAREHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

OPINIONS OF FINANCIAL ADVISORS

  RP Financial, LC. ("RP Financial") rendered its opinion to the Board of Directors of Lewistown that, based upon and subject to the various considerations set forth therein, as of December 29, 1997 (the "December Opinion"), and as of the date of this Joint Proxy Statement/Prospectus (the "Proxy Opinion"), the consideration to be received, in the Merger, is fair, from a financial point of view, to the holders of Lewistown Common Stock. Hopper Soliday & Company, Inc. ("Hopper Soliday") rendered its opinion to the Board of Directors of Juniata that as of December 30, 1997, the terms of the Merger are fair from a financial point of view. These opinions, updated as of April 20, 1998, which are attached to this Joint Proxy Statement/Prospectus as Appendix B and Appendix C, respectively, should be read in their entirety with respect to the assumptions made and other matters considered in rendering such opinions. See "THE MERGER--Opinions of Financial Advisors."

RECOMMENDATION OF THE BOARDS OF DIRECTORS

  THE BOARD OF DIRECTORS OF JUNIATA BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF JUNIATA'S SHAREHOLDERS, HAS BY UNANIMOUS VOTE APPROVED THE MERGER, THE MERGER AGREEMENT AND THE AMENDMENT, AND RECOMMENDS THAT JUNIATA'S SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER, THE MERGER AGREEMENT AND THE AMENDMENT. See "THE MERGER--Reasons for the Merger; Recommendations of the Boards of Directors."

  THE BOARD OF DIRECTORS OF LEWISTOWN BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF LEWISTOWN'S SHAREHOLDERS, HAS BY UNANIMOUS VOTE APPROVED THE MERGER AND THE MERGER AGREEMENT AND RECOMMENDS THAT LEWISTOWN'S SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AND THE MERGER AGREEMENT. See "THE MERGER-- Reasons for the Merger; Recommendations of the Boards of Directors."

CONDITIONS TO THE MERGER

  Consummation of the Merger is subject to various conditions, including the approval of the Merger by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the Federal Deposit Insurance Corporation (the "FDIC") and the Pennsylvania Department of Banking (the "Department of Banking") and its qualification for accounting purposes as a "pooling of interests." See "THE MERGER--Regulatory Approvals." The Merger is also subject to satisfaction of various other conditions specified in the Merger Agreement, including approval of the Merger and the Merger Agreement by the requisite vote of shareholders of Lewistown and Juniata. See "THE MERGER--Terms of the Merger--Conditions Precedent."

CLOSING; EFFECTIVE DATE

  The Merger Agreement provides that the closing of the Merger (the "Closing") will be held at the executive offices of Juniata at 10:00 a.m. on a date to be designated by Juniata (the "Effective Date"), which date shall not be later than thirty (30) business days following the receipt of all governmental approvals and Shareholder approvals and after the expiration of all applicable waiting periods. See "THE MERGER--Terms of the Merger--Closing; Effective Date" and "THE MERGER--Terms of the Merger--Conditions Precedent."

TERMINATION; WAIVER; AMENDMENT

  The Merger Agreement may be terminated at any time prior to consummation of the Merger in a number of circumstances, including, but not limited to: (a) by mutual consent of the parties; (b) by either party if in its reasonable opinion, a material adverse change shall have occurred since September 30, 1997, in the business or financial condition of the other party; (c) by either party if there has been a failure on the part of the other party to comply with its obligations under the Merger Agreement; (d) by the Board of Lewistown or Juniata if the Merger and Merger Agreement are not approved by the affirmative vote of (i) Lewistown Shareholders holding at least two-thirds ( 2/3) of Lewistown outstanding Common Stock, and (ii) Juniata Shareholders holding at least 66 and 2/3% of Juniata's outstanding Common Stock; and (e) by the Board of Lewistown if, prior to the Effective Date, (i) a change of control of Juniata occurs, (ii) Juniata enters into an agreement to effect a change of control or (iii) Juniata enters into any agreement relating to a transaction which would require the approval of its shareholders under Juniata's Articles of Incorporation or Bylaws or under the BCL. See "THE MERGER--Terms of the Merger--Termination."

  Provisions of the Merger Agreement may be waived or amended under certain circumstances, as set forth in the Merger Agreement. See "THE MERGER--Terms of the Merger--Waiver; Amendment."

FEES AND EXPENSES

  Except as described below, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger and the Merger Agreement will be paid by the party incurring such costs, except that in the event the Merger is not consummated for any reason, Juniata and Lewistown will each pay one-half of: (a) the aggregate costs theretofore incurred in printing the Juniata Registration Statement, Juniata's Prospectus (the "Prospectus") and this Joint Proxy Statement/Prospectus; (b) the registration fee for the Juniata Registration Statement; and (c) the fees for filing applications for any government approvals required by the Merger Agreement. See "THE MERGER-- Expenses."

DISSENTERS RIGHTS

 Lewistown

  As required by the Pennsylvania Banking Code ("PBC"), and the Pennsylvania Business Corporation Law ("BCL"), to which the PBC refers, any shareholder of Lewistown who has voted against the Merger and the Merger Agreement at the Meeting or has given notice to Lewistown in writing at or prior to the Lewistown Special Meeting that such shareholder dissents from the Merger, shall be entitled to receive the "fair value" of the shares held by that shareholder at the time the Merger Agreement has been approved by the Pennsylvania Department of Banking ("PDOB"), the Federal Reserve Board and the FDIC, upon written request made to Juniata at any time within 30 days following the Effective Date, accompanied by the surrender of such shareholder's stock certificates. The relevant portions of the statutory dissenters procedures are attached to this Joint Proxy Statement/Prospectus as Appendix D. Shareholders electing to exercise their dissenters rights under the PBC and BCL may not vote for the Merger and the Merger Agreement. If a shareholder returns a signed proxy but does not specify a vote against the Merger and the Merger Agreement or does not give a direction to abstain, the proxy will be voted for the Merger and the Merger Agreement, which will have the effect of waiving that shareholder's dissenters rights. See "THE MERGER-- Appraisal Rights of Dissenting Shareholders."

 Juniata

  Juniata Shareholders will not have statutory dissenters' rights with respect to the Merger and the Merger Agreement.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

  It is intended that the Merger will be treated, for federal income tax purposes, as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that, accordingly, for income tax purposes: (a) the Merger of Lewistown with and into JVB upon the terms and conditions of the Merger Agreement will not result in any recognized gain or loss to Juniata, JVB or Lewistown; (b) except for any cash received in lieu of any fractional share, no gain or loss will be recognized by holders of Lewistown Common Stock who receive Juniata Common Stock in exchange for the shares of Lewistown Common Stock which they hold; (c) the holding period of Juniata Common Stock received in exchange for Lewistown Common Stock will include the holding period of Lewistown Common Stock for which it is exchanged, assuming the shares of Lewistown Common Stock are capital assets in the hands of the holder thereof on the Effective Date; and
(d) the basis of Juniata Common Stock received in exchange for Lewistown Common Stock will be the basis of Lewistown Common Stock for which it is exchanged, less any basis attributable to fractional shares for which cash is received.

  The obligations of the parties to consummate the Merger are conditioned upon the receipt of an opinion from Mette, Evans & Woodside, counsel to Juniata, substantially to the effect that the federal income tax consequences of the Merger are as summarized above. See "THE MERGER--Certain Federal Income Tax Consequences."

  EACH SHAREHOLDER IS ENCOURAGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO PARTICULAR FACTS AND CIRCUMSTANCES WHICH MAY BE UNIQUE AS TO ANY ESTATE, GIFT, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES ARISING OUT OF THE MERGER AND/OR ANY SALE THEREAFTER OF SHARES OF JUNIATA COMMON STOCK RECEIVED IN THE MERGER.

ACCOUNTING TREATMENT

  The Merger will be accounted for as, and is conditioned upon its qualification for treatment as, a "pooling of interests" for accounting and financial reporting purposes. See "THE MERGER--Accounting Treatment."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  Certain directors and officers of Lewistown have interests in the Merger that are in addition to their interests as shareholders of Lewistown generally. These include JVB's agreement to indemnify and to provide insurance covering Lewistown officers and directors following the consummation of the Merger. See "THE MERGER--Indemnification of Lewistown Officers and Directors; Insurance" and "THE MERGER--Interests of Certain Persons in the Merger." The current members of the Board of Directors of Lewistown will be appointed to the Board of Directors of Juniata. Additionally, Juniata has entered into an employment agreement, which is conditioned upon consummation of the Merger, and is effective on the Effective Date, whereby Francis J.

Evanitsky will become President and Chief Operating Officer of Juniata and JVB. See "THE MERGER--Terms of the Merger--Effect of the Merger" and "THE MERGER--Interests of Certain Persons in the Merger."

COMPARISON OF SHAREHOLDER RIGHTS

  Upon exchange of their shares of Lewistown Common Stock in accordance with the exchange procedures set forth in the Merger Agreement, holders of Lewistown Common Stock will become holders of Juniata Common Stock. The rights of shareholders of Juniata are governed by the BCL and the Articles of Incorporation and Bylaws of Juniata. The rights of shareholders of Juniata differ from the rights of Lewistown shareholders with respect to certain matters. See "COMPARISON OF SHAREHOLDER'S RIGHTS."

ADJOURNMENT OF THE MEETINGS

  In the event that there is an insufficient number of votes cast in person or by proxy at the Juniata Annual Meeting to approve the Merger and the Merger Agreement, the Board of Directors of Juniata intends to adjourn the Meeting to a later date for the solicitation of additional votes in favor thereof. The affirmative vote of a majority of the shares present, in person or by proxy, at the Juniata Annual Meeting, even if a quorum is not present, is required in order to approve any such adjournment. JUNIATA'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO ADJOURN THE MEETING IF NECESSARY TO PERMIT FURTHER SOLICITATION OF PROXIES TO APPROVE THE MERGER AND THE MERGER AGREEMENT. See "ADJOURNMENT OF THE MEETING."

  In the event that there is an insufficient number of votes cast in person or by proxy at the Lewistown Special Meeting to approve the Merger and the Merger Agreement, the Board of Directors of Lewistown intends to adjourn the Meeting to a later date for the solicitation of additional votes in favor thereof. The affirmative vote of a majority of the shares present, in person or by proxy, at the Lewistown Special Meeting, even if a quorum is not present, is required in order to approve any such adjournment. LEWISTOWN'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO ADJOURN THE MEETING IF NECESSARY TO PERMIT FURTHER SOLICITATION OF PROXIES TO APPROVE THE MERGER AND THE MERGER AGREEMENT. See "ADJOURNMENT OF THE MEETING."

MARKET PRICE DATA

  Shares of Juniata Common Stock are included for quotation on the OTC Bulletin Board. The average bid and ask price for Juniata Common Stock on the OTC Bulletin Board on December 29, 1997, the last trading date prior to the first public announcement of the Merger, was $36.50. Based on this average bid and ask price, and the Conversion Factor of one (1) share of Juniata Common Stock for each share of Lewistown Common Stock, the pro forma value of the shares of Juniata Common Stock to be exchanged for Lewistown Common Stock was also $36.50.

  There is currently only a limited market for Lewistown Common Stock, which is lightly traded over the counter. While there is no uniformly quoted price for Lewistown Common Stock, quotes are available from brokers. The most recent quote available was $32.00 per share.

  On March 18, 1998, average bid and ask price for Juniata Common Stock was $40.25. Using this price, the equivalent per share price for Lewistown Common Stock, based on the conversion factor of 1, would have been $40.25.

  No assurance can be given as to what the market price of Juniata Common Stock will be when and if the Merger is consummated. Because the Merger Conversion Factor is fixed and because the market price of Juniata Common Stock is subject to fluctuation, the value of the shares of Juniata Common Stock that holders of Lewistown Common Stock will receive in the Merger may increase or decrease prior to and following the Merger. Juniata and Lewistown shareholders are advised to obtain current market quotations for Juniata Common Stock.

  Shares of Juniata Common Stock are included for quotation on the OTC Bulletin Board. The following table sets forth the stock price range for shares of Juniata Common Stock, and dividends paid, for the periods indicated below.

                                                               HIGH   LOW   DIV.
                                                              ------ ------ ----
   1995
     First Quarter........................................... $22.72 $20.80 $ --
     Second Quarter..........................................  21.28  21.28  .27
     Third Quarter...........................................  21.76  21.28   --
     Fourth Quarter..........................................  25.12  21.76  .29
   1996
     First Quarter...........................................  27.00  25.60   --
     Second Quarter..........................................  29.40  27.00  .30
     Third Quarter...........................................  30.20  29.20   --
     Fourth Quarter..........................................  32.00  30.20  .30
   1997
     First Quarter...........................................  32.80  32.00   --
     Second Quarter..........................................  34.00  32.80  .32
     Third Quarter...........................................  35.00  34.00   --
     Fourth Quarter..........................................  36.50  35.00  .34
   1998
     First Quarter(1)........................................  38.50  36.50   --

--------
(1) Through March 15, 1998.

                      SELECTED HISTORICAL FINANCIAL DATA

  The following tables set forth certain selected historical financial information for Lewistown and certain selected consolidated historical financial information for Juniata. This data is derived from and should be read in conjunction with, and is qualified in its entirety by, the consolidated financial statements of Lewistown and the consolidated financial statements of Juniata, including the notes thereto, incorporated by reference or appearing elsewhere in this Joint Proxy Statement/Prospectus.

                                  AT OR FOR THE YEAR ENDED DECEMBER 31,
                          ----------------------------------------------------------
                             1997        1996        1995        1994        1993
                          ----------  ----------  ----------  ----------  ----------
                               (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
SUMMARY OF OPERATIONS
Interest income.........  $   16,467  $   15,755  $   15,070  $   13,972  $   14,090
Interest expense........       7,785       7,592       6,970       5,813       6,073
                          ----------  ----------  ----------  ----------  ----------
Net interest income.....       8,682       8,163       8,100       8,159       8,017
Provision for loan
 losses.................         180         180         135         220         220
                          ----------  ----------  ----------  ----------  ----------
Net interest income
 after provision for
 loan losses............       8,502       7,983       7,965       7,939       7,797
Other income............         791         633         581         551         518
Other expenses..........       5,398       5,071       5,106       5,146       5,237
                          ----------  ----------  ----------  ----------  ----------
Income before income
 taxes..................       3,895       3,545       3,440       3,344       3,078
Federal income taxes....         850         781         780         791         697
                          ----------  ----------  ----------  ----------  ----------
Income before cumulative
 effect of change in
 accounting principle...       3,045       2,764       2,660       2,553       2,381
Net income..............  $    3,045  $    2,764  $    2,660  $    2,553  $    2,934
                          ==========  ==========  ==========  ==========  ==========
PER SHARE DATA*
Income before cumulative
 effect of change in
 accounting principle...  $     2.18  $     1.98  $     1.91  $     1.84  $     1.71
Basic earnings..........        2.18        1.98        1.91        1.84        2.11
Cash dividends..........        0.66        0.60        0.56        0.54        0.50
Book value..............       20.72       19.21       17.77       16.13       14.95
Average shares
 outstanding............   1,396,401   1,393,264   1,391,251   1,391,251   1,391,251
Approximate number of
 stockholders...........       1,195       1,098       1,066       1,089       1,021
BALANCE SHEET DATA
Assets..................  $  220,910  $  212,264  $  205,878  $  190,176  $  189,776
Deposits................     189,007     182,455     178,153     165,151     166,542
Loans receivable........     135,709     126,439     121,322     121,668     114,276
Securities..............      66,780      70,499      67,176      57,214      59,932
Stockholders' equity....      28,712      26,763      24,723      22,434      20,803
Average equity..........      27,815      25,443      23,316      21,363      19,497
Average assets..........     217,531     209,613     197,168     192,759     187,603
RATIOS
Return on average
 assets.................        1.40%       1.32%       1.35%       1.32%       1.27%
Return on average
 equity.................       10.95       10.86       11.41       11.94       12.21(1)
Equity to assets (year
 end)...................       13.00       12.61       12.01       11.80       10.27(1)
Loans to deposits (year
 end)...................       71.80       69.30       68.10       73.67       68.62
Dividend payout
 (percentage of
 income)................       30.31       30.25       29.14       29.18       28.60

--------
 * Outstanding and per share information for all years presented has been restated to give effect to stock dividends and stock splits issued through December 31, 1997.
(1) Excluding the cumulative effect of change in accounting principle of $553,000 or $.40 per share.

                            LEWISTOWN TRUST COMPANY

                                 AT OR FOR THE YEAR ENDED DECEMBER 31,
                              ------------------------------------------------
                                1997      1996      1995      1994      1993
                              --------  --------  --------  --------  --------
                              (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
SUMMARY OF OPERATIONS
Interest income.............  $  7,850  $  7,856  $  7,618  $  6,582  $  6,429
Interest expense............     4,077     4,105     3,982     3,250     3,295
                              --------  --------  --------  --------  --------
Net interest income.........     3,773     3,751     3,636     3,332     3,134
Provision for loan losses...        40        50        55        25        40
                              --------  --------  --------  --------  --------
Net interest income after
 provision for loan losses..     3,733     3,701     3,581     3,307     3,094
Other income................       481       395       288       305       306
Other expenses..............     2,132     1,955     1,801     1,759     1,751
                              --------  --------  --------  --------  --------
Income before income taxes..     2,082     2,141     2,068     1,853     1,649
Income taxes................       555       575       570       485       390
                              --------  --------  --------  --------  --------
Net income..................  $  1,527  $  1,566  $  1,498  $  1,368  $  1,259
                              ========  ========  ========  ========  ========
PER SHARE DATA*
Basic earnings..............  $   1.63  $   1.67  $   1.60  $   1.46  $   1.34
Cash dividends..............      0.61      0.55      0.48      0.45      0.43
Book value..................     15.07     14.08     13.10     11.52     10.68
Average shares outstanding..   937,024   937,024   937,024   937,024   937,024
Approximate number of
 stockholders...............       409       320       316       340       330
BALANCE SHEET DATA
Assets......................  $111,667  $106,539  $104,765  $ 97,387  $ 96,560
Deposits....................    96,130    92,215    91,346    85,744    85,446
Loans receivable............    55,600    52,103    51,869    50,864    49,867
Securities..................    47,161    46,577    45,219    40,889    38,796
Stockholders' equity........    14,119    13,193    12,277    10,790    10,011
RATIOS
Return on average assets....      1.39%     1.45%     1.45%     1.39%     1.30%
Return on average equity....     11.20     12.40     13.10     13.20     13.20
Equity to assets (year
 end).......................     12.64     12.38     11.72     11.08     10.37
Loans to deposits (year
 end).......................     57.84     56.50     56.78     59.32     58.36
Dividend payout ratio.......     37.46     32.89     29.84     30.48     31.77

--------
* Outstanding and per share information for all years presented has been restated to give effect to stock dividends and stock splits issued through December 31, 1997.

                  UNAUDITED PRO FORMA SELECTED FINANCIAL DATA

  The following table sets forth unaudited pro forma selected financial data for Lewistown and Juniata which gives effect to the Merger, accounted for as a pooling of interests, as if it had been consummated as of January 1, 1993. The pro forma selected data is not necessarily indicative of the results that would have been achieved had the transaction been consummated on such date and should not be construed as representative of future operations. This presentation is subject to the assumptions set forth in the notes to the Unaudited Pro Forma Condensed Financial Statements appearing elsewhere in this Joint Proxy Statement/Prospectus. The information presented should be read in conjunction with such pro forma financial statements, and the notes thereto, and the historical financial statements, including the notes thereto, of Lewistown, and the historical consolidated financial statements, including the notes thereto, of Juniata incorporated by reference in this Joint Proxy Statement/Prospectus or appearing elsewhere herein.

                                    AT OR FOR THE YEAR ENDED DECEMBER 31,
                                 --------------------------------------------
                                   1997     1996     1995     1994     1993
                                 -------- -------- -------- -------- --------
                                 (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
SUMMARY OF OPERATIONS
Interest income................. $ 24,317 $ 23,611 $ 22,688 $ 20,554 $ 20,519
Interest expense................   11,862   11,697   10,952    9,063    9,368
                                 -------- -------- -------- -------- --------
Net interest income.............   12,455   11,914   11,736   11,491   11,151
Provision for loan losses.......      220      230      190      245      260
                                 -------- -------- -------- -------- --------
Net interest income after
 provision for loan losses......   12,235   11,684   11,546   11,246   10,891
Other income....................    1,272    1,028      869      856      824
Other expenses..................    7,530    7,026    6,907    6,905    6,988
                                 -------- -------- -------- -------- --------
Income before income taxes......    5,977    5,686    5,508    5,197    4,727
Applicable income taxes.........    1,405    1,356    1,350    1,276    1,087
                                 -------- -------- -------- -------- --------
Net income...................... $  4,572 $  4,330 $  4,158 $  3,921 $  4,193A
                                 ======== ======== ======== ======== ========
PER SHARE DATA
Basic earnings per share........ $   1.96 $   1.86 $   1.79 $   1.68 $   1.80
                                 ======== ======== ======== ======== ========
BALANCE SHEET DATA
Total assets.................... $332,577 $318,803 $310,643 $287,563 $286,336
Loans receivable, net...........  191,309  178,542  173,191  172,532  164,143
Securities......................  113,941  117,076  112,395   98,103   98,728
Deposits........................  285,137  274,670  269,499  250,895  251,988
Stockholders' equity............   42,831   39,956   37,000   33,224   30,814

--------
A--Includes cumulative effect of change in accounting principle of $553,000.

                          COMPARATIVE PER SHARE DATA

  The following table sets forth certain historical per share data of Juniata and Lewistown and unaudited pro forma combined per share data of Juniata and Lewistown, based on the assumption that the Merger was effective on January 1, 1995. Such pro forma data is not necessarily indicative of results that would have been achieved had the Merger been consummated on such date.

                                                            AT DECEMBER 31, 1997
                                                            --------------------
     BOOK VALUE PER COMMON SHARE
     HISTORICAL
       Juniata.............................................        $20.72
       Lewistown...........................................        $15.07
     PRO FORMA
       Juniata and Lewistown...............................        $18.44
       Juniata.............................................        $18.44
       Lewistown(1)........................................        $18.44

                                               FOR THE YEAR ENDED DECEMBER 31,
                                               --------------------------------
                                                  1997       1996       1995
                                               ---------- ---------- ----------
   CASH DIVIDENDS PER COMMON SHARE
   HISTORICAL
     Juniata.................................. $     0.66 $     0.60 $     0.56
     Lewistown................................       0.61       0.55       0.48
   PRO FORMA
     Juniata..................................       0.66       0.60       0.56
     Lewistown(1).............................       0.61       0.55       0.48
   NET INCOME PER COMMON SHARE
   HISTORICAL
     Juniata.................................. $     2.18 $     1.98 $     1.91
     Lewistown................................       1.63       1.67       1.60
   PRO FORMA
     Juniata and Lewistown....................       1.96       1.86       1.79
     Juniata..................................       1.96       1.86       1.79
     Lewistown(1).............................       1.96       1.86       1.79

--------
(1) Pro Forma Equivalent amounts per share were calculated by taking the corresponding pro forma per share amounts for Juniata and multiplying that by the Conversion Factor of one (1) share of Juniata Common Stock for each one (1) share of Lewistown Common Stock.

                                 THE MEETINGS

GENERAL

  This Joint Proxy Statement/Prospectus is being furnished to holders of Lewistown Common Stock and Juniata Common Stock in connection with the solicitation of proxies by their respective Boards of Directors to be used at the Juniata Annual Meeting and the Lewistown Special Meeting or any adjournment thereof.

DATE, PLACE AND TIME OF THE MEETINGS

  The annual meeting of Shareholders of Juniata (the "Juniata Annual Meeting") will be held at 10:30 a.m. on May 19, 1998 at the Juniata Valley Bank's branch office located at Monument Square, Lewistown, Pennsylvania.

  The special meeting of the Shareholders of Lewistown (the "Lewistown Special Meeting") will be held at 1:30 p.m. on May 19, 1998 at Lewistowns main office at 100 E. Market Street, Lewistown, Pennsylvania.

MATTERS TO BE CONSIDERED AT THE MEETINGS

 Juniata and Lewistown

  At their respective meetings, the Shareholders of Juniata and Lewistown will be asked to approve: (a) an Agreement and Plan of Reorganization dated December 30, 1997 (the "Merger Agreement") among Lewistown, Juniata and Juniata Valley Bank ("JVB"), a wholly-owned subsidiary of Juniata, as well as the merger (the "Merger") of Lewistown with and into JVB, as contemplated therein; (b) a proposal (the "Adjournment Proposal") to postpone or adjourn their respective meetings to another time and/or place for the purpose of soliciting additional proxies in the event that there are not sufficient votes at the time of their respective meetings to approve the Merger and the Merger Agreement; and (c) such other business as may properly come before their respective Meetings and/or any adjournment thereof.

 Juniata

  Additionally, the shareholders of Juniata will be asked to consider and vote on (i) the election of four Class B Directors to serve until the 2001 Annual Meeting, and (ii) the proposal to amend the Juniata Articles of Incorporation to increase the authorized shares of Juniata Common Stock from 5,000,000 shares to 20,000,000 shares (the "Amendment").

RECORD DATE; SHARES OUTSTANDING; QUORUM

  Only holders of record of shares of Juniata Common Stock at the close of business on April 15, 1998 (the "Juniata Record Date") will be entitled to vote at the Juniata Annual Meeting. As of that date, approximately 1,385,491 shares of Juniata Common Stock were outstanding, each share being entitled to one vote.

  Only holders of record of shares of Lewistown Common Stock at the close of business on April 15, 1998 (the "Lewistown Record Date") will be entitled to vote at the Lewistown Special Meeting. At that date, approximately 937,024 shares of Lewistown Common Stock were outstanding, each share being entitled to one vote.

VOTES REQUIRED

 Juniata

  Pursuant to Juniata's Articles of Incorporation, the affirmative vote of the holders of 66 2/3% of all outstanding shares of Juniata Common Stock is required to approve the Merger and the Merger Agreement. The presence in person or by proxy of the holders of a majority of the outstanding shares of Juniata Common Stock will constitute a quorum for the transaction of all other business at the Juniata Annual Meeting.

  As of the Juniata Record Date indicated above, directors and executive officers of Juniata beneficially owned approximately 62,012 shares of Juniata Common Stock or approximately 4.47% of the outstanding Juniata Common Stock entitled to vote at the Juniata Special Meeting. The directors and executive officers of Juniata have indicated that they intend to vote all of such shares in favor of the Merger and the Merger Agreement.

  As of the Juniata Record Date, JVB's Trust Department, as corporate fiduciary, owned approximately 54,710 shares of Juniata Common Stock, or approximately 3.94% of the outstanding Juniata Common Stock entitled to vote at the Juniata Special Meeting.

 Lewistown

  The affirmative vote of the holders of two-thirds ( 2/3) of all outstanding shares of Lewistown Common Stock is required to approve the Merger and the Merger Agreement.

  As of the Lewistown Record Date indicated above, directors and executive officers of Lewistown beneficially owned approximately 92,771 shares of Lewistown Common Stock or approximately 9.90% of the outstanding Lewistown Common Stock entitled to vote at the Lewistown Special Meeting. Prior to the execution of the Merger Agreement, the directors and executive officers of Lewistown entered into an agreement with Juniata that they would vote all of such shares in favor of the Merger and the Merger Agreement. See "THE MERGER-- Voting Agreements."

EFFECT OF ABSTENTIONS AND BROKER NONVOTES

  Abstentions may be specified on the Merger and the Merger Agreement and the Adjournment Proposal. Such abstentions will be considered present and entitled to vote at the Meeting, but will not be counted as votes cast in the affirmative. ABSTENTIONS BY SHAREHOLDERS WILL HAVE THE EFFECT OF A VOTE AGAINST THE MERGER, THE MERGER AGREEMENT, THE AMENDMENT AND THE ADJOURNMENT PROPOSAL.

  [Brokers that are member firms of the New York Stock Exchange ("NYSE") and who hold shares in street name for customers have authority under the rules of the NYSE to vote those shares with respect to certain matters if they do not receive instructions from the beneficial owner. Brokers do not have the authority to vote shares with respect to approval of the Merger and the Merger Agreement. Assuming that sufficient shares are present at the respective Meetings (so that a quorum may be obtained), a failure of brokers to vote shares because they have not received instructions from beneficial owners (a "broker nonvote") will have the effect of a vote against the Merger, the Merger Agreement and the Amendment. Broker nonvotes will have no effect upon the approval of the Adjournment Proposal.]

VOTING, REVOCATION AND SOLICITATION OF PROXIES

  All shares represented by properly executed proxies received in time for the respective Meetings will be voted at the Meetings in the manner specified by the holders thereof, unless such proxies are revoked prior to the vote. Proxies which do not contain voting instructions will be voted in favor of the Merger and the Merger Agreement, and with respect to Juniata Shareholders, in favor of the election as Directors of the nominees named herein.

  It is not expected that any matter other than those referred to herein will be brought before the Meetings. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

  A shareholder who executes and returns a proxy on the enclosed form has the power to revoke it at any time before it is voted. The giving of a proxy does not affect the right of shareholders to attend the appropriate Meeting and vote in person. A shareholder's presence at a meeting, however, will not in itself revoke the shareholder's proxy. A shareholder may revoke a proxy at any time prior to its exercise by filing with the Secretary of Juniata or Lewistown, as the case may be, a duly executed revocation or a proxy bearing a later date. Neither attendance nor voting in person at the appropriate Meeting will of itself constitute revocation of a proxy.

  In addition to solicitation by mail, directors, officers and employees of Lewistown who will not be specifically compensated for such services may solicit proxies from the shareholders of Lewistown personally or by telephone or telegram or other forms of communication. Juniata and Lewistown will each bear its own expenses in connection with the solicitation of proxies for its respective Meeting.

  SHAREHOLDERS OF LEWISTOWN SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS. AS DESCRIBED BELOW UNDER THE HEADING "THE MERGER--EXCHANGE PROCEDURE," EACH LEWISTOWN SHAREHOLDER WILL BE PROVIDED WITH MATERIALS FOR EXCHANGING SHARES OF LEWISTOWN COMMON STOCK AS PROMPTLY AS PRACTICABLE AFTER THE EFFECTIVE DATE.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  The Boards of Directors of Juniata and Lewistown each recommend that their respective shareholders vote FOR the approval of the Merger, the Merger Agreement and the Amendment identified in this Joint Proxy
Statement/Prospectus.

                                  THE MERGER

  The following is a description of the Merger. Such description is not intended to be a complete description of all facts regarding the Merger and is qualified in all respects by reference to the Merger Agreement incorporated herein by reference. Shareholders of Juniata and the Shareholders of Lewistown are urged to read carefully the Merger Agreement, a copy of which may be obtained, at no cost, upon written or oral request to Linda L. Engle, Sr. Vice President, Chief Financial Officer, Juniata Valley Financial Corp., P.O. Box 66, Mifflintown, PA 17059. For a summary of the Merger, see "SUMMARY--The Merger."

INTRODUCTION; BACKGROUND OF THE MERGER

 Lewistown

  Lewistown Trust Company ("Lewistown") is a bank and trust company and an FDIC-insured institution organized on September 13, 1906 under the laws of the Commonwealth of Pennsylvania and headquartered in Lewistown, Pennsylvania. Lewistown is a bank and trust company as defined in the Pennsylvania Banking Code (the "PBC"), and is engaged in accepting demand, time and savings deposits and granting loans (consumer, commercial, real estate and business) to individuals, corporations, partnerships, associations and municipalities and other governmental bodies.

  Lewistown Common Stock is not registered, and is only lightly traded over the counter. Lewistown is subject to the supervision of the Federal Deposit Insurance Corporation ("FDIC") and the Pennsylvania Department of Banking ("PDOB").

  As of December 31, 1997, Lewistown had four (4) banking offices. Its principal executive office, which it owns, is located at 100 East Market Street, Lewistown, Pennsylvania 17044, and the telephone number at that address is (717) 242-0381. Lewistown is not dependent on any one customer, and the loss of any customer or a few customers would not have a material adverse effect upon it.

  At December 31, 1997, Lewistown reported total assets of $111,667,000, deposits of $96,130,000, and net loans of $55,600,000. Lewistown reported net income of $1.67 per share for the year ended December 31, 1996 and net income of $1.63 per share for the year ended December 31, 1997.

 Juniata

  Juniata is a Pennsylvania business corporation which was organized in 1983, and is headquartered at Bridge and Main Streets, Mifflintown, Pennsylvania 17059. Juniata is the holding company of Juniata Valley Bank ("JVB"), currently its only wholly-owned banking subsidiary, which originated under a state bank charter in 1867.

  As a bank holding company, Juniata is registered with the Federal Reserve Board in accordance with the requirements of the Bank Holding Company Act of 1956, as amended, and is subject to regulation by the Federal Reserve Board.

  Juniata Common Stock is quoted under the symbol "JUVF" on the over-the-counter ("OTC") Bulletin Board, an automated quotation service made available through, and governed by the National Association of Securities Dealers.

  At December 31, 1997, Juniata reported total assets of $220,910,000, deposits of $189,007,000 and net loans of $135,709,000. Juniata reported net income of $2,764,000, or $1.98 per share, for the year ended December 31, 1996, and net income of $3,045,000, or $2.18 per share, for the year ended December 31, 1997.

 Juniata Valley Bank

  JVB is a wholly-owned Juniata subsidiary, and is a Pennsylvania banking institution which was formed and organized in 1867. JVB, which is also an FDIC-insured institution, engages in general commercial banking and provides individuals, businesses and municipalities with financial services, including trust and fiduciary services. JVB currently operates eight (8) offices in Juniata, Perry, Mifflin and Huntingdon Counties. Upon consummation of the Merger, Lewistown will be merged with and into JVB, which will be the surviving institution. After consummation of the Merger, Lewistown will cease to exist as a separate institution.

REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS

  The terms of the Merger Agreement are the result of arms-length negotiations between representatives of Lewistown and Juniata. Juniata desired to expand and increase its market share by affiliating with other institutions. Juniata approached Lewistown in pursuit of such an affiliation due to, among other things, the similarity in philosophies of the institutions. Although Juniata and Lewistown had discussed a possible affiliation in the past, none of these previous discussions resulted in any deal being made. The Boards of Directors of Lewistown and Juniata believe that the terms of the Merger and the Merger Agreement are in the best interests of Lewistown, Juniata and JVB, as well as the shareholders.

  In recent years, the landscape of the banking industry has changed dramatically. Many of the smaller banking institutions have been acquired by larger regional bank holding companies. Additionally, there has been a substantial increase in the regulations governing the operation of banking institutions. As a result, costs associated with regulatory compliance have also increased.

  While Lewistown has been relatively successful in competing in its market, it is increasingly difficult to keep abreast of new service offerings and to meet a major effort by both local and larger regional competitors for new loan customers in its market area. Given the intense, increasing competition in its market area, and the increased regulatory burden, the Board of Directors of Lewistown has considered various forms of associations with other banking organizations to (i) better capitalize upon economies of scale and alternative forms of funding, and (ii) compete more effectively with local and larger regional banking institutions.

  The proposed merger with JVB, and, consequently, the affiliation with Juniata also provides Lewistown the ability to offer new and innovative products and services including additional electronic and investment services. The affiliation also offers Lewistown's employees additional opportunities for training and advancement commensurate with the resources of a larger organization. Additionally, Juniata is headquartered in nearby Mifflintown, Pennsylvania, and maintains offices in Lewistown, Pennsylvania. Thus, Juniata and JVB (i) fully understand the needs of current and prospective customers in Lewistown's market area, and (ii) share banking philosophies consistent with Lewistown's.

  Based upon the foregoing, the Board of Directors of Lewistown concluded that affiliation with Juniata and JVB would provide the best framework for expansion and continued development of the banking approach which has been the foundation of its success and, accordingly, serve the best interests of the shareholders and customers of Lewistown.

  In reaching its determination that the Merger and the Merger Agreement are fair to, and in the best interests of, Lewistown and its shareholders, the Board of Directors of Lewistown consulted with its legal and financial advisors, and considered a number of factors, including, without limitation, the following:

  . Lewistown Board of Directors' familiarity with and review of Juniata's and JVB's business, operations, earnings, prospects and financial condition;

  . the enhanced opportunities for operating efficiencies (particularly in terms of integration of operations and support functions) that could result from the Merger, the enhanced opportunities for growth that the Merger would make possible and the respective contributions the parties would bring to the combined institution;

  . the financial strength of Juniata and JVB and the composition of Juniata's and JVB's business;

  . the geographical location of Lewistown, Juniata and JVB;

  . the financial advice of RP Financial and the opinion of RP Financial that the consideration to be paid in the Merger to the shareholders is fair from a financial point of view;

  . Lewistown Board of Directors' review of alternatives to the Merger
    (including the alternatives of remaining independent and growing internally, remaining independent for a period of time and then selling the bank, and remaining independent and growing through future acquisitions), the range of possible values to Lewistown shareholders obtainable through implementation of such alternatives and the timing and likelihood of actually receiving such values; and

  . the current and prospective economic, regulatory and competitive constraints facing financial institutions, including Lewistown.

  Lewistown Board of Directors did not assign any specific or relative weight to the factors in their consideration.

  For Juniata and JVB, the Merger will strengthen their market position in Central Pennsylvania. Juniata believes that as a result of the Merger it will also be able to achieve operating economies and enhanced revenue growth arising from a wider distribution of its products and services. Consummation of the Merger will create an institution capable of competitively providing a broad array of traditional and innovative banking products and services to the resulting market. These products and services include complete banking services, discount brokerage, leasing, investment advisory services, trust services, mutual funds, annuities, and mortgage services. The combination of the skills, resources and services offered by Juniata, JVB and Lewistown will enable Juniata, as well as the resulting banking institution, to more effectively compete with other full service financial institutions in the Central Pennsylvania market.

  THE RESPECTIVE BOARDS OF DIRECTORS OF LEWISTOWN AND JUNIATA HAVE EACH UNANIMOUSLY APPROVED THE MERGER AND THE MERGER AGREEMENT AND BELIEVE THAT THE PROPOSED MERGER IS IN THE BEST INTERESTS OF LEWISTOWN AND JUNIATA AND RECOMMENDS THAT THEIR RESPECTIVE SHAREHOLDERS VOTE TO APPROVE THE MERGER AND THE MERGER AGREEMENT.

VOTING AGREEMENTS

  In connection with the Merger, the Directors of Lewistown have entered into agreements with Juniata to vote in favor of the Merger all shares of Lewistown Common Stock owned by them as individuals or (to the extent of their proportionate voting interests) jointly with other persons, and that they will use their best efforts to cause any other shares of Lewistown Common Stock over which they have or share voting power to be voted in favor of the Merger. In the aggregate, these agreements commit approximately 92,771 shares of Lewistown Common Stock (9.90%) of the outstanding shares (to be voted in favor of the Merger).

  The agreements further provide that with respect to the shares of Lewistown Common Stock owned by the Directors as individuals or (to the extent of the Directors' proportionate voting interests) jointly with other persons (collectively, "shares"), the Directors will not, until the Merger has been consummated or the Merger Agreement has been terminated: (1) vote shares in favor of any other merger or transaction which would have the effect of a person other than Juniata or an affiliate acquiring control of Lewistown or
(2) sell or otherwise transfer shares (i) pursuant to any tender offer or similar proposal made by a person other than Juniata or an affiliate, (ii) to any person other than Juniata or an affiliate seeking to obtain control of Lewistown or (iii) for the principal purpose of avoiding the Directors' obligations under the agreement.

  The agreements are applicable to the Directors only in their capacities as shareholders and do not affect the exercise of their responsibilities as Directors or officers. The agreements also do not apply to any shares of Lewistown Common Stock held by a Director as a trustee or other fiduciary. No monetary or other compensation was paid to any Lewistown Director for entering into these agreements.

OPINIONS OF FINANCIAL ADVISORS

  LEWISTOWN--RP FINANCIAL OPINION

  The Lewistown Board retained RP Financial in December 1997 as its financial advisor, which included negotiating financial terms of the Merger with Juniata and rendering its opinion with respect to the Merger Consideration from a financial point of view to Lewistown stockholders in the event Lewistown entered into an agreement to be acquired. In requesting RP Financial's advice and opinion, the Lewistown Board did not give any special instructions to RP Financial, nor did it impose any limitations upon the scope of the investigation that RP Financial might wish to conduct to enable it to give its opinion. RP Financial has delivered to Lewistown its written opinion, dated December 29, 1997, and its updated opinion as of April , 1998, to the effect that, based upon and subject to the matters set forth therein, as of the date thereof, the Merger Consideration is fair to the holders of Lewistown Common Stock from a financial point of view. The opinion of RP Financial is directed toward the consideration to be received by Lewistown stockholders and does not constitute a recommendation to any Lewistown stockholder to vote in favor of approval of the Merger Agreement. A copy of the RP Financial opinion is set forth as Appendix B to this Joint Proxy Statement/Prospectus and should be read in its entirety by stockholders of Lewistown. RP Financial has consented to the inclusion and description of its written opinion in this Joint Proxy Statement/Prospectus.

  RP Financial was selected by Lewistown to act as its financial advisor because of RP Financial's expertise in the valuation of businesses and their securities for a variety of purposes, including its expertise in connection with mergers and acquisitions of commercial banks, bank holding companies, savings and loan associations, savings banks and savings and loan holding companies. Pursuant to a letter agreement dated December 9, 1997, and executed by Lewistown on December 18, 1997, (the "Engagement Letter"), RP Financial estimates that it will receive from Lewistown total professional fees of approximately $32,000, of which $25,000 has been paid to date, plus reimbursement of certain out-of-pocket expenses, for its services in connection with the Merger. In addition, Lewistown has agreed to indemnify and hold harmless to the fullest extent permitted by law, RP Financial, any affiliates of RP Financial, and the respective directors, officers, agents and employees of RP Financial or their successors and assigns who act for or on behalf of RP Financial in connection with the services called for under the Engagement Letter from and against any and all losses, claims, damages and liabilities, joint or several, that RP Financial may become obligated to pay, to which RP Financial may become subject or for which RP Financial may become liable, in connection with any of the services rendered pursuant to or matters that are the subject or arise out of the services rendered pursuant to the Engagement Letter, provided that Lewistown will be under no obligation to indemnify RP Financial if a court of competent jurisdiction determines by a final nonappealable judgment that RP Financial was negligent or acted in bad faith with respect to any actions or omissions of RP Financial related to a matter for which indemnification is sought. Any time devoted by employees of RP Financial to situations for which indemnification is provided, shall be an indemnifiable cost payable by Lewistown at the normal hourly professional rate chargeable by such employee. Lewistown shall pay for or reimburse the reasonable expenses, including attorney's fees, incurred by RP Financial in advance of the final disposition of any proceeding within thirty days of the receipt of such request if RP Financial furnishes Lewistown: (1) a written statement of RP Financial's good faith belief that it is entitled to indemnification hereunder; and (2) a written undertaking to repay the advance if it ultimately is determined in a final adjudication of such proceeding that it or he is not entitled to such indemnification.

  In rendering its fairness opinion, RP Financial reviewed and analyzed the following material, the most recent of which includes: (i) the Merger Agreement including exhibits; (ii) financial and other information for Lewistown, all with regard to balance and off-balance sheet composition, profitability, interest rates, volumes, maturities, trends, credit risk, interest rate risk, liquidity risk and operations including (a) audited financial statements for the fiscal years ended December 31, 1995 through 1997; (b) stockholder, regulatory and internal financial and other reports through March 31, 1998, (c) the most recent proxy statement for Lewistown and
(d) Lewistown's management and Board comments regarding past and current business, operations, financial condition and future prospects; and (iii) financial and other information for Juniata including (a) audited financial statements for the fiscal years ended December 31, 1996 and 1997, incorporated in Juniata's Annual Report to

Shareholders, (b) regulatory and internal financial and other reports through March 31, 1998, (c) Juniata's Registration Statement on Form S-4 as filed with the Securities and Exchange Commission on March , 1998 and (d) Juniata's management comments regarding past and current business, operations, financial condition and future prospects.

  In rendering its opinion, RP Financial relied, without independent verification, on the accuracy and completeness of the information concerning Lewistown and Juniata as furnished by the respective institutions to RP Financial for review for purposes of its opinion, as well as publicly-available information regarding other financial institutions and economic and demographic data. Lewistown and Juniata did not restrict RP Financial as to the material it was permitted to review. RP Financial did not perform or obtain any independent appraisals or evaluations of the assets and liabilities and potential and/or contingent liabilities of Lewistown or Juniata.

  RP Financial expresses no opinion on matters of a legal, regulatory, tax or accounting nature or the ability of the Merger as set forth in the Merger Agreement to be consummated. In rendering its opinion, RP Financial assumed that in the course of obtaining the necessary regulatory and governmental approvals for the Merger, no restriction will be imposed on Juniata that would have a material adverse effect on the ability of the Merger to be consummated as set forth in the Merger Agreement.

  RP Financial's opinion was based solely upon the information available to it and the economic, market and other circumstances as they existed as of December 29, 1997 and April , 1998; events occurring after the most recent date could materially affect the assumptions used in preparing the opinion.

  In connection with rendering its opinion dated December 29, 1997 and updated as of April , 1998, RP Financial performed a variety of financial analyses that are summarized below. Although the evaluation of the fairness, from a financial point of view, of the Merger Consideration was to some extent subjective based on the experience and judgment of RP Financial, and not merely the result of mathematical analyses of financial data, RP Financial relied, in part, on the financial analyses summarized below in its determinations. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analyses or summary description. RP Financial believes its analyses must be considered as a whole and that selecting portions of such analyses and factors considered by RP Financial without considering all such analyses and factors could create an incomplete view of the process underlying RP Financial's opinion. In its analyses, RP Financial took into account its assessment of general business, market, monetary, financial and economic conditions, industry performance and other matters, many of which are beyond the control of Lewistown and Juniata, as well as RP Financial's experience in securities valuation, its knowledge of financial institutions and its experience in similar transactions. With respect to the comparable transactions analysis described below, no public company utilized as a comparison is identical to Lewistown and such analyses necessarily involve complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and other factors that could affect the acquisition values of the companies concerned. The analyses were prepared solely for purposes of RP Financial providing its opinion as to the fairness of the Merger Consideration and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Any estimates contained in RP Financial's analyses are not necessarily indicative of future results of values, which may be significantly more or less favorable than such estimates. None of the analyses performed by RP Financial was assigned a greater significance by RP Financial than any other.

Comparable Transactions Analysis

  RP Financial compared the Merger on the basis of stated multiples of reported earnings, tangible book value, assets and core deposit premium of Lewistown implied by the Merger Consideration to be paid to the holders of Lewistown Common Stock with the same ratios in pending and completed acquisitions of: (a) Pennsylvania publicly-traded and non-publicly traded commercial banks and bank holding companies, and (b) MidAtlantic Region publicly-traded and non-publicly traded commercial banks and bank holding companies.

  The Pennsylvania acquisitions pending or completed from 1996 to date
included    institutions with assets up to $   billion. The acquisition
pricing ratios of this group were: (i) price/earnings ratios ranging from . to . times, with a median of . times; (ii) price/tangible book ratios
ranging from    to    percent, with a median of    percent; (iii) price/assets
ratios ranging from . to . percent, with a median of . percent; and (iv) core deposit premiums of . to . percent, with a median of . percent.

  The MidAtlantic Regional acquisitions pending or completed from 1996 to date
included    institutions with assets up to $   billion. The acquisition
pricing ratios of this group were: (i) price/earnings ratios ranging from . to . times, with a median of . times; (ii) price/tangible book ratios ranging from to percent, with a median of percent; (iii) price/assets ratios ranging from . to . percent, with a median of . percent; and (iv) core deposit premiums of . to . percent, with a median of . percent.

  In comparison to both groups, Lewistown was generally smaller, better capitalized, possessed a stronger level of profitability as measured by return on average assets and a comparable return on equity based on stronger profitability and a higher equity/assets ratio. Lewistown's acquisition pricing ratios for price/earnings, price/tangible book, price/assets and core deposit premium exceeds the median ratios of these two groups assuming the Merger Consideration was equivalent to the last reported sale price of Juniata Common Stock on NASDAQ on April , 1998 ($ . ). Specifically, the Merger Consideration of $ . , based on the Juniata price as of April , 1998, indicated the following pricing ratios for shares of Lewistown Common Stock, based on financial statements as of or for the 12 months ended March 31, 1998:
 . times core earnings; . percent of reported tangible book value; . percent of assets; and . percent premium on core deposits.

  No company or transaction used in this composite is identical to Lewistown or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved and other factors that could affect the public trading values of the securities of the company or companies to which they are being compared.

Discounted Cash Flow Analysis

  Using a discounted cash flow analysis, RP Financial estimated the present value of future dividends based on Lewistown's current payout ratio and potential growth in the payout ratio and the present value of the sale-of-control value at the end of the fifth year under alternative strategies, reflecting a combination of a multiple to tangible book value and a multiple to earnings. Alternative strategies analyzed included a base case scenario, an increasing dividend scenario, a special dividend scenario, an increased earnings scenario and an aggressive growth scenario. The price/tangible book value and price/earnings multiples incorporated in RP Financial's analysis were derived from the comparable transaction analysis discussed above. The dividend streams and sale-of-control values were then discounted to present values based on a discount rate selected after examining the earnings capitalization rate of publicly-traded banks, the Treasury yield curve (i.e. the risk-free rate) and perceived investment risks in the Lewistown Common Stock. The Merger Consideration exceeds the upper end of the range of present values of the future dividends and range of sale-of-control values derived from the individual strategic scenarios. For example, the present values derived from the individual strategic scenarios using a 10 percent discount rate and a terminal value based on the average of a price/tangible book value multiple of 2.25 times and an earnings multiple of 20 times, ranges from $ . to $ . .

Pro Forma Impact Analysis

  RP Financial evaluated the estimated financial impact of the Merger on the potential for increased liquidity of Juniata Common Stock, the enhanced ability to pursue growth (including through acquisitions) and expanded market coverage. RP Financial's analysis considered the financial condition and operations of Juniata on a stand alone basis at December 31, 1997 versus the pro forma impact of the Merger. RP Financial considered that the

Merger is estimated to be dilutive to Juniata's pro forma tangible book value per share and initially dilutive to reported earnings per share before incorporating anticipated merger synergies and leveraging pro forma tangible capital. RP Financial considered the impact of the Merger on Juniata's key financial characteristics, per share data and resulting pricing ratios, as well as Juniata's longer term strategic objectives.

  As described above, RP Financial's opinion and presentation to the Lewistown Board was one of many factors taken into consideration by the Lewistown Board in making its determination to approve the Merger Agreement. Although the foregoing summary describes the material components of the analyses presented by RP Financial to the Lewistown Board on December 29, 1997, and updated on April , 1998, in connection with its opinion as of those dates, it does not purport to be a complete description of all the analyses performed by RP Financial and is qualified by reference to the written opinion of RP Financial set forth as Appendix B hereto, which Lewistown's stockholders are urged to read in its entirety.

  THE FOREGOING PROVIDES ONLY A SUMMARY OF THE OPINION OF RP FINANCIAL AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THAT OPINION, WHICH IS SET FORTH IN APPENDIX B TO THIS JOINT PROXY STATEMENT/PROSPECTUS.

  JUNIATA--HOPPER SOLIDAY OPINION

  General. Pursuant to the engagement letter dated December 4, 1997 (the "Hopper Soliday Engagement Letter"), the Juniata Valley Financial Corporation ("Juniata") Board retained Hopper Soliday to render financial advisory and investment banking services to Juniata in connection with the possible affiliation of Lewistown Trust Company ("Lewistown") and Juniata (the "Merger"). Hopper Soliday has no other material relationship with Juniata or Lewistown.

  Hopper Soliday is a regional investment banking firm and as a customary part of its investment banking business is engaged in the valuation of bank and bank holding company securities in connection with mergers, acquisitions, underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As a specialist in the securities of financial institutions, Hopper Soliday has experience in, and knowledge of, the valuation of banking enterprises. The Juniata Board selected Hopper Soliday on the basis of Hopper Soliday's ability to evaluate the fairness of the Merger from a financial point of view, its qualifications, its previous experience and its reputation in the banking and investment communities. Hopper Soliday has acted exclusively for the Juniata Board in rendering its fairness opinion and will receive a fee from Juniata for its services.

  Hopper Soliday has rendered a written opinion to the Juniata Board, dated as of the date of this joint Proxy Statement/Prospectus (the "Hopper Soliday Opinion"), to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view, to the shareholders of Juniata. THE FULL TEXT OF THE HOPPER SOLIDAY OPINION IS ATTACHED AS APPENDIX "C" TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. JUNIATA SHAREHOLDERS ARE URGED TO READ THE HOPPER SOLIDAY OPINION IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED, AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY HOPPER SOLIDAY IN CONNECTION THEREWITH. THE FOLLOWING SUMMARY OF THE HOPPER SOLIDAY OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE HOPPER SOLIDAY OPINION. THE MERGER CONSIDERATION WAS DETERMINED BY NEGOTIATION BETWEEN JUNIATA AND LEWISTOWN AND WAS NOT DETERMINED BY HOPPER SOLIDAY. See "THE MERGER--Background of the Merger."

  The Hopper Soliday Opinion is directed only to the Merger Consideration and does not constitute a recommendation to any Juniata shareholder as to how such shareholder should vote at the Juniata Annual Meeting.

  In rendering its Opinion, Hopper Soliday reviewed, among other things: i) Lewistown's Quarterly Call Reports as filed with the Federal Deposit Insurance Corporation (FDIC) for the periods ending March 31, 1996, June 30, 1996, September 30, 1996, December 31, 1996, March 31, 1997, June 30, 1997 and
September 30,

1997 and related unaudited financial information provided by Lewistown for fiscal years ended December 31, 1992 through December 31, 1995; ii) Juniata's Annual Reports on Form 10-K and related financial information for fiscal years ended December 31, 1992 through December 31, 1996, and Juniata's Quarterly Reports on Form 10-Q and related unaudited financial information for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; iii) certain information concerning the respective businesses, operations, regulatory condition and prospects of Juniata and Lewistown, including financial forecasts, relating to the business, earnings, assets and prospects of Juniata and Lewistown, furnished to Hopper Soliday by Juniata and Lewistown, which Hopper Soliday discussed with members of senior management of Juniata and Lewistown; iv) historical market prices and trading activity for the Juniata Common Stock and Lewistown Common Stock and similar data for certain publicly traded companies which Hopper Soliday deemed to be relevant;
v) the results of operations of Juniata and Lewistown and similar data for certain companies which Hopper Soliday deemed to be relevant; vi) the financial terms of the Merger contemplated by the Agreement and the financial terms of certain other mergers and acquisitions which Hopper Soliday deemed to be relevant; vii) the pro forma impact of the Merger on the earnings and book value per share, consolidated capitalization and certain balance sheet and profitability ratios of Juniata; viii) the Agreement; ix) such other matters as Hopper Soliday deemed necessary. Hopper Soliday also met with certain members of senior management and other representatives of Juniata and Lewistown to discuss the foregoing as well as other matters Hopper Soliday deemed relevant. Hopper Soliday also considered such financial and other factors as it deemed appropriate under the circumstances and took into account its assessment of general economic, market and financial conditions, and its experience in similar transactions, as well as its experience in securities valuation and its knowledge of the banking industry generally. Hopper Soliday's opinions are necessarily based upon conditions as they existed and could be evaluated on the respective dates thereof and the information made available to Hopper Soliday through the respective dates thereof.

  Hopper Soliday relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by and discussed with it for purposes of its Opinion. With respect to the financial forecasts reviewed by Hopper Soliday in rendering its Opinion, Hopper Soliday assumed that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Juniata and Lewistown as to the future financial performance of Juniata and Lewistown. Hopper Soliday did not make any independent evaluation or appraisals of the assets or liabilities of Lewistown nor was it furnished with any such appraisals.

  The summary set forth below does not purport to be a complete description of the analyses performed by Hopper Soliday in this regard. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, notwithstanding the separate factors discussed below, Hopper Soliday believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. No one of the analyses performed by Hopper Soliday was assigned a greater significance with respect to industry performance, business and economic conditions and other matters, many of which are beyond Juniata's or Lewistown's control. The analyses performed by Hopper Soliday are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

  Transaction Summary. Hopper Soliday reviewed with the Juniata Board the key financial terms of the proposed merger, including the expected method of accounting, the Exchange Ratio, the share price of Juniata as of December 23, 1997, the resulting indicated value per share of Lewistown Common Stock of the Merger and the resulting indicated aggregate consideration to be paid in the Merger. The proposed method of accounting for the Merger was a pooling-of-interests in a tax-free exchange. The indicated value was $36.00 per share of Lewistown Common Stock, determined by multiplying the Exchange Ratio by the closing price on the OTC

Bulletin Board of Juniata Common Stock on December 23, 1997. The indicated aggregate consideration to be paid in the merger was $33.7 million based on 937,024 shares of Lewistown Common Stock outstanding. Hopper Soliday noted that the value of the Merger Consideration represented a 13% premium to Lewistown's market price of $32.00 per share on December 23, 1997. Hopper Soliday also noted that the $36.00 per share value represented 237% of Lewistown's book value per share as of September 30, 1997 and a multiple of
23.4 times Lewistown's net income for the twelve months ended September 30, 1997.

  Contribution Analysis. Hopper Soliday reviewed the contribution made by each of Juniata and Lewistown to various balance sheet items and net income of the combined company at the proposed Exchange Ratio based on balance sheet data at September 30, 1997 and trailing twelve months earnings as of September 30, 1997. This analysis showed that Lewistown shareholders would own approximately 40.1% of the aggregate shares outstanding of the combined company and that Lewistown was contributing 33.7% of total assets, 29.5% of total loans, 34.0% of total deposits, 33.0% of shareholders' equity and 32.4% of net income, respectively, of the pro forma combined company as of September 30, 1997.

  Summary Comparison of Selected Institutions--Juniata. Hopper Soliday compared selected balance sheet data, asset quality, capitalization and profitability ratios and market statistics using financial data at or for the twelve months ended September 30, 1997 and market data as of December 23, 1997 for Juniata to a group of Pennsylvania banks and bank holding companies consisting of eight institutions with total assets between $172 million and $398 million (the "Juniata Peer Group"). The analysis included, but was not limited to, the following ratios: equity/assets, non-current assets/total assets, allowance for loan losses/non-current loans, return on average assets, return on average equity, net interest margin, price/earnings and price/book. The analysis showed that: i) Juniata's equity/assets ratio was 13.09% versus a Juniata Peer Group mean of 10.50%; ii) Juniata's ratio of non- current assets to total assets was 0.20% versus a Juniata Peer Group mean of 0.58%; iii) Juniata's allowance for loan losses/non-current loans ratio was 663.5% versus a Juniata Peer Group mean of 254.6%; iv) Juniata's return on average assets and return on average equity were 1.40% and 11.00%, respectively, versus Juniata Peer Group means of 1.23% and 11.73%, respectively; v) Juniata's net interest margin was 4.21% versus a Peer Group mean of 4.23%; and vi) Juniata's price/earnings and price/book ratios were 16.6x and 175.0%, respectively, versus Juniata Peer Group means of 18.8x and 214.9%, respectively.

  Summary Comparison of Selected Institutions--Lewistown. Hopper Soliday also compared selected balance sheet data, asset quality, capitalization and profitability ratios and market statistics using financial data at or for the twelve months ended September 30, 1997 and market data as of December 23, 1997 for Lewistown to a group of Pennsylvania banks and bank holding companies consisting of nine institutions with total assets between $93 million and $160 million (the "Lewistown Peer Group"). The analysis included, but was not limited to, the following ratios: equity/assets, non-current assets/total assets, allowance for loan losses/non-current loans, return on average assets, return on average equity, net interest margin, price/earnings and price/book. The analysis showed that: i) Lewistown's equity/assets ratio was 12.69% versus a Lewistown Peer Group mean of 9.90%; ii) Lewistown's ratio of non-current assets to total assets was 0.21% versus a Lewistown Peer Group mean of 0.58%;
iii) Lewistown's allowance for loan losses/non-current loans ratio was 288.41% versus a Lewistown Peer Group mean of 312.99%; iv) Lewistown's return on average assets and return on average equity were 1.32% and 10.60%, respectively, versus Lewistown Peer Group means of 1.14% and 11.81%, respectively; v) Lewistown's net interest margin was 3.61% versus a Peer Group mean of 4.32%; and vi) Lewistown's price/earnings and price/book ratios were 20.8x and 211.1%, respectively, versus Lewistown Peer Group means of 14.8x and 166.7%, respectively.

  Summary of Selected Bank Merger and Acquisition Transactions. Hopper Soliday compared the ratios of price/book, price/trailing 12 months earnings, book/book, Juniata's price/book/transaction price/book and Juniata's price/earnings/transaction price/earnings for the proposed merger to the maximum, mean, median and minimum ratios for a group of seventeen transactions announced since January 1, 1995. The selected transactions (the "Selected Transactions") involved the acquisition of banks and bank holding companies headquartered in Pennsylvania, Maryland, New Jersey, Ohio and West Virginia with total assets less than $500 million and announced transaction values between $20 million and $50 million. This analysis showed that: i) the Merger Consideration represented 237.0% of Lewistown's fully-diluted book value versus a mean of 229.3% for the Selected Transactions; ii) the Merger Consideration represented a price/trailing 12 months earnings ratio of 23.4x compared to a mean of 22.3x for the Selected Transactions; iii) the Merger Consideration represented a book/book of 116.0% compared to a mean of 122.4% for Selected Transactions; iv) the Merger Consideration represented a ratio of Juniata's price/book to the transaction price/book of 73.8% compared to a mean of 81.9% for the Selected Transactions; and v) the Merger Consideration represented a ratio of Juniata's price/earnings to the transaction price/earnings of 70.9% compared to a mean of 65.7% for the Selected Transactions.

  No company or transaction used in the above analysis as a comparison is identical to Juniata, Lewistown or the contemplated transaction. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex consideration and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared. The ranges of valuations resulting from any particular analysis described above should not be taken to be Hopper Soliday's view of the actual value of Juniata or Lewistown. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given more weight than any other analyses.

  In performing its analyses, Hopper Soliday made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Juniata or Lewistown. The analyses performed by Hopper Soliday are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, as described above, Hopper Soliday's opinion and presentation to the Juniata Board is just one of many factors taken into consideration by the Juniata Board.

  Pursuant to the Hopper Soliday Engagement Letter, Juniata agreed to pay Hopper Soliday a fee of 0.30% of the aggregate consideration to be paid in the Merger (the "Contingent Fee"). Based on the terms of the Merger Agreement, the Contingent Fee payable by Juniata to Hopper Soliday would be approximately $101,000. A retainer fee of $10,000 was paid to Hopper Soliday upon execution of the Hopper Soliday Engagement Letter. A payment of $25,000 was made to Hopper Soliday upon delivery of Hopper Soliday's written fairness opinion. The balance of the fee is due upon consummation of the Merger. Both the retainer fee and the $25,000 payment will be credited towards the contingent fee. Hopper Soliday will be reimbursed for reasonable out-of-pocket expenses incurred on behalf of Juniata. Juniata has agreed to indemnify Hopper Soliday against certain liabilities.

  Hopper Soliday has in the past provided and may in the future provide other financial advisory services to Juniata and has received and will receive its customary compensation for such services. In the ordinary course of its business, Hopper Soliday may actively trade the equity securities of Juniata and Lewistown and their respective affiliates for its own account and for the accounts of customers and, may at any time hold a long or short position in such securities.

  THE FOREGOING PROVIDES ONLY A SUMMARY OF THE OPINION OF HOPPER SOLIDAY AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THAT OPINION, WHICH IS ATTACHED AS APPENDIX C TO THIS PROXY STATEMENT/PROSPECTUS.

TERMS OF THE MERGER

  The description of the Merger Agreement set forth below does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated by reference herein. Shareholders are urged to read carefully the Merger Agreement, a copy of which may be obtained, at no cost, upon written or oral request to Linda L. Engle, Sr. Vice President, Chief Financial Officer, Juniata Valley Financial Corp., P.O. Box 66, Mifflintown, PA 17059.

  Effect of the Merger

  Pursuant to the Merger Agreement, Lewistown will be merged with and into JVB, with JVB as the surviving entity (sometimes referred to as the "Surviving Bank"). The Articles of Incorporation and Bylaws of JVB will remain in effect as the Articles of Incorporation and Bylaws of the Surviving Bank. The directors immediately prior to the Merger will become directors of Juniata. Additionally, Francis J. Evanitsky will become President and Chief Operating Officer ("COO") of Juniata and JVB. A. Jerome Cook shall serve as Chief Executive Officer ("CEO") and Chairman of the Board of Directors of Juniata and JVB. Linda L. Engle will serve as Executive Vice President and Chief Financial Officer ("CFO") of Juniata and JVB.

  Merger Consideration; Conversion Factor

  In connection with the Merger, each share of Lewistown Common Stock issued and outstanding as of the Effective Date, other than shares of Lewistown Common Stock held by persons who have perfected dissenters rights and shares of Lewistown Common Stock held and beneficially owned by Juniata or any subsidiary of Juniata which are not held in a fiduciary or similar capacity on behalf of others, will be converted into and become a right to receive one (1) share (the "Conversion Factor") of Juniata Common Stock, par value $1.00 per share.

  In addition, subsequent to the date of the Merger Agreement but prior to the Effective Date, whenever: (a) a record date occurs for the purpose of determining the holders of Juniata Common Stock entitled to receive a dividend declared payable in shares of Juniata Common Stock; (b) Juniata subdivides the outstanding shares of Juniata Common Stock; (c) Juniata combines the outstanding shares of Juniata Common Stock into a smaller number of shares; or
(d) Juniata issues by reclassification of its shares of Juniata Common Stock any shares of stock of Juniata, the Conversion Factor will also be adjusted so that each share of Lewistown Common Stock thereafter shall be convertible into and exchangeable for the number of shares of Juniata Common Stock which the shares of Lewistown Common Stock would have represented had such shares of Lewistown Common Stock been converted into and exchanged for shares of Juniata Common Stock prior to the happening of such event and such Juniata Common Stock had been entitled to the benefit of the happening of such event.

  Closing; Effective Date

  The Merger Agreement provides that the Closing of the Merger will be held at the executive offices of Juniata at 10:00 a.m. on the Effective Date which date shall not be later than thirty (30) days after the receipt of all required governmental approvals and shareholder approvals and after the expiration of all applicable waiting periods. See "THE MERGER--Terms of the Merger--Conditions Precedent" below.

  Representations and Warranties

  Lewistown, Juniata and JVB have made certain representations and warranties as set forth in the Merger Agreement. The representations and warranties relate to, among other things, proper organization; articles of association, bylaws and minute books; powers and qualifications of each corporation; subsidiaries; capital structures; leases; litigation; insurance; compliance with environmental laws; material contracts and agreements; classified loans; employee benefit plans; no material adverse change in financial condition; title to real property and other assets; the adequacy of the provision for current taxes payable and other tax matters; authorization of the Merger Agreement; absence of conflict with other agreements and the consents and approvals that will be required for the consummation of the Merger; adequacy of financial statements; brokerage and other fees; the absence of false or misleading statements in certain financial statements, Joint Proxy Statements, reports, documents or other written material; and the delivery and filing of certain tax returns and reports.

  Conduct of Business Pending the Merger

  Lewistown has agreed that prior to the Effective Date of the Merger, it will conduct its business in the ordinary course as previously conducted and that it will use its reasonable best efforts: (a) to preserve its respective business and business organization; (b) to keep available to Juniata the services of its present officers

(provided, however, that it shall have the right to terminate the employment of any such officer for cause in accordance with its established employee procedures); (c) to preserve the good will of its customers and others having business relations with it; (d) to consult with Juniata as to the making of any decisions or the taking of any actions in matters other than in the ordinary course of business; (e) to maintain its properties in customary repair, working order and condition (reasonable wear and tear excepted); (f) to comply with all laws applicable to it and the conduct of its business; (g) to keep in force, at not less than their present limits, all policies of insurance (including Federal Deposit Insurance Corporation ("FDIC") deposit insurance); (h) to make no material change in the general terms, policies and conditions upon which it presently does business other than in the ordinary course of business; (i) to file in a due and timely manner all reports, tax returns and other documents required to be filed with federal, state, local and other authorities; and (j) unless it is contesting the same in good faith and has established reasonable reserves therefor, to pay when required to be paid all taxes indicated by tax returns so filed or otherwise lawfully levied or assessed upon it or any of its properties and to withhold or collect and pay to the proper governmental authorities or hold in separate bank accounts for such payment all taxes and other assessments which it believes in good faith to be required by law to be so withheld or collected.

  Juniata and JVB have agreed that prior to the Effective Date of the Merger, Juniata and JVB will each conduct its respective business in the ordinary course as previously conducted and use its reasonable best efforts (i) to preserve its respective business and business organization; (ii) to preserve the good will of its customers and others having business relations with it;
(iii) to maintain its properties in customary repair, working order and condition (reasonable wear and tear excepted); (iv) to comply with all laws applicable to it and the conduct of its business; (v) to keep in force at not less than their present limits all policies of insurance (including FDIC deposit insurance); (vi) to file in a due and timely manner all reports, tax returns and other documents required to be filed with federal, state, local and other authorities; and (vii) unless it is contesting the same in good faith and has established reasonable reserves therefor, to pay when required to be paid all taxes indicated by tax returns so filed or otherwise lawfully levied or assessed upon it or any of its properties and to withhold or collect and pay to the proper governmental authorities or hold in separate bank accounts for such payment all taxes and other assessments which it believes in good faith to be required by law to be so withheld or collected.

  Certain Other Agreements

  Lewistown

  Pursuant to the Merger Agreement, Lewistown has also agreed (except as expressly permitted by the Merger Agreement or to the extent that Juniata otherwise consents in writing), that it will not: (a) amend its articles of association or bylaws; enter into any shareholder agreement, understanding or commitment relating to the right to vote its shares of capital stock; or repurchase, redeem or retire or otherwise acquire any share of, or any security convertible into shares of, its capital stock or other equity investment; (b) issue, deliver or sell shares of capital stock or securities convertible into any such shares, or issue or grant any right, option or other commitment for the issuance, delivery or sale of any such shares or securities; (c) declare, set aside, or pay any dividend or other distribution in respect of its capital stock (including, without limitation, any stock dividend or distribution) other than regular quarterly cash dividends payable in accordance with customary dividend policy (which shall mean cash dividends payable with respect to Lewistown Common Stock at a semi-annual rate not in excess of $.31 per share; (d) enter into or amend, or increase the contribution to or obligation under, any employment contract or any bonus, stock option, profit sharing, pension, retirement, savings, incentive, deferral or similar employee benefit program or arrangement, or authorize the creation of any new or replacement job classifications or staff positions, pay bonuses or other extraordinary compensation, or grant any salary or wage increase except normal individual increases in compensation to employees in accordance with established employee procedures of Lewistown; or (e) other than in the Ordinary Course of Business (as defined below), authorize or make any material change in its business or operations; incur any material direct or contingent liabilities or commitments; sell or dispose of any shares of it capital stock or lease, sell or dispose of any other material part of its assets; establish any new branch banking offices, loan production offices or other offices, or make any capital expenditures in excess in the aggregate of $5,000 (except for ordinary repairs, renewals or replacements); waive or release any right or cancel or compromise any of its debts or claims; or otherwise enter into any material contract, transaction or commitment. For purposes of the Merger Agreement, the "Ordinary Course of Business" consists of the banking business as presently conducted by Lewistown and not prohibited by the PBC.

  Lewistown has also agreed that: (i) charge-offs and charge-downs of loans will be taken against its allowance for loan losses in the Ordinary Course of Business when a potential loss has been quantified by the executive officers of Lewistown ; (ii) Juniata and its counsel, financial advisors and accountants (all of whom shall be bound by the confidential nature of any of the following) will be given full access, upon reasonable request, to Lewistown properties, books, contracts and records, and that Lewistown shall furnish all information concerning its affairs as such persons may reasonably request; (iii) it shall use its reasonable best efforts to cause the Merger and the Merger Agreement to be submitted to its shareholders for their consideration and vote, and that the Board of Directors of Lewistown, consistent with their fiduciary duties in the opinion of counsel, will recommend that the Merger and the Merger Agreement be approved; (iv) it will deliver to Juniata a correct and complete list of Lewistown shareholders; (v) it will, separately and jointly with Juniata, use its reasonable best efforts in good faith to take or cause to taken as promptly as practicable all steps necessary to obtain requisite government approvals of the Merger and to cause the Merger to be consummated; (vi) it will give written notice to Juniata upon becoming aware of any impending or threatened occurrence of any event which would cause or constitute a breach of any of the agreements, representations or warranties of Lewistown contained or referred to in the Merger Agreement and that it will use its reasonable best efforts to promptly prevent or remedy the same; and (vii) it will not take any actions with respect to its business or operations that in its or its accountants' judgment would cause the Merger or any related transaction to fail to meet the relevant criteria for pooling of interests accounting treatment. Lewistown has also agreed that in co-operation with Juniata, it would promptly prepare for inclusion in the Juniata Registration Statement (as defined below) this Joint Proxy Statement/Prospectus for the purpose of submitting the Merger Agreement to the Lewistown shareholders.

  Juniata

  Pursuant to the terms of the Merger Agreement, Juniata has agreed: (a) that Juniata and/or JVB will use its reasonable best efforts in good faith to take as promptly as practicable all steps necessary to cause the Merger to be consummated as expeditiously as possible; (b) as the sole shareholder of JVB, Juniata shall by unanimous shareholder action ratify and confirm the Merger and cause the Board of Directors of JVB to approve the Merger; (c) that Juniata will issue shares of Juniata Common Stock in accordance with the Conversion Factor, and that such shares, when issued and delivered, will be duly authorized and legally and validly issued, fully paid and nonassessable;
(d) that prior to the Effective Date, Juniata will appoint an Exchange Agent for the purpose of exchanging certificates in accordance with the terms of the Merger Agreement; (e) that prior to the Effective Date, separately and jointly with Lewistown, Juniata will use its reasonable best efforts in good faith to take or cause to be taken as promptly as possible all steps necessary to obtain (i) the prior approval of the Merger by the Federal Reserve Board, the FDIC and the Department of Banking ("PDOB"), and (ii) all other consents and approvals of government agencies as are required by law or otherwise; (f) that Juniata shall promptly give written notice to Lewistown upon becoming aware of any impending or threatened occurrence of any event which would cause or constitute a breach of any of the agreements, representations or warranties of Juniata contained or referred to in the Merger Agreement and that it will use its reasonable best efforts to promptly prevent or remedy the same; (g) that Juniata and JVB will give Lewistown and its counsel, financial advisors and accountants (all of whom shall be bound by the confidential nature of any of the following) full access, upon reasonable request, to its properties, books, contracts and records, and that they shall furnish all information concerning their respective affairs as Lewistown may reasonably request; (h) that Juniata shall cause JVB to employ persons who are employees of Lewistown immediately prior to the Effective Date, and to pay compensation to each such person that is consistent with the compensation practices of JVB then in effect, and to provide employee benefits that are no less favorable than the employee benefits afforded to similarly situated employees of Juniata and JVB; (i) that Juniata will not take any actions or engage in any transaction following the Merger that would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368 of the Code or fail to qualify for pooling of interests accounting treatment; (j) Juniata shall cause the issuance of shares of Juniata Common Stock in connection with the Merger and the Merger Agreement to be submitted promptly for the approval of its shareholders at a meeting to be called and held in accordance with Juniata's Articles of Incorporation and Bylaws and the BCL; and (k) Juniata shall not adopt any amendments to its Articles or Bylaws or other organizational documents that would alter the terms of Juniata Common Stock or reasonably be expected to have a material adverse effect on the ability of Juniata to perform its obligations under the Merger Agreement. Juniata has also agreed that it will promptly prepare and file with the SEC a registration statement (the "Juniata Registration Statement") under and pursuant to the provisions of the Securities Act of 1933 (the "Securities Act") for the purpose of registering the Juniata Common Stock to be issued in connection with the Merger.

  Pursuant to the terms of the Merger Agreement, Lewistown and Juniata have both agreed that: (i) each party to the Merger Agreement shall, and shall cause its directors, officers, attorneys and advisors, to maintain (unless otherwise required by applicable law) the confidentiality of all information obtained in connection with the Merger Agreement which is not otherwise publicly disclosed by the other party or publicly available; and (ii) both Juniata and Lewistown shall agree with each other as to the form and substance of any press release related to the Merger Agreement or the transactions contemplated thereby, and shall consult with each other as to the form and substance of other public disclosures related thereto. Lewistown and Juniata have also agreed that they shall use their reasonable best efforts to have the Juniata Registration Statement declared effective under the Securities Act as soon as may be practicable.

  Conditions Precedent

  The obligations of Lewistown and Juniata to consummate the Merger are subject to, among other things, the satisfaction of the following conditions: (a) the performance by Lewistown and Juniata of each of their respective obligations under the Merger Agreement and the accuracy of each of Lewistown and Juniata's respective representations and warranties contained therein; (b) the absence of any material adverse change in the financial condition of each of the respective parties and their subsidiaries; (c) approval of the Merger Agreement and the transactions contemplated therein by the shareholders of Lewistown and Juniata; (d) the receipt, by each of the respective parties, of a certificate from the other party as to matters specifically enumerated in the Merger Agreement and the opinion of counsel as required therein; (e) the effectiveness of the Juniata Registration Statement and the absence of stop orders suspending the effectiveness; (f) the receipt of all governmental approvals required by the Merger Agreement; (g) the receipt of a letter from Beard & Company, Inc., dated the effective date of Juniata's Registration Statement, subject to satisfaction of the requirements of Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accountants, if applicable; (h) the receipt of an opinion from Mette, Evans & Woodside, special counsel to Juniata, as to certain tax matters; and (i) the Merger is accounted for under the pooling of interests method of accounting. The obligations of Lewistown to consummate the Merger are further subject to the receipt of the RP Financial Opinion.

  The obligations of Juniata to consummate the Merger are further subject to: (a) the receipt of a letter from Lewistown litigation counsel on the Effective Date setting forth pending litigation involving Lewistown which was not previously disclosed in writing to Juniata; (b) the aggregate number of shares of Lewistown Common Stock held by persons who have taken the steps required prior to the Effective Date to perfect their right (if any) to be paid the fair value of such shares under the PBC and BCL ("Dissenting Shares") are not enough to prevent Juniata from meeting the continuity of business enterprise requirement of Section 368(a)(1)(A) of the Code, and the number of Dissenting Shares, plus the number of shares owned by Juniata or its affiliates, together with the aggregate number of fractional shares with respect to which persons will receive cash in lieu of Juniata Common Stock pursuant to the Merger Agreement, shall be less than 10% of the number of outstanding shares of Lewistown Common Stock or such number, if less, which will allow Juniata to account for the Merger as a "pooling of interest"; (c) the receipt by Juniata of letters from Lewistown affiliates for purposes of Rule 145 under the Securities Act; and (d) receipt of the Hopper Soliday Opinion.

  Waiver; Amendment

  Any provision of the Merger Agreement may be: (a) waived by the party benefitted by the provision; or (b) amended or modified at any time by an agreement in writing duly authorized and executed by each of the parties, except that no amendment which would reduce the amount or change the form of consideration to be delivered to the shareholders of Lewistown or alter or change any of the terms or conditions of the Merger Agreement so as to materially adversely affect the shareholders of Lewistown or Juniata, may be made subsequent to shareholder approvals without obtaining further shareholder approvals.

  Termination

  The Merger Agreement provides that it may be terminated by the mutual consent of both Lewistown and Juniata at any time prior to the consummation of the Merger.

  The Merger Agreement further provides that it may be terminated by the Board of Directors of Lewistown: (a) if in its reasonable opinion, (i) a material adverse change has occurred since September 30, 1997 in the business or financial condition of Juniata, or (ii) there has been a failure, or prospective failure, on the part of Juniata to comply with its obligations or any conditions applicable to it under the Merger Agreement; (b) on or after September 30, 1998, if (i) any of the conditions to which the obligations of Lewistown are subject under the Merger Agreement have not been fulfilled (provided, however, that Lewistown shall not have the right to terminate the Merger Agreement for a period of three months if Juniata is engaged in litigation or an appeal procedure relating to an attempt to obtain one or more of the government approvals required by the Merger Agreement), or (ii) such conditions have been fulfilled or waived but Juniata shall have failed to complete the Merger; (c) if the Merger and the Merger Agreement are not approved by the affirmative vote of Lewistown shareholders owning at least two-thirds of its capital stock outstanding at the Lewistown Special Meeting, including any adjournment thereof; provided, however, that Lewistown and Juniata may mutually agree to keep the Merger Agreement in effect to call an additional meeting of the Lewistown shareholders to obtain such shareholder approval; and (d) if, prior to the Effective Date, (i) a change of control of Juniata occurs, (ii) Juniata enters into an agreement to effect a change of control or (iii) Juniata enters into any agreement relating to a transaction which would require the approval of its shareholders under Juniata's Articles or Bylaws or the BCL.

  The Merger Agreement further provides that it may be terminated by the Board of Directors of Juniata: (a) on or after September 30, 1998 if (i) any of the conditions to which the obligations of Juniata are subject under the Merger Agreement have not been fulfilled, or (ii) such conditions have been fulfilled or waived by Juniata but Lewistown shall have failed to complete the Merger;
(b) if in its reasonable opinion (i) a material adverse change has occurred since September 30, 1997 in the business or financial condition of Lewistown, or (ii) there has been a failure, or prospective failure, on the part of Lewistown to comply with its obligations or any conditions applicable to it under the Merger Agreement; or (c) if the Merger and the Merger Agreement are not approved by the affirmative vote of Juniata shareholders owning at least 66 2/3% of its capital stock outstanding at the Juniata Annual Meeting.

  The Merger Agreement further provides that it may be terminated by the Board of Directors of either Lewistown or Juniata if any material action, proceeding or investigation is pending or threatened before any court or administrative agency by any governmental agency or other person challenging, or seeking material damages in connection with, the Merger.

  The Merger Agreement further provides that under the Merger Agreement, the power of termination may only be exercised by written notice, signed on behalf of the party by its Chairman (or President) and Chief Executive Officer, to the other party. Additionally, termination of the Merger Agreement will not terminate or affect the obligations of Lewistown and Juniata to pay any expenses required by the Merger Agreement, or any other agreement reached between the parties after such termination.

EXPENSES

  Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated therein shall be paid by the party incurring such costs, except that in the event the Merger is not consummated for any reason Juniata and Lewistown shall each pay one-half of:

(a) the aggregate costs theretofore incurred in printing the Juniata Registration Statement and this Joint Proxy Statement/Prospectus; (b) the registration fee for the Juniata Registration Statement; and (c) the fees for filing applications for any government approvals required by the Merger Agreement.

NO SOLICITATION; PURSUIT OF OTHER TRANSACTIONS

  In the Merger Agreement, Lewistown has agreed that, except to the extent which the Board of Directors in good faith believes it is required to discharge its fiduciary duties after consultation with its legal counsel, neither it nor any of its officers or directors shall (and Lewistown has agreed to direct and use its reasonable best efforts to cause its employees, agents and representatives, including, without limitation, any investment banker, attorney or accountant retained by it not to) initiate, solicit or encourage, directly or indirectly, any inquiries for the making of any proposal or offer (including, without limitation, any proposal or offer to Shareholders of Lewistown, but excluding the transactions contemplated by the Merger Agreement) with respect to a merger, consolidation, or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, Lewistown (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. Lewistown has agreed to promptly notify Juniata of any inquiries or proposals regarding an Acquisition Proposal.

CONTINUED EMPLOYMENT OF LEWISTOWN EMPLOYEES

  Pursuant to the terms of the Merger Agreement, Juniata has agreed to cause JVB to employ persons who are employees of Lewistown immediately prior to the Effective Date and pay compensation to each such person that is consistent with the compensation policies of JVB then in effect, and to provide employee benefits that are no less favorable than the employee benefits afforded to similarly situated employees of Juniata and JVB. In the event the application of Juniata/JVB compensation policies and employee benefits to an individual Lewistown employee causes a reduction in the overall level of compensation and benefits to that employee, Juniata will use its reasonable best efforts to increase that employee's aggregate compensation and benefits to the level in effect prior to the Effective Date over a period of two (2) years.

  Additionally, Francis J. Evanitsky has entered into an employment agreement with Juniata, which is conditioned upon consummation of the Merger. See-- "Interests of Certain Persons in the Merger." In the event JVB terminates the employment (other than as a result of unsatisfactory performance of their respective duties) of any officers or employees of Lewistown as of the Effective Date within one (1) year of the Effective Date, Juniata shall cause JVB to pay severance benefits to such employees in accordance with such severance policies as may be agreed to by Juniata's Chairman/CEO and President/COO and adopted from time to time by the Board of Directors of Juniata.

INDEMNIFICATION OF LEWISTOWN OFFICERS AND DIRECTORS; INSURANCE

  In the Merger Agreement, JVB has agreed to indemnify and hold harmless, prior to and after the Effective Date, each present and former director and officer of Lewistown determined as of the Effective Date (the "Indemnified Parties") against any costs and expenses (including reasonable attorneys'
fees), judgments, fines, losses, claims, damages or liabilities (collectively, the "Costs") incurred in connection with any claim, action, suit, proceedings or investigation, whether civil, criminal, administrative or investigative, arising out of an Indemnified Matter. Pursuant to the Merger Agreement, an "Indemnified Matter" includes any matter directly or indirectly involving transactions contemplated by or required in connection with the Merger Agreement, as well as any matter existing or occurring at or prior to the Effective Date, whether asserted or claimed prior to, at or after the Effective Date, to the fullest extent to which such persons were entitled to be indemnified under Lewistown articles of incorporation or bylaws in effect as of the date of the Merger Agreement, but only to the extent permitted by applicable law, and also advance expenses as incurred to the fullest extent to which such persons were entitled under Lewistown's Articles of Incorporation and Bylaws as in effect on the date of the

Merger Agreement (to the fullest extent permitted under applicable law), provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification. An Indemnified Matter does not include any action or omission by an Indemnified Party resulting from such person's gross negligence or deliberate misconduct. JVB has also agreed, for a period of six years after the Effective Date, to use its reasonable efforts to cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Lewistown; provided, however, that JVB may substitute therefor policies of comparable coverage; and provided further that in no event shall JVB be obligated to expend any amount per annum in excess of 150% of the total amount of annual premiums paid as of the date of the Merger Agreement by Lewistown for such insurance (the "Maximum Amount"). If the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Juniata has agreed to use its reasonable efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount.

JUNIATA VALLEY BANK SHAREHOLDER APPROVAL

  Under the Merger Agreement, Juniata, as the sole shareholder of JVB, has agreed to ratify and confirm the Merger and the Merger Agreement.

EXCHANGE PROCEDURE

  Appointment of Exchange Agent

  Juniata will act as its own exchange agent for the purpose of exchanging certificates representing shares of Juniata Common Stock. As such, Juniata will issue and deliver shares of Juniata Common Stock, and will pay such amounts of cash as shall be required to be delivered to holders of shares of Lewistown Common Stock entitled to cash in lieu of fractional shares. Any Juniata Common Stock and any amounts of cash allocated for this purpose, and unclaimed at the end of two years from the Effective Date will be retained by Juniata, in which event the persons entitled thereto shall only look to Juniata for payment thereof; provided, however, that if Juniata shall, as required by law, pay to the Commonwealth of Pennsylvania any unclaimed Juniata Common Stock or monies so retained by Juniata, those persons may thereafter look only to the Commonwealth of Pennsylvania for payment thereof.

  Procedure

  As soon as practicable after the Effective Date of the Merger, holders of shares of Lewistown Common Stock will be furnished a form letter of transmittal for the tender of their shares to Juniata to be exchanged for new certificates for the appropriate number of shares of Juniata Common Stock. Juniata will be required to issue Juniata Common Stock only upon the actual surrender of Lewistown shares and will require an indemnity agreement or a bond from any Lewistown shareholder who is unable to surrender his or her certificate by reason of loss, theft or destruction of the certificate.

  Upon surrender for cancellation to Juniata of one or more certificates for shares of Lewistown Common Stock ("Old Certificates"), accompanied by a duly executed letter of transmittal in proper form, Juniata shall, promptly after the Effective Date of the Merger, deliver to each holder of such surrendered Old Certificates new certificates representing the appropriate number of shares of Juniata Common Stock ("New Certificates"), together with checks for payment of cash in lieu of fractional interests to be issued in respect of the Old Certificates.

  Until Old Certificates have been surrendered and exchanged for New Certificates, each outstanding Old Certificate shall be deemed, for all corporate purposes of Juniata, to be the number of whole shares of Juniata Common Stock into which the number of shares of Lewistown Common Stock shown thereon have been converted. At the option of Juniata, no dividends or other distributions which are declared on Juniata Common Stock will be paid to persons otherwise entitled to receive the same until the Old Certificates have been surrendered in exchange for New Certificates in the manner described above, but upon such surrender, such dividends or other distributions, from and after the Effective Date of the Merger, will be paid to such persons in accordance with the terms of such Juniata Common Stock. In no event shall the persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

REGULATORY APPROVALS

  The approval of the Federal Reserve Board, the FDIC and the Pennsylvania Department of Banking must also be obtained before the Merger can be consummated. On April 1, 1998, an application was filed with the Department of Banking seeking approval of the Merger. Applications for the Federal Reserve Board's and FDIC's respective approvals will also be filed.

  Lewistown and Juniata are not aware of any other governmental approvals or actions that are required for consummation of the Merger, except as described above. Should any such approval or action be required, it is presently contemplated that such approval or action would be sought.

  The Merger cannot proceed in the absence of the requisite regulatory approvals. There can be no assurance that all such regulatory approvals will be obtained, and, if the Merger is approved, there can be no assurance as to the date of any such approval. There can also be no assurance that any such approvals will not contain a condition or requirement which causes such approvals to fail to satisfy the conditions set forth in the Merger Agreement. There can likewise be no assurance that the U.S. Department of Justice or the state Attorney General will not challenge the Merger, or if such a challenge is made, as to the result thereof.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  As of the Record Date, the directors and executive officers of Lewistown may be deemed to be beneficial owners of 92,771 shares of Lewistown Common Stock, or 9.73% of the then outstanding shares of Lewistown Common Stock.

  Certain directors and officers of Lewistown have interests in the Merger that are in addition to their interests as shareholders of Lewistown generally. The Merger Agreement provides that from and after the Effective Date, JVB will provide indemnification to each person who is at the Effective Date, or has been at any time prior to the Effective Date, an officer or director of Lewistown against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Date, whether asserted or claimed prior to, at or after the Effective Date, to the fullest extent to which such persons were entitled under the articles of association or bylaws of Lewistown in effect on the date of the Merger Agreement, to the extent permitted under applicable law. JVB will advance expenses as incurred to the fullest extent to which such persons were entitled under the articles of association and bylaws as in effect on the date of the Merger Agreement, to the extent permitted under applicable law, provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

  The Merger Agreement also provides that for a period of six years after the Effective Date, JVB will use all reasonable efforts to cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Lewistown (provided that JVB may substitute policies of comparable coverage); provided, however, that in no event will JVB be obligated to expend, in order to maintain such insurance coverage, any amount per annum in excess of 150% of the total amount of the annual premiums paid as of the date of the Merger Agreement by Lewistown for such insurance.

  The current members of the Board of Directors of Lewistown will be appointed to the Board of Directors of Juniata.

  Additionally, Juniata has entered into an employment agreement which is conditioned upon consummation of the Merger, and is effective on the Effective Date of the Merger, whereby Francis J. Evanitsky will become President and COO of Juniata and JVB.

  Francis J. Evanitsky

  Pursuant to the employment agreement described above, Francis J. Evanitsky, currently the President and CEO of Lewistown, will become the President and COO of Juniata and JVB at an annual salary fixed from time to time by Juniata of not less than the sum of $96,500. Mr. Evanitsky's salary may be increased from time to time by Juniata's Board of Directors.

  Mr. Evanitsky's employment may be terminated by Juniata for cause (as defined in the agreement), upon thirty (30) days written notice, or without cause. Mr. Evanitsky may terminate his employment with cause (as defined in the agreement).

  In the event Juniata terminates Mr. Evanitsky's employment without cause, or Mr. Evanitsky terminates his employment with cause, he will receive severance compensation equal to 2.95 times his average annual compensation over the five taxable years immediately preceding the termination of his employment with Juniata and JVB. Mr. Evanitsky then has the option of electing to receive a portion of his severance compensation in the form of continued health, medical or life insurance benefits or coverage for a period not to exceed one (1) year.

MANAGEMENT OF JUNIATA AND JUNIATA VALLEY BANK AFTER THE MERGER

  On the Effective Date, the Board of Directors of Juniata shall consist of the following:

    (a) The 11 persons who are then members of the Board of Directors of Juniata (the "Juniata Directors");

    (b) The 9 persons who are then members of the Board of Directors of Lewistown (the "Lewistown Directors"). On the Effective Date, in accordance with Juniata's current classification of directors, Juniata shall appoint:

      (1) Three (3) such Lewistown Directors as Class A Directors, to continue in office until 2000;

      (2) Three (3) such Lewistown Directors as Class B Directors, to continue in office until 2001;

      (3) Three (3) such Lewistown Directors as Class C Directors, to continue in office until 1999.

  From and after the Effective Date, the officers of Juniata will be those persons who were the officers and directors of Juniata provided, however, that Francis J. Evanitsky will be appointed the President and Chief Operating Officer ("COO") of Juniata, A. Jerome Cook will be appointed Chief Executive Officer ("CEO") and Chairman of the Board of Directors of Juniata and JVB, and Linda L. Engle will be appointed Executive Vice-President and Chief Financial Officer ("CFO") of Juniata and JVB. The officers of Juniata will also consist of such other officers as the Juniata Board of Directors may appoint. Such officers shall hold office until such time as their successors have been elected or appointed and have qualified unless sooner removed, resigned, disqualified, or deceased.

  On the Effective Date, Juniata will appoint the then members of the Board of Directors of Lewistown to the Board of Directors of JVB so that the Board of Directors of JVB will consist of those persons who are then members of the Board of Directors of Lewistown and those persons who are then members of the Board of Directors of JVB. From and after the Effective Date, the officers of JVB will consist of those persons who were then officers of JVB; provided that Francis J. Evanitsky will be appointed President and COO of JVB, A. Jerome Cook will be appointed CEO and Chairman of the Board of Directors of JVB, and Linda L. Engle will be appointed Executive Vice-President and CFO of JVB. Such officers shall hold office until such time as their successors have been duly elected or appointed and have qualified, unless sooner removed, resigned, disqualified, or deceased.

  On the Effective Date, the Juniata Directors and the Lewistown Directors will each appoint two (2) vice- chairmen of the Boards of Directors of Juniata and JVB.

  On the Effective Date, the Bylaws of Juniata and JVB shall be amended to create the offices appointed as set forth in the Merger Agreement.

  The Juniata Board of Directors will nominate and support for reelection each former Lewistown Director whose term as a director of Juniata and JVB expires on or before the 2001 Annual Meeting of the Shareholders of Juniata.

ACCOUNTING TREATMENT

  Juniata intends to treat the Merger as a "pooling of interests" for accounting purposes.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of the anticipated material federal income tax consequences of the Merger. Each shareholder's individual circumstances may affect the tax consequences of the Merger to that shareholder. In addition, no information is provided herein with respect to the tax consequences of the Merger under applicable foreign, state or local laws. Consequently, each shareholder is advised to consult with his or her own tax advisor as to the specific tax consequences of the Merger.

  It is intended that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that, accordingly, for income tax purposes: (i) the Merger of Lewistown with and into JVB upon the terms and conditions of the Merger Agreement will not result in any recognized gain or loss to Juniata, JVB or Lewistown; (ii) except for any cash received in lieu of any fractional share, no gain or loss will be recognized by holders of Lewistown Common Stock who receive Juniata Common Stock in exchange for the shares of Lewistown Common Stock which they hold; (iii) the holding period of Juniata Common Stock received in exchange for Lewistown Common Stock will include the holding period of Lewistown Common Stock for which it is exchanged, assuming the shares of Lewistown Common Stock are capital assets in the hands of the holder thereof on the Effective Date; and (iv) the basis of Juniata Common Stock received in exchange for Lewistown Common Stock will be the basis of Lewistown Common Stock for which it is exchanged, less any basis attributable to fractional shares for which cash is received.

  The obligations of the parties to consummate the Merger is conditioned upon the receipt of an opinion from Mette, Evans & Woodside, counsel to Juniata, substantially to the effect that the federal income tax consequences of the Merger are as summarized above.

  Assuming that the Merger satisfies all of the requirements of a reorganization within the meaning of Section 368(a) of the Code, the Merger will have the following tax consequences to a Lewistown shareholder: except for any cash received in lieu of any fractional share, no gain or loss will be recognized by a Lewistown shareholder who exchanges his or her shares for Juniata Common Stock. The tax basis of the shares of Juniata Common Stock received by a shareholder will be equal to the tax basis of the shares of Lewistown Common Stock exchanged therefor (less any basis attributable to fractional shares for which cash is received), and, if the shares of Lewistown Common Stock surrendered were a capital asset in the hands of the Lewistown shareholder, the holding periods of the shares of Juniata Common Stock received by the shareholder will include the holding periods for the shares of Lewistown Common Stock.

  EACH SHAREHOLDER IS ENCOURAGED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR AS TO PARTICULAR FACTS AND CIRCUMSTANCES WHICH MAY BE UNIQUE TO SUCH SHAREHOLDER AND NOT COMMON TO SHAREHOLDERS AS A WHOLE AND ALSO AS TO ANY ESTATE, GIFT, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES ARISING OUT OF THE MERGER AND/OR ANY SALE THEREAFTER OF SHARES OF JUNIATA COMMON STOCK RECEIVED IN THE MERGER.

RIGHTS OF DISSENTING SHAREHOLDERS

  Pursuant to the BCL, to which the PBC refers, each holder of record of Lewistown Common Stock is entitled to dissent from the Merger and receive "fair value" for his or her Lewistown Common Stock. Lewistown Shareholders must comply with the terms of Subchapter D of Chapter 15 of the BCL ("Subchapter 15D"). A copy of Subchapter 15D is attached to this Joint Proxy Statement/Prospectus as Appendix "D".

  The following description of the applicable statutory procedures to be followed by a holder of Lewistown Common Stock in order to dissent from the Merger is not intended to be complete and is qualified in its entirety by reference to Subchapter 15D, the text of which is set forth in Appendix D hereto. Any shareholder considering dissenters' rights is advised to review Appendix D and consult legal counsel because the failure to precisely follow all the necessary legal requirements may result in the loss of such rights.

  Holders of record of Lewistown Common Stock who desire to exercise their appraisal rights must fully satisfy all of the following conditions. Each holder must not vote to approve the Merger and the Merger Agreement and must give notice in writing prior to the Lewistown Special Meeting that such holder dissents from the Merger and the Merger Agreement to Lewistown Trust Company, 100 East Market Street, Lewistown, Pennsylvania 17044, Attention: James C. Dillman, Secretary of the Board. Additionally, Lewistown Shareholders intending to dissent from the Merger and Merger Agreement must not buy, sell or otherwise transfer beneficial ownership of any shares of Lewistown Common Stock after giving such notice.

  HOLDERS OF LEWISTOWN COMMON STOCK SHOULD CAREFULLY CONSIDER APPENDIX D AND SHOULD CONSULT WITH THEIR LEGAL COUNSEL REGARDING THEIR RIGHT TO DISSENT FROM THE MERGER AND TO RECEIVE FAIR VALUE OF THEIR SHARES OF LEWISTOWN COMMON STOCK. FAILURE TO FOLLOW PRECISELY ANY STEP REQUIRED BY SUBCHAPTER 15D IN CONNECTION WITH THE EXERCISE OF DISSENTERS' RIGHTS MAY RESULT IN TERMINATION OF SUCH RIGHTS.

                              REGULATORY MATTERS

GENERAL

  Juniata is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"). As a bank holding company, Juniata is subject to the regulation and supervision of the Federal Reserve Board. Under the BHCA, bank holding companies may not directly or indirectly acquire ownership or control of more than 5% of the voting shares or substantially all of the assets of any company, including a bank, without the prior approval of the Federal Reserve Board. Additionally, bank holding companies are generally prohibited by the BHCA from engaging in nonbanking activities, subject to certain exceptions.

  Lewistown is a Pennsylvania bank and trust company, as defined in the PBC, and is subject to the regulation and supervision of the PDOB. Lewistown is also an "insured depository institution" as defined in the Federal Deposit Insurance Act, as amended (the "FDIA"). Lewistown is also subject to various requirements and restrictions under Pennsylvania law, including requirements to maintain reserves against deposits, restrictions on the types and amounts of loans that may be granted and the interest that may be charged thereon and limitations on the types of investments that may be made and the types of services that may be offered. Various consumer laws and regulations also affect the operations of Lewistown. In addition to the impact of regulation, commercial banking institutions are affected significantly by the actions of the Federal Reserve Board as it attempts to control the money supply and credit availability in order to influence the economy.

RESTRICTIONS ON RESALES BY AFFILIATES

  The shares of Juniata common stock to be issued to Lewistown shareholders in the Merger have been registered under the Securities Act. Such shares may be traded freely and without restriction by those shareholders not deemed to be "affiliates" of Lewistown as that term is defined by the Securities Act. Any subsequent transfer of such shares, however, by any person who is an affiliate of Lewistown at the time the Merger is submitted for vote of the Lewistown shareholders will, under existing laws, require either (a) the further registration under the Securities Act of the shares of Juniata Common Stock to be transferred, (b) compliance with Rule 145 of the Securities Exchange Commission promulgated under the Securities Act (permitting limited sales under certain circumstances), or (c) the availability of another exemption from registration. An "affiliate" of Lewistown, as defined by the rules promulgated pursuant to the Securities Act, is a person who, directly or indirectly, through one or more intermediaries controls or is controlled by or is under common control with Lewistown.

  The foregoing restrictions are expected to apply to the Directors, executive officers, and the holders of ten percent (10%) or more of Lewistown Common Stock (and of certain relatives or the spouse of any such person in any trusts, estates, corporations, or other entities in which any such person has a ten percent (10%) or greater equity interest). Stock transfer instructions will be given by Juniata to the Exchange Agent, with respect to the shares of Juniata Common Stock to be received by persons subject to the restrictions described above, and the certificates for such Juniata Common Stock will be appropriately legended. Lewistown has agreed to obtain from each of those individuals identified by Lewistown as affiliates appropriate agreements that such individual will not make any further sale of Juniata Common Stock received upon consummation of the Merger, except in compliance with the restrictions described above.

PAYMENT OF DIVIDENDS

  Juniata is a Pennsylvania business corporation, and as such, is subject to the provisions of the BCL. The BCL provides that a corporation is generally permitted to pay dividends unless, after giving effect thereto, the corporation would be unable to pay its debts as they become due in the usual course of business or the total assets of the corporation would be less than the sum of its total liabilities plus the amount that would be needed upon dissolution to satisfy the preferential rights of shareholders whose preferential rights on dissolution are superior to those receiving the dividends.

  It is important to note that Juniata is also a legal entity separate and distinct from its banking subsidiary, JVB. The principal source of cash flow of Juniata, including cash flow to pay dividends on Juniata Common Stock, is dividends from JVB. As discussed below, there are statutory and regulatory limitations on the payment of dividends by JVB.

  Under state law, the dividends which JVB may pay without prior regulatory approval are subject to certain limitations. As a Pennsylvania state banking institution, under the PBC, JVB may pay dividends only out of accumulated net earnings. JVB may not declare or pay any dividend requiring a reduction of the statutorily required surplus of the institution.

  Other Limitations

  The FDIC has indicated that paying dividends that deplete a bank's capital base to an inadequate level would be an unsafe and unsound banking practice. Under the Federal Deposit Insurance Corporation Improvements Act of 1991 ("FDICIA"), an insured bank may not pay any dividend if payment would cause it to become undercapitalized. In addition, no dividend payments are permitted once an insured bank is undercapitalized. See "REGULATORY MATTERS--Federal Deposit Insurance Corporation Improvement Act of 1991." Moreover, the PDOB has also adopted minimum capital standards. Both the PDOB and the FDIC have broad authority to prohibit a bank from engaging in unsafe or unsound banking practices.

HOLDING COMPANY STRUCTURE

  Under Federal Reserve Board policy, a bank holding company is expected to act as a source of financial strength to its subsidiary banks and to make capital injections into a troubled subsidiary bank, and the Federal Reserve Board may charge the bank holding company with engaging in unsafe and unsound practices for failure to commit resources to a subsidiary bank when required. A required capital injection may be called for at a time when the holding company does not have the resources to provide it. Any capital loans by a holding company to its subsidiary bank would be subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary bank.

  In addition, under the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), depository institutions insured by the FDIC can be held liable for any losses incurred by, or reasonably anticipated to be incurred by, the FDIC after August 9, 1989 in connection with: (a) the default of a commonly controlled FDIC-insured depository institution; or (b) any assistance provided by the FDIC to a commonly controlled FDIC-insured depository institution in danger of default. "Default" is defined generally as the appointment or a conservator or a receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a "default" is likely to occur in the absence of regulatory assistance. Accordingly, in the event that any insured depository institution of Juniata causes a loss to the FDIC, other insured subsidiaries, if any, of Juniata could be required to compensate the FDIC by reimbursing it for the estimated amount of such loss.

  For a description of certain other requirements relating to capital distributions between depository institutions and bank holding companies and the potential obligation of a bank holding company to guarantee the capital restoration plans of any of its undercapitalized depository institution subsidiaries, see "REGULATORY MATTERS--Federal Deposit Insurance Corporation Improvement Act of 1991."

CAPITAL ADEQUACY

  Bank holding companies are required to comply with risk-based capital guidelines established by the Federal Reserve Board. The guidelines, which were fully phased in at the end of 1992, establish a framework that is intended to make regulatory capital requirements more sensitive to differences in risk profiles among banking organizations and take off-balance sheet exposures into explicit account in assessing capital adequacy. The risk-based ratios are determined by allocating assets and specified off-balance sheet commitments into four risk-weight categories, with higher levels of capital being required for categories perceived as representing greater risk.

  Generally, under applicable guidelines, a banking organization's capital is divided into two tiers. "Tier 1", or core capital, includes common equity, perpetual preferred stock (excluding auction rate issues) and minority interests in equity accounts of consolidated subsidiaries, less goodwill and other intangibles, subject to certain exceptions. "Tier 2", or supplementary capital, includes, among other things, perpetual preferred stock (subject to certain exceptions), hybrid capital instruments, qualifying subordinated debt, and the allowance for loan and lease losses, subject to certain limitations and less required deductions. "Total capital" is the sum of Tier 1 and Tier 2 capital. The Tier 1 component must comprise at least 50% of the qualifying total capital.

  Banking organizations that are subject to the guidelines are required to maintain a ratio of Tier 1 capital to risk-weighted assets of at least 4% and a ratio of total capital to risk-weighted assets of at least 8%. The appropriate regulatory authority may set higher capital requirements when an organization's particular circumstances warrant.

  The Federal Reserve Board and the FDIC have also adopted leverage capital guidelines to which Juniata, JVB and Lewistown are subject. The guidelines provide for a minimum leverage ratio (Tier 1 capital to adjusted total assets) of 3% for financial institutions that have the highest regulatory examination ratings and are not experiencing or anticipating significant growth. Financial institutions not meeting these criteria are required to maintain leverage ratios of at least one to two percentage points higher.

  On August 9, 1995, the federal banking agencies issued a Final Rule and Policy Statement ("Final Rule") revising the risk-based capital rules to take account of interest rate risk. The Final Rule offers alternative approaches for determining the additional amount of capital, if any, that a bank may be required to have for interest rate risk. The first approach is to reduce a bank's risk-based capital ratios by an amount based on its measured exposure to interest rate risk in excess of a specified threshold. The second approach is to assess the need for additional capital on a case-by-case basis, considering both the level of measured exposure and qualitative risk factors.

  On December 23, 1994, the federal banking agencies issued a Final Rule on their respective risk-based capital requirements that explicitly identifies concentration of credit risk with certain risks arising from nontraditional activities, and the management of such risks, as important factors to consider in assessing an individual's overall capital adequacy. The Final Rule does not, however, mandate any specific adjustments to the risk-based capital calculations as a result of such factors.

  On December 23, 1994, the Federal Reserve Board amended its risk-based capital standards to increase the amount of capital required under such standards for long-dated interest rate and exchange rate contracts and for derivative contracts based on equity securities and indexes, precious metals (other than gold) and other commodities. The amendment permits banking institutions to recognize the effect of bilateral netting arrangements in calculating their exposure to derivative contracts for risk-based capital purposes. Juniata does not expect this amendment to have a material effect on its financial condition or results of operations.

  Failure to meet applicable capital guidelines could subject a banking organization to a variety of enforcement actions, including limitations on its ability to pay dividends, the issuance by the applicable regulatory authority of a capital directive to increase capital, and, in the case of depository institutions, the termination of deposit insurance by the FDIC, as well as to the measures described under "REGULATORY MATTERS--Federal Deposit Insurance Corporation Improvement Act of 1991" below, as applicable to undercapitalized institutions.

  The following table sets forth, as of December 31, 1997, the capital ratios of Lewistown and Juniata:

                                                  LEWISTOWN JUNIATA/JVB REQUIRED
                                                  --------- ----------- --------
   Tier 1 risk-based capital ratio...............  25.49%     18.61%        4%
   Total risk-based capital ratio................  26.57%     19.82%        8%
   Leverage Ratio................................  12.56%     12.82%      3-5%

FEDERAL DEPOSIT INSURANCE CORPORATION IMPROVEMENT ACT OF 1991

  In December, 1991, Congress enacted FDICIA which substantially revised the bank regulatory and funding provisions of the FDIA and made significant revisions to several other federal banking statutes. FDICIA provides for, among other things: (a) a recapitalization of the Bank Insurance Fund of the FDIC (the "BIF") by increasing the FDIC's borrowing authority and providing for adjustments in its assessment rates; (b) annual on-site examinations of federally-insured depository institutions by banking regulators; (c) publicly available annual financial and management reports for financial institutions, including audits by independent accountants; (d) the establishment of uniform accounting standards by federal banking agencies; (e) the establishment of a "prompt corrective action" system of regulatory supervision and intervention, based on capitalization levels, with more scrutiny and restrictions placed on depository institutions with lower levels of capital; (f) additional grounds for the appointment of a conservator or receiver; (g) a requirement that the FDIC use the least-cost method of resolving cases of troubled institutions in order to keep the costs to insurance funds at a minimum; (h) more comprehensive regulation and examination of foreign banks; (i) consumer protection provisions including a Truth-in-Savings Act; (j) a requirement that the FDIC establish a risk-based deposit insurance assessment system; (k) restrictions or prohibitions on accepting brokered deposits, except for institutions which significantly exceed minimum capital requirements; and (l) certain additional limits on deposit insurance coverage.

  A central feature of FDICIA is the requirement that the federal banking agencies take "prompt corrective action" with respect to depository institutions that do not meet minimum capital requirements. Pursuant to FDICIA, the federal bank regulatory authorities have adopted regulations setting forth a five-tiered system for measuring the capital adequacy of the depository institutions that they supervise. Under these regulations, a depository institution is classified in one of the following capital categories: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized." A depository institution is "well capitalized" if it has: (i) total risk-based capital ratio or 10% or greater; (ii) a Tier 1 risk-based capital ratio of 6% or greater; (iii) a leverage ratio of 5% or greater; and (iv) is not subject to any order, regulatory agreement or written directive to meet and maintain a specific capital level for any capital measure. An "adequately capitalized" institution is defined as one that has: (a) a total risk-based capital ratio of 8% or greater; (b) a Tier 1 capital ratio of 4% or greater; and (c) a leverage ratio of 4% or greater (or 3% or greater in the case of a bank with a composite CAMEL rating of 1). A depository institution is considered:
(i) "under-capitalized" if it has (a) a total risk-based capital ratio of less than 8%; (b) a Tier 1 risk-based capital ratio of less than 4%; or (c) a leverage ratio of less than 4% (or 3% in the case of an institution with a CAMEL rating of 1); (ii) "significantly undercapitalized" if it has: (a) a total risk-based capital ratio of less than 6%; (b) a Tier 1 risk-based capital ratio of less than 3%; or (c) a leverage ratio of less than 3%; and
(iii) "critically undercapitalized" if it has a ratio of tangible equity to total assets equal to or less than 2%. An institution may be deemed by regulators to be in a capitalization category that is lower than is indicated by its actual capital position if, among other things, it receives an unsatisfactory examination rating with respect to asset quality, management, earnings or liquidity.

  FDICIA generally prohibits a depository institution from making any capital distribution (including payment of a cash dividend) or paying any management fees to its holding company if the depository institution would thereafter be undercapitalized. Undercapitalized depository institutions are subject to growth limitations and are required to submit capital restoration plans. The federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. In addition, for a capital restoration plan to be acceptable, the depository institution's parent holding company must guarantee that the institution will comply with such capital restoration plan. The aggregate liability of the parent holding company in respect of any capital restoration plan is limited to the lesser of: (a) an amount equal to 5% of the depository institution's total assets at the time it became under capitalized; and (b) the amount which is necessary (or would have been necessary) to bring the institution into compliance with all capital standards applicable with respect to such institution as of the time it fails to comply with the plan. If a depository institution fails to submit an acceptable plan, it is treated as if it is significantly undercapitalized.

  Significantly undercapitalized depository institutions may be subject to a number of other requirements and restrictions, including orders to sell sufficient voting stock in order to become adequately capitalized, requirements to reduce total assets and order to stop accepting deposits from or correspondent banks. Critically undercapitalized institutions are subject to the appointment of a receiver or conservator, generally within 90 days of the date such institution is determined to be critically undercapitalized.

  FDICIA also provides for increased funding of the FDIC insurance funds. The FDIC has adopted final rules implementing, for assessment periods commencing January 1, 1994, risk-based insurance premiums. Under the assessment system, each depository institution is assigned to one of nine risk classifications based upon certain capital and supervisory measures and, depending upon its classification, will be assessed premiums ranging from .23% to .31% of domestic deposits. In adopting the risk-based assessment system, the FDIC indicated that, if future conditions so warrant, it may reconsider certain aspects of the rate schedules and of the risk classification categories. In addition, the FDIC has authority to impose special assessments from time to time.

  FDICIA provides the federal banking agencies with significantly expanded powers to take enforcement action against institutions which fail to comply with capital or other standards. Such action may include the termination of deposit insurance or the appointment of a receiver or conservator for the institution. FDICIA also limits the circumstances under which the FDIC is permitted to provide financial assistance to an insured institution before appointment of a conservator or receiver.

                            JUNIATA ANNUAL MEETING
                       MATTERS FOR JUNIATA SHAREHOLDERS

                       ELECTION OF DIRECTORS OF JUNIATA

  The Bylaws of Juniata provide that the Board of Directors may, from time to time, fix the number of directors and their respective classifications. The number of directors that shall constitute the whole Board of Directors shall be not less than five nor more than 25. The Bylaws also provide that the Board of Directors shall be classified into three classes as nearly equal in number as possible, each class to be elected for a term of three years. Each class shall be elected in a separate election. At each subsequent annual meeting of Shareholders, successors to the class of directors whose term shall then expire shall be elected to hold office for a term of three years, so that the term of office of one class of directors shall expire in each year.

  Nomination for elections to the Board of Directors may be made by the Board of Directors or by any holder of the common stock of Juniata entitled to vote at the election of directors. Nominations, other than those made by or on behalf of the existing management of Juniata, shall be made in writing and shall be delivered or mailed to the secretary of Juniata not less than 45 days prior to the date of any meeting of shareholders called for the election of directors. Such notification shall contain the following information to the extent known by the notifying shareholder: (a) the name and address of each proposed nominee; (b) the age of each proposed nominee; (c) the principal occupation of each proposed nominee; (d) the number of shares of Juniata owned by each proposed nominee; (e) the total number of shares that, to the knowledge of the notifying shareholder, will be voted for each proposed nominee; (f) the name and residence address of the notifying shareholder; and
(g) the number of shares of Juniata owned by the notifying shareholder. Any nomination for director not made in accordance with the above procedure shall be disregarded by the Chairman of the meeting, and votes cast for each such nominee shall be disregarded by the Judge of Election.

  It is the intention of the persons named in the Proxy to vote for the election of the four individuals listed as Class B Directors to the class to which said directors have been designated, to serve until the 2001 Annual Meeting of Shareholders.

  In absence of instructions to the contrary, proxies will be voted in favor of the election of the management's nominees. In the event any nominee should become unavailable, it is intended that the proxies will be voted for such substitute nominee as may be nominated by management. Management has no present knowledge that any of the nominees will be unavailable to serve.

  Each nominee for the position of Class B Director is currently a director of Juniata and JVB. All Class B Directors were elected directors of Juniata at the 1995 Annual Meeting of Shareholders of Juniata.

  The following table sets forth the name and age of each nominee to each class of the Board of Directors of Juniata, as well as the nominee's business experience, including principal occupation for the past five years, the period during which he has served as a director of Juniata, the Bank, and the number and percentage of outstanding shares of common stock of Juniata beneficially owned by said nominee as of the Juniata Record Date.

                                   BUSINESS EXPERIENCE                        AMOUNT AND
                                   INCLUDING PRINCIPAL                        NATURE OF   PERCENTAGE OF
                                    OCCUPATION FOR THE              DIRECTOR  BENEFICIAL   OUTSTANDING
NAME AND AGE                         PAST FIVE YEARS                SINCE(1) OWNERSHIP(2)  STOCK OWNED
------------                       -------------------              -------- ------------ -------------
CLASS B DIRECTORS TO BE ELECTED FOR A THREE-YEAR TERM ENDING IN 2001.
Harry B. Fairman, Jr.  President of Hilltop Oil, Inc.                 1983       4,737         .34%
 Age 70                Mifflintown, PA
Don E. Haubert         President, Haubert Homes, Inc.,                1975      11,558         .83%
 Age 58                Mifflintown, PA
John A. Renninger      President of A.D. Renninger Lumber Co.         1979      10,020         .72%
 Age 61                Richfield, PA
Ronald H. Witherite    Owner, Ron's IGA Fruit Market, Inc.            1992       1,085         .07%
 Age 60                Reedsville, PA
CLASS A DIRECTORS TO CONTINUE IN OFFICE TO 2000.
A. Jerome Cook         President and CEO of The Juniata Valley Bank   1976       4,767         .34%
 Age 57                and Juniata Valley Financial Corp.
Martin L. Dreibelbis   Self-employed Petroleum Consultant             1998       2,026         .14%
 Age 45
Karl E. Guss           Funeral Director with Guss Funeral, Home,      1974      15,480        1.11%
 Age 70                Mifflintown, PA
CLASS C DIRECTORS TO CONTINUE IN OFFICE TO 1999.
Joe E. Benner          Owner, Benner Automotive                       1996       3,617         .25%
 Age 59
Dale G. Nace           Owner, Glenn Nace Plumbing & Heating;          1992       1,663         .12%
 Age 53                GlenDale Storage, Millerstown, PA
Edward R. Rhodes       Retired Partner E. R. Rhodes & Son             1992       1,410         .10%
 Age 69                Lewistown, PA
Harold B. Shearer      Self-Employed Farmer                           1988       4,068         .29%
 Age 62                East Waterford, PA

--------
(1) Includes period prior to the formation of Juniata (1983) during which named person served as director of the Bank. Each director of Juniata also serves as a director of the Bank.
(2) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission. Accordingly, they may include securities owned by or for, among others, the wife and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days after April 20, 1998. Beneficial ownership may be disclaimed as to certain of the securities.

  The following are all shares owned beneficially by all directors and principal officers as a group:

                                  AMOUNT AND NATURE OF
                                  BENEFICIAL OWNERSHIP
                                  ----------------------
        TITLE OF CLASS             DIRECT     INDIRECT   PERCENTAGE
        --------------            ---------- ----------- ----------
        Common...................     59,115      2,897    4.47%

                         MANAGEMENT OF JUNIATA AND JVB

BOARD OF DIRECTORS

  The Board of Directors of Juniata and the Bank are identical. The Board of Directors of Juniata has not appointed any committees as of this date. Juniata has utilized the Bank's committees.

EXECUTIVE OFFICERS

  The following table sets forth the executive officers of Juniata, their ages, their positions with Juniata and the beneficial ownership (as determined in accordance with the rules and regulations of the Securities and Exchange Commission) of Juniata Common Stock by each of such persons. Share information is stated as of April 20, 1998.

                                                        AMOUNT AND
                                                        NATURE OF  PERCENTAGE OF
                                                        BENEFICIAL  OUTSTANDING
   NAME AND AGE                   TITLE                 OWNERSHIP      STOCK
   ------------                   -----                 ---------- -------------
   A. Jerome Cook  President and CEO of Juniata and JVB   4,767         .34%
    Age 57

BOARD PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Juniata does not have a Compensation Committee. The Board of Directors has delegated to the Personnel Committee initial review and recommendations for executive compensation. Recommendations of the Personnel Committee are reviewed and ratified by the full Board of Directors.

  Executive compensation is designed to provide a level of salary competitive with that offered by other similar regional bank holding companies and banks. To that end, the Personnel Committee reviews the results of several salary and compensation surveys. At the present time, there is no relationship between executive compensation and Juniata's corporate performance. Rather, the process of determining executive compensation is primarily subjective and not based on quantifiable data.

  Executive officers of Juniata participate in the same two bonus programs in which all employees of Juniata participate. These programs pay modest bonuses; one is paid at year end and the other after Juniata's return on assets is calculated.

  Mr. Cook, as President and Chief Executive Officer of Juniata, receives a salary determined by the Personnel Committee in the manner described above. In addition, he participates in the same bonus programs which are applicable to all employees. Mr. Cook's total compensation is disclosed in the Summary Compensation Table set forth below on Page 42.

  Juniata offers no special incentive programs for its executive officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Members of the Personnel Committee are Harry Fairman, John Renninger, Edward Rhodes, and Ronald Witherite. None of these committee members have been officers or employees of Juniata or the Bank at any time, and none had any relationship with Juniata or the Bank requiring specific disclosure under applicable Securities and Exchange Commission regulations.

  This report is given over the signatures of the Personnel Committee, consisting of Harry Fairman, John Renninger, Edward Rhodes, and Ronald Witherite.

STOCK PERFORMANCE GRAPH

  The following graph sets forth the yearly percentage change in Juniata's cumulative total shareholder return on its common stock from December 31, 1993 to December 31, 1997. This percentage change is measured by dividing (i) the sum of (A) the cumulative amount of dividends for the period measured, assuming dividend reinvestment and (B) the difference between Juniata's share price at December 31, 1997 and December 31, 1993 by (ii) the share price of December 31, 1993. This result, on the following performance graph, is compared with the NASDAQ Market Index and the MG Industry Group 042-Middle Atlantic Banks:

                    COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                     AMONG JUNIATA VALLEY FINANCIAL CORP.,
                    NASDAQ MARKET INDEX AND MG GROUP INDEX

             JUNIATA VALLEY
DATE         FINANCIAL CORP.          INDUSTRY INDEX         BROAD MARKET
----         ---------------          --------------         ------------
1992               100                      100                   100
1993            130.95                   124.23                119.95
1994            154.82                   117.94                125.94
1995            194.18                    179.1                163.35
1996            226.26                   253.66                202.99
1997            262.76                   375.28                 248.3

                     ASSUMES $100 INVESTED ON JAN. 1, 1993
                          ASSUMES DIVIDEND REINVESTED
                       FISCAL YEAR ENDING DEC. 31, 1997

REMUNERATION OF EXECUTIVE OFFICERS

  The following Summary Compensation Table sets forth the remuneration of the executive officer of Juniata (as defined in applicable securities regulations), and the annual salary and other compensation of that officer for the preceding three years.

                          SUMMARY COMPENSATION TABLE

                                                                     LONG TERM COMPENSATION
                                                            ----------------------------------------
                                ANNUAL COMPENSATION                  AWARDS              PAYOUTS
                         ---------------------------------- ------------------------- --------------
                                                                          SECURITIES
                                              OTHER ANNUAL   RESTRICTED   UNDERLYING                   ALL OTHER
     NAME AND                                    COMPEN-        STOCK      OPTIONS/        LTIP         COMPEN-
PRINCIPAL POSITION  YEAR SALARY ($) BONUS ($) SATION(1) ($) AWARDS(2) ($) SARS(3) (#) PAYOUTS(4) ($) SATION(5) ($)
------------------  ---- ---------- --------- ------------- ------------- ----------- -------------- -------------
A. Jerome Cook      1997  123,392     1,185         --            --           --           --          37,204
Chairman & CEO      1996  119,500     1,175         --            --           --           --          23,005
                    1995  116,423     1,175         --            --           --           --          21,795

--------
(1) The aggregate of personal benefits provided by Juniata and JVB for any executive officer, individually or all executive officers as a group did not exceed the lesser of (i) $50,000 or (ii) 10% of the salary and bonus of the officer for any of the years referenced. This does not include benefits that are available to all salaried officers, directors and employees on a non-discriminatory basis.
(2) Juniata has not issued any Restricted Stock Awards to any executive officer.
(3) Juniata has not issued any options or SARs to any Executive Officer.
(4) Juniata does not maintain any Long-Term Incentive Plan as defined in the applicable Securities and Exchange Commission Regulations, and consequently has made no payouts pursuant to any such plan.
(5) Mr. Cook received $7,800 in 1997, $7,800 in 1996, and $7,500 in 1995 as
    compensation for serving as a director of Juniata and JVB. Mr. Cook has elected to defer a portion of this compensation in the manner described below under "Director's Compensation." Mr. Cook participated in the Officer's Supplemental Retirement Plan, also described below. Accruals to Mr. Cook's account under this Plan were $29,000 in 1997, $15,000 in 1996, and $13,000 in 1995. Finally, Mr. Cook participated in the Director's Retirement Plan described below. Accruals to Mr. Cook's account under this plan were $5,012 in 1997, $1,010 in 1996, and $947 in 1995. Mr. Cook is
    provided with the use of an automobile; the compensation element of this automobile aggregated $404 in 1997, $505 in 1996, and $348 in 1995.

EMPLOYMENT AGREEMENT

  In 1995, Juniata and JVB entered into a deferred compensation agreement with
A. Jerome Cook. The agreement provides that Juniata and JVB shall, if Mr. Cook's employment is terminated without cause, or, if Mr. Cook's employment with Juniata and JVB is terminated by either Mr. Cook, Juniata or JVB within a period commencing six months before or nine months after a change in control of Juniata and JVB, pay Mr. Cook severance compensation equal to 2.95 times Mr. Cook's average annual compensation over the five taxable years immediately preceding the termination of Mr. Cook's employment with Juniata and JVB. The agreement shall expire when Mr. Cook retires.

STOCK OPTION GRANTS

  Applicable Securities and Exchange Commission regulations require disclosure of Stock Option grants to executive employees. Juniata maintains no stock option plans and the following table indicates that no such options have been granted:








                                                               POTENTIAL
                                                               REALIZABLE
                                INDIVIDUAL GRANTS               VALUE AT
                     --------------------------------------- ASSUMED ANNUAL
                                 % OF TOTAL                   ALTERNATIVE
                      NUMBER OF   OPTIONS/                   RATES OF STOCK
                     SECURITIES     SARS                         PRICE
                     UNDERLYING  GRANTED TO EXERCISE          APPRECIATION
                      OPTIONS/   EMPLOYEES  OR BASE  EXPIRA-   FOR OPTION
                        SARS     IN FISCAL   PRICE    TION        TERM
     NAME            GRANTED (#)    YEAR     ($/SH)   DATE  5% ($) 10% ($)
     ----            ----------- ---------- -------- ------------- -------
     A. Jerome Cook        0         0%        $0        0     $0      $0

                         INCENTIVE STOCK OPTION GRANTS
                              IN LAST FISCAL YEAR


PENSION PLAN

  Juniata and JVB maintain a pension plan for employees of Juniata and JVB. The aggregate amount set aside or accrued as of December 31, 1997, for all pension or retirement benefits to be paid under existing plan for all plan participants was $102,503, an amount equal to 4.74% of the total covered compensation of all plan participants. All employees with 12 months' continuous service who have attained the age of 21 years (except those paid hourly who work less than 1,000 hours per year) are eligible to participate. The cost of the pension, which is actuarially determined, is paid by Juniata and JVB. The amount of the contribution or accrual with respect to a specified pension is not and cannot readily be separated or individually calculated by the regular actuaries for the Plan. The formula used to determine an employee's monthly pension income is 1% of the employee's average monthly compensation for the Plan year multiplied by his or her years of Benefit Formula Service, not to exceed 99 years. Early retirement is possible with reduced benefits provided the employee has attained the age of 55 years and has completed 20 years of service. Average monthly earnings are calculated from the employee's highest five consecutive years of earnings and exclude directors' fees, whether paid in cash or deferred.

  The amount shown on the following table assumes the retirement of an employee who chose a straight life annuity, who is presently 50 years old and who will retire at the age of 65 years.

                              PENSION PLAN TABLE

                                        YEARS OF SERVICE
                       ---------------------------------------------------------------
     REMUNERATION        15            20            25            30            35
     ------------      -------       -------       -------       -------       -------
        75,000         $13,594       $18,125       $22,656       $27,187       $31,718
        95,000         $18,674       $24,900       $31,125       $37,349       $43,574
       115,000         $23,794       $31,725       $39,656       $47,587       $55,518
       135,000         $28,894       $38,525       $48,156       $57,787       $67,418
       145,000         $31,444       $41,925       $52,406       $62,887       $73,368
       155,000         $32,700       $43,600       $54,500       $65,400       $76,300

  As of December 31, 1997, A. Jerome Cook had 32 years of credited service under the Pension Plan.

OFFICER'S SUPPLEMENTAL RETIREMENT PLAN

  In December, 1988, JVB established a supplemental retirement plan for certain key executive employees (the "Officer's Plan"). The Officer's Plan provides for a target annual retirement benefit, payable over 10 years beginning at age 65, in an amount equal to 40% of the employee's 1988 compensation. The retirement benefit will accrue to the account of each participating employee, commencing in 1989, over his working years with JVB until he attains the age of 65. The Plan is dependent on annual funding which is subject to approval by the Board of Directors. If the Board terminates the Plan or declines to make a contribution in any year, participants will receive only such benefits as have accrued, even if less than the targeted benefits.

  A lesser retirement benefit, equal to the employee's accrued benefit to date of retirement, is payable if the employee retires on or after attainment of the age of 62, provided that he has completed 15 years of service. If the Board of Directors approves, receipt of benefits on early retirement may commence, but the benefit will be the then actuarial equivalent of the accrued retirement benefit.

  The plan also provides for a disability pension in an amount equal to the employee's accrued retirement benefit on the date of disability. This pension is payable over a 10-year period, commencing when the employee attains the age of 65. However, payment may be accelerated with approval of the Board; in such event, the actuarial equivalent of the benefit will be paid.

  If a participant in the plan dies while employed by JVB, a death benefit is payable. The amount of the benefit depends on whether JVB has purchased insurance on the life of the participant. The death benefit is equal to the proceeds of the policy if JVB has purchased insurance, and the equivalent of the participant's accrued retirement benefit if life insurance has not been purchased.

OFFICERS' SALARY CONTINUATION PLAN

  In September of 1997, JVB implemented a non-qualified executive benefit plan (the "Salary Continuation Plan"), for the benefit of certain key executive employees, in which JVB agrees to pay the executive additional benefits in the future, usually at retirement, in return for continued satisfactory performance by the executive. Unlike a 401(k) plan or a pension plan, the Salary Continuation Plan is a non-qualified plan. Thus, JVB can selectively reward certain key executives without regard to the non-discrimination and reporting requirements of qualified plans. The Salary Continuation Plan is also an unfunded plan which means there are no specific assets set aside by JVB in connection with the establishment of the plan.

  The Salary Continuation Plan is embodied in a written agreement between JVB and the executives selected to participate in the plan. The executive has no rights under the agreement beyond those of a general creditor of JVB. The agreement includes provisions which indicate the benefits to be provided at retirement (age 65) or in the event of death, disability or termination of employment prior to retirement.

  Upon normal retirement (age 65) the executive is entitled to annual benefits, in an amount established by the Board of Directors, for a period of fifteen (15) years. The benefits are also payable upon death, disability or termination of employment prior to retirement. Estimated liability under the agreement is accrued as earned by the employee. JVB has purchased life insurance policies on each officer, designed to off-set JVB's contractual obligation to pay pre-retirement death benefits and to recover JVB's costs of providing benefits. The officer is the insured person under the policy, and JVB is the owner and the beneficiary. The insured officer has no claim on the insurance policy, its cash value or the proceeds thereof. While the insurance contract and the Salary Continuation Plan agreement are executed at the same time, there is no direct linkage between the two.

DIRECTORS' COMPENSATION

  Subject to the right of a director to defer the payment of directors' fees in accordance with the directors' compensation plan set forth below, each director is paid an annual fee of $7,800 for attendance at 12 regular meetings of the Board of Directors of JVB. Each director who is not an executive officer also receives $70 for attendance of each committee meeting of JVB and special meeting of the Board of Directors of JVB. Juniata directors receive no fees in addition to those received from JVB.

DIRECTOR'S DEFERRED COMPENSATION PLANS

  In 1982, Juniata established a director's deferred compensation plan. This plan permitted participating directors to defer $3,700 in director's fees each year for a five year period commencing with the election to participate in the plan in return for an undertaking by Juniata to pay each participating director a specified amount in 120 equal payments beginning at the last to occur of the attainment of the age of 65 or the expiration of five years from the date of the director's election to participate in the plan, or if the director were to die prior to such time, upon the death of the director. Juniata applied the deferred director's compensation to the purchase of life insurance policies which will fund Juniata's obligations under the plan. Juniata is the owner and the beneficiary of these life insurance policies.

  In 1987, when the first director's deferred compensation plan was fully funded, Juniata offered directors a second deferred compensation plan whereby each director could elect to defer $4,900 in directors fees each year for five years in exchange for an additional benefit similar to that offered under the 1982 plan. In 1991, when the second plan was funded, Juniata offered a third deferred compensation plan to directors whereby they may elect to defer $6,000 in director's fees each year for five years in order to receive an additional benefit similar to that offered under the 1982 and 1987 plans. All three plans operate in substantially the same manner and all are funded by insurance policies as described above. Juniata has no plans to offer any additional deferred compensation plans to its directors. The above-referenced plans will continue in effect.

DIRECTOR'S RETIREMENT PLAN

  In December, 1988, JVB established a retirement program for directors (the "Director's Plan"). All persons who were directors of JVB on January 1, 1988, are eligible for benefits under the Plan. All directors whose service commenced after January 1, 1988, are eligible following the completion of six months of service on the Board. The Director's Plan provides for a target retirement benefit of $7,800 per year for 10 years commencing at age 65, or, if later, at such time as the director has completed 10 years of credited service (as defined in the Director's Plan) with the Board. The retirement benefit for each director will accrue over his remaining projected period of service until he reaches age 65 or completes 10 years of credited service. The Plan is dependent on annual funding which is subject to approval by the Board of Directors. If the Board terminates the Plan or declines to make a contribution in any year, directors will receive only such benefits as have accrued, even if less than the targeted benefits. Lesser benefits are payable in the event of the director's death, disability, or other termination (except terminations caused by the director's fraud or dishonesty).

TRANSACTIONS WITH OFFICERS AND DIRECTORS

  During 1997, JVB had and expects to have in the future banking transactions in the ordinary course of its business with directors, officers, principal shareholders and their associates of Juniata and JVB, on the same terms, including interest rates and collateral on loans as those prevailing at the same time for comparable transactions with others. Such loans present, in the opinion of management, no more than the normal risk of collectibility or present other unfavorable features. During 1997, the highest aggregate amount of extensions of credit to directors, officers and their associates either directly or indirectly, did not exceed 20% of equity capital. Also during 1997, extension of credit to any one director, officer, or principal shareholder did not exceed 10% of equity capital.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the directors and executive officers of Juniata to file with the Securities and Exchange Commission initial reports of ownership and reports of change in

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ownership of common stock and other equity securities of Juniata. To the knowledge of Juniata, all Section 16(a) filing requirements applicable to its directors and executive officers have been complied with in 1997.

COMMITTEES OF THE BOARD OF DIRECTORS OF JVB

  The Board of Directors of Juniata has not established its own committees but rather utilizes the committees of JVB.

  The total number of Board of Directors' meetings during 1997 was 13 and no director attended fewer than 75% of the aggregate total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which he served.

AUDIT COMMITTEE

  Members of the Audit Committee were Karl E. Guss, Dale Nace and Edward Rhodes. This Committee met three times during 1997. The Audit Committee causes to be made by certified public accountants a complete audit of the books and financial statements of Juniata. Upon receipt and review of the internal auditor's report and certified public accountants audit report, the Committee brings to the Board of Directors the Committee's recommendations concerning the audit. The Committee also reviews any examination reports by the Department of Banking, Federal Deposit Insurance Corporation and The Federal Reserve Bank of Philadelphia.

TRUST COMMITTEE

  Members of the Trust Committee were Joe Benner, Harold Shearer, and Ronald Witherite. This Committee met 11 times during 1997. The Trust Committee determines the policy and investments of the Trust Department, the acceptance of all fiduciary relationships and relinquishment of all fiduciary relationships. The Trust Committee keeps minutes of their meetings which are reviewed by the Board of Directors monthly.

PERSONNEL COMMITTEE

  Members of the Personnel Committee were John Renninger, Edward Rhodes, and Ronald Witherite. This Committee met once during 1997. The Personnel Committee reviews all personnel policies, including compensation of all employees.

OTHER COMMITTEES OF JVB

  There is no nominating committee but there are other standing committees which are appointed from time to time by the Chairman of the Board of Directors subject to the approval of the Board. Examples of some of the committees are Policy, Consumer, Marketing, Buildings and Grounds, Pension and Finance.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  The Board of Directors of Juniata has engaged Beard & Company, Inc., Reading, Pennsylvania, as independent accountant for Juniata and JVB to audit its financial statements for the year 1997. This firm has no material relationship with Juniata or JVB and is considered to be well qualified. A representative of the firm is expected to be at the Annual Meeting of Shareholders.

YEAR 2000 COMPLIANCE

  Juniata has conducted a comprehensive review of Juniata's and JVB's computer systems to identify the systems that could be affected by the year 2000 issues and is developing an implementation plan to resolve any possible issues. The year 2000 problem is the result of computer programs being written using two digits rather than four to define the applicable year. Any of Juniata's or JVB's programs that have time-sensitive software could recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a major system failure. Financial institutions, such as JVB, are in a unique situation in that time-deposits and loans for a number of years have had maturity dates into the future well beyond the year 2000.

  Juniata and JVB use two major software vendors for their data processing. Letters of certification have been obtained assuring that they will be year 2000 compliant in 1998 and testing can be performed by the fall of 1998 and into 1999. Because of Juniata's and JVB's data processing being out-sourced, any costs associated with the year 2000 compliance will be shared with the two data processing vendors. To date, one of these vendors has informed Juniata and JVB that the cost to be passed through to JVB will be $25,000. The other vendor has not yet given Juniata or JVB an estimated cost. However, Juniata does not expect the total costs from both vendors to exceed $100,000. Juniata will continuously monitor this year 2000 compliance situation, and all related costs, and provide updates in its quarterly reports. In any event, management does not feel that the possible costs of year 2000 compliance will materially impact the results of operations of Juniata or JVB in 1998 or 1999.

FORM 10-K ANNUAL REPORT

  Securities and Exchange Commission Form 10-K Annual Report is available free of charge. If you desire a copy of this report, forward your request to:

                              Ms. Linda L. Engle
                            Sr. Vice President/CFO
                            The Juniata Valley Bank
                                  P.O. Box 66
                             Mifflintown, PA 17059

                      COMPARISON OF SHAREHOLDERS' RIGHTS

INTRODUCTION

  Upon consummation of the Merger, holders of Lewistown Common Stock, whose rights presently are governed by the PBC and Lewistown articles of association (the "Lewistown Articles") and bylaws (the "Lewistown Bylaws"), will become shareholders of Juniata Common Stock. Accordingly, their rights will be governed by the Bank Holding Company Act of 1956, as amended (the "BHCA"), the BCL and Juniata's articles of incorporation (the "Juniata Articles") and bylaws (the "Juniata Bylaws"). Certain differences arise from differences between the Lewistown and Juniata Articles and Bylaws, as well as from differences in treatment under the PBC, the BHCA and the BCL. The following discussion is not intended to be a complete statement of all differences affecting the rights of shareholders, but summarizes material differences and is qualified in its entirety by reference to applicable national laws, Pennsylvania corporate and banking laws and the articles of incorporation and bylaws of Lewistown and Juniata.

DIVIDENDS

 Lewistown

  The ability of Lewistown to pay dividends is governed by the PBC and the regulations of the PDOB thereunder. See "REGULATORY MATTERS--Payment of Dividends" for a general discussion.

 Juniata

  The ability of Juniata to pay dividends is governed by the BCL and certain other statutory and regulatory limitations applicable to bank holding companies. See "REGULATORY MATTERS--Payment of Dividends" for a general discussion.

VOTING RIGHTS GENERALLY

 Lewistown

  With respect to all matters on which shareholders are entitled to vote, shareholders of Lewistown Common Stock are entitled to one vote per share. Pursuant to the PBC and the Lewistown Articles and Bylaws, shareholders of Lewistown have cumulative voting rights in the election of directors. Accordingly, in such elections, each shareholder of Lewistown is entitled to as many votes as shall equal the number of shares owned, multiplied by the number of directors to be elected, and may cast all such votes for a single nominee or may distribute them among two or more nominees.

  Except in cases where by law a larger vote is required (i.e., the Merger), any action to be taken by vote of the Lewistown shareholders shall be authorized upon receipt of the affirmative vote of a majority of the shares of Lewistown Common Stock represented and entitled to vote at a shareholders' meeting.

 Juniata

  With respect to all matters on which shareholders are entitled to vote, holders of shares of Juniata Common Stock are entitled to one vote per share. According to the BCL, shareholders do not have a right to cumulate their votes for directors unless the articles of incorporation so provide. The Juniata Articles provide that no cumulative voting shall exist. As required by Section 1722 of the BCL, members of the Juniata Board of Directors do not have to consist of Juniata shareholders. The election of the Board may be accomplished by the affirmative vote of a majority of the shares of Juniata Common Stock represented and entitled to vote at a shareholders' meeting. The amendment of certain articles of the Juniata Articles, or the authorization of any Business Combination (as that term is defined in the Juniata Articles)) may only be accomplished by the affirmative vote of at least 85%, and certain transactions which are not defined as "Business Combinations" (i.e. the Merger) will require the affirmative vote of at least 75%, of the votes which all shareholders are entitled to cast thereon; provided, however, that if 66 2/3% of the entire Board of Directors of Juniata recommends approval of any such action, the action will be authorized if there are cast in its favor at least 66 2/3% of the votes which all shareholders are entitled to cast thereon.

CLASSIFIED BOARD OF DIRECTORS

 Lewistown

  The Lewistown Bylaws provide that the Board of Directors of Lewistown be divided into three classes of directors as nearly equal in number as possible. At each annual meeting of shareholders, one class of directors is elected for a three-year term. Classification of directors has the effect of making it more difficult for shareholders to change the composition of the board of directors. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in the majority of the Board of Directors of Lewistown.

 Juniata

  The BCL permits a corporation's board of directors to be divided into various classes serving staggered terms of office. The Juniata Bylaws provide that the Board of Directors of Juniata be divided into three classes of directors as nearly equal in number as possible. At each annual meeting of shareholders, one class of directors is elected for a three-year term. Classification of directors has the effect of making it more difficult for shareholders to change the composition of the board of directors. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in the majority of the Board of Directors of Juniata. Such classification provisions could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of Juniata.

NUMBER OF DIRECTORS; TERM

 Lewistown

  In accordance with the PBC, the Lewistown Bylaws establish the number of directors to be no less than five and no more than twenty-five. The exact number of members of the Board of Directors of Lewistown is determined by the affirmative vote of a majority of the shareholders entitled to vote. A majority of the Directors may increase the number of Directors in a class by not more than two (2), in any period between annual meetings of shareholders. Currently, there are 9 persons serving on Lewistown Board of Directors. The term of office for each director is three years with the term of office of at least one class expiring each year.

 Juniata

  The Juniata Bylaws establish the number of directors to be no less than five and no more than twenty-five. The exact number of members of the Board of Directors of Juniata is determined by the Board of Directors of Juniata. The term of office for each director is three years with the term of office of at least one class expiring each year.

REMOVAL OF DIRECTORS

 Lewistown

  The PBC provides that the entire board of directors, or an individual directors, may be removed, without cause, by the vote of shareholders entitled to cast at least a majority of the votes which all shareholders would be entitled to cast at an annual election of directors. If, in the case of an individual director, votes of a sufficient number of shares, which if cumulatively voted at an annual election would be enough to elect one or more directors, are cast against the resolution for removal, that director shall not be removed.

 Juniata

  The BCL provides generally that, unless otherwise provided in the Bylaws, shareholders may remove one or more directors with or without cause. However, the BCL also provides, with respect to corporations with a classified board of directors, such as Juniata, directors may only be removed by shareholders for cause, unless the Articles provide otherwise. Neither the Juniata Articles nor Bylaws provide otherwise for the removal of directors.

QUALIFICATIONS OF DIRECTORS

 Lewistown

  The Lewistown Bylaws require Lewistown directors to be: (i) shareholders of Lewistown, (ii) at least 21 years of age and (iii) under 72 years of age on or before the thirtieth day prior to election (except those directors elected prior to 1972).

 Juniata

  The Juniata Bylaws and the BCL provide that a director must be a natural person of full age. However, neither the Juniata Bylaws nor the BCL require that a director be a resident of Pennsylvania or a shareholder of the corporation. Additionally, the Juniata Bylaws limit the age of the corporation's directors to 72, except those directors who were directors of JVB prior to 1970.

FILLING VACANCIES ON THE BOARD OF DIRECTORS

  Both the Lewistown Bylaws and the Juniata Bylaws provide that vacancies occurring on the board of directors, including vacancies resulting from an increase in the number of directors, may be filled by the

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

affirmative vote of a majority of the remaining directors even if the number of remaining directors constitutes less than a quorum. Any director so chosen shall have a term of office continuing until term of office for that particular class of directors expires and the next election for that class of directors takes place.

CALL OF SPECIAL SHAREHOLDERS' MEETINGS

 Lewistown

  Special meetings of the shareholders of Lewistown may be called by: (a) the President, (b) the Board of Directors; or (c) the request of shareholders owning, in the aggregate, not less than one-fifth ( 1/5) of the shares of Lewistown entitled to vote at the particular meeting.

 Juniata

  Special meetings of the shareholders of Juniata may be called by: (a) the President; (b) the Chairman of the Board of Directors; (c) a majority of the Board of Directors; or (d) shareholders entitled to cast at least one-fifth ( 1/5) of the votes which all shareholders are entitled to cast at any particular meeting. Such meeting shall be called by the Secretary no later than ten days and no more than sixty days following the request for such meeting.

NOTICE OF SHAREHOLDERS' MEETINGS

 Lewistown

  Notice of a Lewistown shareholders' meeting must be delivered at least ten
(10) days in advance of any shareholders meeting. Such notice must contain the time, place and purpose of the meeting.

 Juniata

  Notice of a Juniata shareholders' meeting must be delivered at least five days in advance of the scheduled meeting. Such notice must contain the time, place, day and purpose of the meeting.

QUORUM REQUIREMENTS AND ADJOURNMENT OF MEETINGS

  The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote at a meeting constitutes a quorum for both a Lewistown shareholders' meeting and a Juniata shareholders' meeting. Shareholders present at a duly convened Lewistown or Juniata meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. In the case of a Lewistown or Juniata meeting called for the election of directors, such meeting may be adjourned for any period not exceeding fifteen days. Those Lewistown or Juniata shareholders who attend the meeting which had previously been adjourned shall, even if they are less than a quorum, constitute a quorum for the purpose of electing directors, but for no other purpose.

  If a quorum is not present at a Lewistown or a Juniata shareholders meeting, no business may be transacted except to adjourn to a future time.

DISSENTERS RIGHTS

 Lewistown

  Under the PBC, shareholders are generally entitled to the same dissenters' rights as provided under the BCL. The BCL provides that shareholders are generally entitled to dissent from, and demand payment of the fair value of their shares in connection with, a plan of merger, consolidation, share exchange, asset transfer or division.

 Juniata

  Under the BCL, shareholders are generally entitled to dissent from, and demand payment of the fair value of their shares in connection with, a plan of merger, consolidation, share exchange, asset transfer or division. Additionally, Subchapter 25E of the BCL, which applies to Juniata, provides shareholders of a registered corporation remedies similar to dissenters rights where a person or group acquires 20% or more of the voting shares of the registered corporation.

LIMITATIONS ON DIRECTORS' LIABILITY

  Both the Lewistown Bylaws and the Juniata Bylaws provide that directors shall not be personally liable to the corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his or her office under applicable Pennsylvania law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. These provisions, however, do not apply to the responsibility or liability of a director for the payment of taxes pursuant to local, state or federal law.

INDEMNIFICATION

 Lewistown

  Lewistown provides in its bylaws for the indemnification of directors, officers and employees for expenses reasonably incurred in actions to which the directors, officers or employees are parties or potential parties by reason of the performance of their official duties.

 Juniata

  Sections 1741 and 1742 of the BCL generally provide that a corporation may indemnify directors and officers against liabilities they may incur as such, provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions against a director or officer by or in the right of the corporation, the power to indemnify extends only to expenses (not judgments and amounts paid in settlement) and such power generally does not exist if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses.
Section 1743 of the BCL also requires a corporation to indemnify representatives of the corporation against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

  Section 1746 of the BCL also grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Pursuant to the authority of Section 1746 of the BCL, the Juniata Bylaws provide for indemnification of directors, officers and other agents of the corporation to the extent otherwise permitted by Section 1741 of the BCL and also in certain circumstances not otherwise permitted by Sections 1741 and 1742 of the BCL.

 Lewistown and Juniata

  Specifically, both the Lewistown and Juniata Bylaws provide indemnification for any director, officer or employee, or any former director, officer or employee, who was or is a party to, or is threatened to be made a party to, or who is called as a witness in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of

Lewistown or Juniata) by reason of the fact that such person is or was a director, officer or employee of Lewistown or Juniata, or is or was serving at the request of Juniata as a director, officer, employee or agent of another bank, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Lewistown or Juniata, as the case may be, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of Lewistown or Juniata, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

  In addition, both the Lewistown and Juniata Bylaws provide indemnification for any officer, director or employee, present or former, who was or is a party to, or is threatened to be made a party to, or who is called as a witness in connection with any threatened, pending or completed action, suit or proceeding, by or in the right of Lewistown or Juniata, as the case may be, to procure a judgment in its favor by reason of the fact that such person is or was a director, officer or employee of Lewistown or Juniata, or is or was serving at the request of Lewistown or Juniata as a director, officer, employee or agent of another bank, partnership, joint venture, trust or other enterprise, against amounts paid in settlement and expenses (including attorney's fees), actually and reasonably incurred by him or her in connection with the defense or settlement of, or serving as a witness in, such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Lewistown or Juniata, and except that no indemnification shall be made in respect of any such claim, issue or matter as to which such person shall have been adjudged to be liable for misconduct in the performance of his or her duty to Lewistown or Juniata, as the case may be.

  Except as may be otherwise ordered by a court, there shall be a presumption that any director, officer or employee of Lewistown or Juniata is entitled to indemnification as provided by their respective Bylaws, unless either a majority of the members of the Board who are not involved in such proceedings ("disinterested directors") or, if there are less than three disinterested directors, then the holders of one-third of the outstanding shares of Lewistown or Juniata determine that the person is not entitled to such presumption by certifying such determination in writing to the Secretary of Lewistown or Juniata, as appropriate. In such event the disinterested director(s) or, in the event of certification by shareholders, the Secretary of Lewistown or Juniata, shall request of independent counsel, who may be the outside general counsel of Lewistown or Juniata, as appropriate, a written opinion as to whether or not the parties involved are entitled to indemnification under the Lewistown or Juniata Bylaws.

  Also, expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by Lewistown or Juniata, as the case may be, in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Juniata.

  The indemnification provided by Lewistown or Juniata shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any agreement, vote of shareholders, or disinterested directors, or otherwise, both as to action in his or her official capacity which serving as a director, officer, or employee, or as to any action in another capacity while holding such office. The respective Boards of Directors may, by resolution, provide for additional indemnification or advancement of expenses to or for any director, officer, or employee provided said indemnification is not inconsistent with the provisions of the applicable Bylaws, Articles, applicable provisions of the PBC or BCL or other applicable provisions of law. Indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs and personal representatives of such person.

  The Lewistown and Juniata Bylaws also provide that no director shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, in the director's capacity as a director of Lewistown or Juniata or pursuant to the request of Lewistown or Juniata unless: (a) the director has breached or failed to perform the duties of his or her office as set forth in the BCL; or (b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

ANTI-TAKEOVER LAW PROVISIONS

 Lewistown

  The PBC provides that a merger or consolidation by a state bank, such as Lewistown, must be approved by a majority of the Directors of Lewistown and by the vote of the holders of at least two-thirds of its capital stock.

 Juniata

  Article 10 of the Juniata Articles provides that the Juniata Board of Directors, in its sole discretion, may oppose any offer, proposed or attempted by any corporation or other business entity, person or group to: (a) make any tender or other offer to acquire any of Juniata's securities; (b) merge or consolidate Juniata with or into another entity; (c) purchase or otherwise acquire all or substantially all of Juniata's assets; or (d) make any transaction similar in purpose or effect to any of the above. In considering whether to oppose, recommend or remain neutral with respect to any such offers, proposals or plans, the Juniata Board of Directors must evaluate what is in the best interests of Juniata, and may, but is not legally obligated to, consider any pertinent factors, including, but not limited to: (i) whether the offering price is adequate and acceptable based upon both the current market price of Juniata's securities and the historical and present operating results or financial condition of the corporation; (ii) whether a more fordable price to the shareholders may be obtained now or in the future; (iii) the impact the offer would have on the employees, depositors, clients and customers of Juniata and its subsidiaries and the communities which they serve; (iv) the present and historical financial position of the offeror, its reputation and related factors; (v) an analysis of the value of securities (if any) offered in exchange for Juniata's securities; and (vi) any anti-trust or other legal or regulatory issues raised by the offer.

  If the Juniata Board of Directors determines that an offer shall be rejected, it may take any lawful action to accomplish its purpose, including, but not limited to, (a) advising shareholders not to accept the offer; (b) litigation against the offeror; (c) filing complaint with all government and regulatory authorities having jurisdiction over the offer; (d) acquiring Juniata's securities; (e) selling or otherwise issuing authorized but unissued securities or treasury stock and granting options with respect thereto; (f) acquiring a company to create an anti-trust or other regulatory problem for the offeror; and (g) obtaining a more favorable offer from another individual or entity.

  The Change in Bank Control Act and the BHCA prohibit a person or group from acquiring "control" of a bank holding company unless the Federal Reserve Board has been given sixty days' prior written notice of the proposed acquisition and within that time period the Federal Reserve Board has not issued a disapproval or extended for up to another thirty days the period during which such a disapproval may be issued.

  The BCL contains certain "anti-takeover" provisions that are only applicable to registered corporations. These provisions do not apply to Lewistown. Because Juniata is a registered corporation, however, certain of these provisions do apply to Juniata.

  Subchapter 25E of the BCL is a "cash-out" anti-takeover statute which generally provides that if any person or group acquires 20% or more of the voting shares of a corporation, the remaining shareholders may demand from such person or group the fair value of their shares, including a proportionate amount of any control premium.

  Under Subchapter 25F of the BCL, Juniata is prohibited from engaging in specified business combination transactions with an interested stockholder (defined in general as any beneficial owner of at least 20% of Juniata's outstanding voting shares) during the five-year period following the date such person became an interested stockholder unless: (a) the business combination or share acquisition is approved by the Board of Directors of Juniata prior to the date such person becomes an interested stockholder; (b) the business combination is approved by unanimous vote of the holders of all outstanding common stock; or (c) the interested shareholder owns at least 80% of Juniata's outstanding voting shares, the business combination is approved by a majority of the holders of Juniata voting shares (not including shares held by the interested shareholder), and the interested shareholder complies with specified procedural and minimum fair price criteria. After the five-year period, a business combination may be effected if: (i) the transaction is approved by a majority of the outstanding Juniata voting shares (not including shares held by the interested shareholder); or (ii) the transaction is approved by a majority of the outstanding Juniata voting shares (including shares held by the interested shareholder) and the interested shareholder complies with specified procedural and minimum fair price criteria. Juniata is also subject to another somewhat similar Pennsylvania law provision, Section 2538 of the BCL, which requires certain fundamental transactions with an interested shareholder to be approved by a majority of the corporation's directors who are unaffiliated with such shareholder.

  Pennsylvania's control share acquisition statute (Subchapter 25G of the BCL) provides that: (i) the restoration of voting rights of control shares requires the vote of both the majority of the disinterested shares and the majority of all outstanding shares; and (ii) a Pennsylvania corporation may redeem the control shares at the market price of the corporation's shares rather than the "fair value".

  Subchapter 25H of the BCL requires persons who acquire 20% of the voting power of a corporation, or who announce that they may acquire control of the corporation and then sell shares within 18 months thereafter, to disgorge to the corporation profits made from such transactions.

AMENDMENT OF ARTICLES OF INCORPORATION

 Lewistown

  As required by the PBC, amendment of the Lewistown Articles requires the affirmative vote of a majority of the votes which all shareholders are entitled to cast thereon.

 Juniata

  Amendment of the Juniata Articles 7-12 require shareholder approval by the affirmative vote of 85% of the votes of all shareholders entitled to vote; provided, however, that if 66 2/3% of the entire Board of Directors recommends approval of the amendment of the Juniata Articles, such action shall be authorized if shareholder approval by the affirmative vote of 66 2/3% of the votes which all shareholders entitled to cast is obtained. Pursuant to Section 1714 of the BCL, most of the remainder of the articles of the Juniata Articles may be amended upon receipt of the affirmative vote of a majority of the votes cast by all Juniata shareholders. Certain minor amendments, such a change in corporate name or providing for perpetual corporate existence, for example, only require approval by the Board of Directors and do not require shareholder approval.

AMENDMENT OF BYLAWS

 Lewistown

  Amendments to the Lewistown Bylaws may be made at any meeting of the Board of Directors by an affirmative vote of the majority of the members of Board of Directors of Lewistown.

 Juniata

  Amendments to the Juniata Bylaws may be made by the affirmative vote of 75% of the outstanding shares of Juniata Common Stock at any regular or special meeting duly convened after notice to the shareholders of that purpose, or by a majority vote of the members of the Board of Directors at any regular or special meeting thereof duly convened after notice to the directors of that purpose, subject to the power of the shareholders to change such action of the Board by the affirmative vote of the holders of 66 2/3% of the outstanding shares of Juniata Common Stock.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

  The following unaudited pro forma combined condensed financial statements assume a business combination between Juniata and Lewistown that qualifies as a pooling of interests for financial reporting purposes. Under this method of accounting, the recorded assets and liabilities of Juniata and Lewistown are carried forward to Juniata at their recorded amounts, income of Juniata includes income of Juniata and Lewistown for the entire fiscal year in which the Merger occurs, and the reported income of Juniata and Lewistown for prior periods is combined and restated as income of Juniata. The pro forma combined condensed financial statements are based upon the respective historical consolidated financial statements of Juniata and historical financial statements of Lewistown and should be read in conjunction with such historical financial statements and the notes thereto, which are incorporated by reference or included elsewhere in this Joint Proxy Statement/Prospectus. The unaudited pro forma combined condensed balance sheet data are presented as if the Merger occurred on the date thereof. The unaudited pro forma combined condensed statements of income data are presented as if the Merger occurred at the beginning of the earliest period presented.

  The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated at the beginning of the earliest period presented with respect to the unaudited pro forma combined condensed statements of income or with respect to the pro forma combined condensed balance sheets, nor is it necessarily indicative of the future operating results or financial position of Juniata. The pro forma information does not give effect to any synergies that may occur due to the integration of Juniata's and Lewistown's operations. Additionally, the unaudited pro forma financial information excludes the transaction costs of the Merger, and the nonrecurring costs and expenses associated with integrating the operations of the businesses.

  Certain material, nonrecurring adjustments will be recorded in conjunction with the Merger, but the amounts of these adjustments cannot be determined until Juniata reviews all facilities, operations and systems of Lewistown and finalizes its plans with respect to integrating the businesses. The aggregate amount of these adjustments will include costs associated with consolidating operations and systems, severance pay for involuntary termination, early retirement and related employee benefits; conforming accounting practices; and expenses incurred in connection with the Merger. Juniata has not yet quantified any of these adjustments. The impact of these adjustments, except for conforming accounting principles, are expected to be recorded in the second or third quarter of 1998, after consummation of the Merger.

                             JUNIATA AND LEWISTOWN
          PRO FORMA UNAUDITED COMBINED CONDENSED STATEMENTS OF INCOME
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                 YEAR ENDED DECEMBER 31, 1997
                                                 -----------------------------
                                                                     PRO FORMA
                                                  JUNIATA  LEWISTOWN COMBINED
                                                 --------- --------- ---------
Interest income................................. $  16,467  $ 7,850  $  24,317
Interest expense................................     7,785    4,077     11,862
                                                 ---------  -------  ---------
Net interest income.............................     8,682    3,773     12,455
Provision for loan losses.......................       180       40        220
                                                 ---------  -------  ---------
Net interest income after provision for loan
 losses.........................................     8,502    3,733     12,235
Other income....................................       791      481      1,272
Other expenses..................................     5,398    2,132      7,530
                                                 ---------  -------  ---------
Income before income taxes......................     3,895    2,082      5,977
Income taxes....................................       850      555      1,405
                                                 ---------  -------  ---------
Net income...................................... $   3,045  $ 1,527  $   4,572
                                                 =========  =======  =========
Basic earnings per share........................ $    2.18  $  1.63  $    1.96
                                                 =========  =======  =========
Weighted average number of shares outstanding... 1,396,401  937,024  2,333,425
                                                 =========  =======  =========
                                                 YEAR ENDED DECEMBER 31, 1996
                                                 -----------------------------
                                                                     PRO FORMA
                                                  JUNIATA  LEWISTOWN COMBINED
                                                 --------- --------- ---------
Interest income................................. $  15,755  $ 7,856  $  23,611
Interest expense................................     7,592    4,105     11,697
                                                 ---------  -------  ---------
Net interest income.............................     8,163    3,751     11,914
Provision for loan losses.......................       180       50        230
                                                 ---------  -------  ---------
Net interest income after provision for loan
 losses.........................................     7,983    3,701     11,684
Other income....................................       633      395      1,028
Other expenses..................................     5,071    1,955      7,026
                                                 ---------  -------  ---------
Income before income taxes......................     3,545    2,141      5,686
Income taxes....................................       781      575      1,356
                                                 ---------  -------  ---------
Net income...................................... $   2,764  $ 1,566  $   4,330
                                                 =========  =======  =========
Basic earnings per share........................ $    1.98  $  1.67  $    1.86
                                                 =========  =======  =========
Weighted average number of shares outstanding... 1,393,264  937,024  2,330,288
                                                 =========  =======  =========
                                                 YEAR ENDED DECEMBER 31, 1995
                                                 -----------------------------
                                                                     PRO FORMA
                                                  JUNIATA  LEWISTOWN COMBINED
                                                 --------- --------- ---------
Interest income................................. $  15,070  $ 7,618  $  22,688
Interest expense................................     6,970    3,982     10,952
                                                 ---------  -------  ---------
Net interest income.............................     8,100    3,636     11,736
Provision for loan losses.......................       135       55        190
                                                 ---------  -------  ---------
Net interest income after provision for loan
 losses.........................................     7,965    3,581     11,546
Other income....................................       581      288        869
Other expenses..................................     5,106    1,801      6,907
                                                 ---------  -------  ---------
Income before income taxes......................     3,440    2,068      5,508
Income taxes....................................       780      570      1,350
                                                 ---------  -------  ---------
Net income...................................... $   2,660  $ 1,498  $   4,158
                                                 =========  =======  =========
Basic earnings per share........................ $    1.91  $  1.60  $    1.79
                                                 =========  =======  =========
Weighted average number of shares outstanding... 1,391,251  937,024  2,328,275
                                                 =========  =======  =========

      See accompanying notes to unaudited pro forma financial information

                             JUNIATA AND LEWISTOWN
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                            AS OF DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

                                               DECEMBER 31, 1997
                                    ------------------------------------------
                                                          PRO FORMA  PRO FORMA
                                    JUNIATA   LEWISTOWN  ADJUSTMENTS COMBINED
                                    --------  ---------  ----------- ---------
Cash and cash equivalents.......... $ 10,713  $  6,954     $   --    $ 17,667
Securities.........................   66,780    47,161         --     113,941
Loans receivable...................  137,512    56,187         --     193,699
Allowance for loan losses..........   (1,803)     (587)        --      (2,390)
Other assets.......................    7,708     1,952         --       9,660
                                    --------  --------     -------   --------
  Total Assets..................... $220,910  $111,667     $   --    $332,577
                                    ========  ========     =======   ========
Deposits........................... $189,007  $ 96,130     $   --    $285,137
Other borrowings...................      --        498         --         498
Other liabilities..................    3,191       920         --       4,111
                                    --------  --------     -------   --------
  Total Liabilities................  192,198    97,548         --     289,746
                                    --------  --------     -------   --------
Common stock.......................    1,400     1,171      (1,171)A    2,337
                                                               937A
Treasury stock.....................     (543)      --                    (543)
Surplus............................   14,709     5,665      (5,665)A   20,608
                                                             5,899A
Retained Earnings..................   12,651     6,942         --      19,593
Net unrealized loss on investment
 securities available for sale.....      495       341         --         836
                                    --------  --------     -------   --------
  Total Stockholders' Equity.......   28,712    14,119         --      42,831
                                    --------  --------     -------   --------
  Total Liabilities and
   Stockholder's Equity............ $220,910  $111,667     $   --    $332,577
                                    ========  ========     =======   ========

--------
A = Juniata will exchange 937,024 shares of Juniata Common Stock ($1 par value) for 937,024 shares of Lewistown Common Stock ($1.25 par value).


      See accompanying notes to unaudited pro forma financial information

                             JUNIATA AND LEWISTOWN
                      UNAUDITED PRO FORMA CAPITAL SCHEDULE
                            AS OF DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

                                                 DECEMBER 31, 1997
                                      ----------------------------------------
                                                          PRO FORMA  PRO FORMA
                                      JUNIATA  LEWISTOWN ADJUSTMENTS COMBINED
                                      -------  --------- ----------- ---------
BORROWINGS:
Short-term........................... $   --    $   498    $   --     $   498
Long-term............................     --        --         --         --
                                      -------   -------    -------    -------
  Total Borrowings................... $   --    $   498    $   --     $   498
                                      =======   =======    =======    =======
STOCKHOLDERS' EQUITY:
Common stock......................... $ 1,400   $ 1,171    $(1,171)   $ 2,337
                                                               937
Surplus..............................  14,709     5,665     (5,665)    20,608
                                                             5,899
Retained Earnings....................  12,651     6,942        --      19,593
Treasury stock.......................    (543)      --         --        (543)
Net unrealized appreciation on
 securities available for sale ......     495       341        --         836
                                      -------   -------    -------    -------
  Total Stockholders' Equity......... $28,712   $14,119    $   --     $42,831
                                      =======   =======    =======    =======


      See accompanying notes to unaudited pro forma financial information.

              NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

NOTE 1. BASIS OF PRESENTATION

  Pursuant to the Merger, each share of Lewistown Common Stock outstanding at the effective time will be converted into one (1) share of Juniata Common Stock. The Merger is to be accounted for under the "pooling of interests" method. Accordingly, recorded assets and liabilities are carried forward to the combined company at their historical values.

  The unaudited pro forma financial information does not give effect to any synergies that are expected to occur due to the integration of Lewistown and Juniata operations. Additionally, the unaudited pro forma financial information excludes the transaction costs of the Merger, and the nonrecurring costs and expenses associated with integrating the operations of the businesses.

  Certain material, nonrecurring adjustments may be recorded in conjunction with the Merger, but the amounts of these adjustments cannot be determined until Juniata reviews all facilities, operations and systems of Lewistown and finalizes its plans with respect to integrating the businesses. The aggregate amount of these adjustments will include costs associated with consolidating operations and systems; severance pay for involuntary termination, early retirement and related employee benefits; conforming accounting practices; and expenses incurred in connection with the Merger. Juniata has not yet quantified any of these adjustments. The impact of these adjustments, if any, is expected to be recorded in the second or third quarter of 1998.

NOTE 2. PRO FORMA ADJUSTMENTS

A. Stockholders' Equity and related Per Share Data

  The average number of shares of Juniata Common Stock outstanding during the periods presented and per share and net earnings per share have been adjusted for each period presented by multiplying the applicable number of shares of Lewistown Common Stock by one (1).

  The combined equity account of Juniata reflected the combination of the equity accounts for Juniata and Lewistown. Shares of Juniata Common Stock have a par value of $1. Based on the exchange ratio (conversion factor) discussed in Note 1 above, Juniata will exchange 937,024 shares of Juniata Common Stock for 937,024 shares of Lewistown Common Stock, calculated as of December 31, 1997.

               LEWISTOWN MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The purpose of this discussion is to focus on information about Lewistown Trust Company's financial condition and results of operations which is not otherwise apparent from the financial statements. Reference should be made to those statements and the selected financial data presented elsewhere for an understanding of the following discussion and analysis.

                             RESULTS OF OPERATIONS

  Lewistown recorded net income of $1,527,000 ($1.63 per share) for 1997 compared to $1,566,000 ($1.67 per share) in 1996, and $1,498,000 ($1.60 per share) in 1995. Return on average assets was 1.39% for 1997 and 1.45% for 1996 and 1995. The decrease in net income of $39,000 in 1997 was primarily caused by an increase in other expenses of $177,000 which was offset by an increase in other income of $86,000 and an increase in net interest income of $22,000 from 1996 to 1997. A more detailed explanation for each contribution to the change in net income from 1996 to 1997 is included in the remainder of this analysis.

NET INTEREST INCOME

  Net interest income is the primary source of operating income for Lewistown. Net interest income is the difference between interest earned on loans and securities and interest paid on deposits and other funding sources. The factors that influence net interest income include changes in interest rates and changes in the volume and mix of assets and liability balances.

  Net interest income increased $22,000, or .59% in 1997 compared to 1996, and $115,000 or 3.16% in 1996 compared to 1995. Table 1 analyzes the factors contributing to the increase in net interest income in 1997 and 1996. The average balances, interest income and expense, and the average rates earned and paid for assets and liabilities are found in Table 2.

  During 1997, the average yield on earning assets decreased 15 basis points and the average cost of funds decreased 5 basis points. The decrease is attributable to lower market rates in addition to competitive pricing. An increase of $3,516,000 or 6.83% in average loan volume during 1997 resulted in additional loan interest income of $319,000. However the reduced rates resulted in a decrease in the yield earned on average loans in 1997 to 8.71% compared to 9.08% and 9.45% in 1996 and 1995 respectively.

  Lewistown's average securities' portfolio in 1997 remained comparable to the portfolio at December 31, 1996, while the portfolio grew by $5,214,000 in 1996. Interest income decreased $87,000 or 2.98% in 1997 compared to 1996, and increased $367,000 or 14.40% in 1996 compared to 1995. The increase in 1996 was principally attributed to the growth in the portfolio as rates were relatively stable over the three year period.

  Interest bearing demand deposits, savings deposits and time deposits increased $384,000 in 1997 compared to 1996. The decrease in interest expense of $29,000 on these deposits or .70% was primarily a result of the decrease in interest rates offered during 1997. The increase in interest expense on these deposits in 1996 was principally due to the $2,255,000 increase in time deposits as rates were relatively stable between 1996 and 1995.

TABLE 1--RATE/VOLUME ANALYSIS OF NET INTEREST INCOME

                                           1997/1996           1996/1995
                                           INCREASE            INCREASE
                                       (DECREASE) DUE TO   (DECREASE) DUE TO
                                           CHANGE IN           CHANGE IN
                                       ------------------  ------------------
                                       VOLUME RATE   NET   VOLUME RATE   NET
                                       ------ -----  ----  ------ -----  ----
                                             (DOLLARS IN THOUSANDS)
Interest bearing deposits in other
 banks................................  $--   $   1  $  1   $--   $  (1) $ (1)
Securities (taxable)..................   (40)   (15)  (55)   237     56   293
Securities (tax exempt)...............   (13)   (19)  (32)    69      5    74
Federal funds sold and other..........   (36)    (5)  (41)   (44)   (10)  (54)
Loans.................................   319   (198)  121    121   (195)  (74)
                                        ----  -----  ----   ----  -----  ----
  Total interest income...............   230   (236)   (6)   383   (145)  238
                                        ----  -----  ----   ----  -----  ----
Other borrowings......................     0      1     1     (5)     3    (2)
Interest bearing demand deposits......     8    (21)  (13)    (4)   (23)  (27)
Savings deposits......................    (5)   (12)  (17)     3      3     6
Time deposits.........................    18    (17)    1    118     28   146
                                        ----  -----  ----   ----  -----  ----
  Total interest expense..............    21    (49)  (28)   112     11   123
                                        ----  -----  ----   ----  -----  ----
Increase (decrease) in net interest
 income...............................  $209  $(187) $ 22   $271  $(156) $115
                                        ====  =====  ====   ====  =====  ====

TABLE 2--AVERAGE BALANCES AND INTEREST RATES

                                   1997                      1996                      1995
                          ------------------------  ------------------------  ------------------------
                                    INTEREST                  INTEREST                  INTEREST
                          AVERAGE    INCOME    %    AVERAGE    INCOME    %    AVERAGE    INCOME    %
                          BALANCES  (EXPENSE) RATE  BALANCES  (EXPENSE) RATE  BALANCES  (EXPENSE) RATE
                          --------  --------- ----  --------  --------- ----  --------  --------- ----
Interest earning assets
 Interest bearing
  deposits In other
  banks.................  $    100   $    6   6.00% $    100   $    5   5.00% $    100   $    6   6.00%
Securities (taxable)....    37,178    2,408   6.48%   37,794    2,463   6.52%   34,066    2,170   6.37%
Securities (tax
 exempt)................     9,326      420   4.50%    9,595      452   4.71%    8,109      378   4.66%
Federal funds sold......     4,095      224   5.47%    4,733      265   5.60%    5,495      319   5.81%
Loans...................    54,987    4,792   8.71%   51,471    4,671   9.08%   50,195    4,745   9.45%
                          --------   ------         --------   ------         --------   ------
 Total interest Earning
  assets................   105,686    7,850   7.43%  103,693    7,856   7.58%   97,965    7,618   7.78%
Non-interest earning
 assets
 Cash and due from
  banks.................     3,409                     2,737                     2,537
 Other assets...........     1,184                     2,072                     3,199
 Less: allowance for
  Loan losses...........      (605)                     (636)                     (604)
                          --------                  --------                  --------
 Total assets...........  $109,674                  $107,866                  $103,097
                          ========                  ========                  ========
Interest bearing
 liabilities
 Other borrowings.......  $    184   $   10   5.43% $    179   $    9   5.03% $    323   $   11   3.41%
 Interest bearing demand
  deposits..............    20,570      698   3.39%   20,340      711   3.50%   20,452      738   3.61%
 Savings deposits.......     4,805      121   2.52%    4,990      138   2.77%    4,876      132   2.71%
 Other time deposits....    61,623    3,248   5.27%   61,284    3,247   5.30%   59,029    3,101   5.25%
                          --------   ------         --------   ------         --------   ------
 Total interest Bearing
  liabilities...........    87,182    4,077   4.68%   86,793    4,105   4.73%   84,680    3,982   4.70%
Non-interest bearing
 liabilities
 Demand deposits........     8,117                     7,801                     6,478
 Other liabilities......       741                       643                       504
 Stockholders' equity...    13,634                    12,629                    11,435
                          --------                  --------                  --------
 Total liabilities and
  stockholders' equity..  $109,674                  $107,866                  $103,097
                          ========   ------         ========   ------         ========   ------
Net interest
 income/spread..........             $3,773   2.75%            $3,751   2.85%            $3,636   3.08%
                                     ======                    ======                    ======
Margin analysis
 Interest Income/Earning
  Assets................                      7.43%                     7.58%                     7.78%
 Interest
  Expense/Earning
  Assets................                      3.86%                     3.96%                     4.06%
                                              ----                      ----                      ----
Net interest margin.....                      3.57%                     3.62%                     3.72%
                                              ====                      ====                      ====

  For purpose of computing average loan balances, nonaccruing loans are excluded from the daily average loan balance. Yields on tax exempt securities are not presented on a tax equivalent basis.

OTHER INCOME

  Other income increased by $86,000 or 21.77% from 1996 to 1997 and $107,000 or 37.15% from 1996 to 1995. The increase which occurred in 1997 is summarized as follows. The increase in trust income of $41,000 or 41.84% was a result of increased fees associated with settling estates and an increase in number of trust customers. Service charges on deposit accounts increased $27,000 or 22.69% which directly correlated with the increase in customer accounts. The increase in other income of $34,000 or 41% is due to an increase in commissions on the sale of life and disability insurance. The increase in 1996 compared to 1995 was directly related to realized gains on the sale of securities totalling $95,000 in 1996. Realized gains in 1997 were $79,000.

OTHER EXPENSE

  Other expenses increased $177,000 or 9.05% in 1997 to $2,132,000 compared to $1,955,000 in 1996 and $1,801,000 in 1995. Salaries and benefits totaled $1,275,000 in 1997, an increase of $107,000 or 9.16% from 1996. Occupancy expense totaled $257,000 in 1997, an increase of $51,000 or 24.76% compared to $206,000 in 1996 and $168,000 in 1995. Other operating expenses were $469,000 in 1997 and $472,000 in 1996 compared to $397,000 in 1995. The increase from 1995 to 1996 in salaries and benefits was due to the opening of a new branch in October 1996, and the hiring of an executive vice-president during the second quarter of 1996. The new facility also attributed to the increase in occupancy expense in 1996 and 1997, the increase in other operating expenses in 1996, and salaries and benefits in 1997, as the branch operated for a full year during 1997.

  Federal deposit insurance premiums were $14,000 in 1997 compared to $2,000 in 1996 and $133,000 in 1995. FDIC insurance premiums are applied to all financial institutions based on a risk-based premium assessment system. Under this system, bank strength is based on three factors: 1) asset quality, 2) capital strength, and 3) management. Premium assessments are then assigned based on the institution's overall rating, with the stronger institutions paying lower rates. The FDIC restructured its assessment schedule in 1995, after the Bank Insurance Fund (BIF) was determined to be adequately funded. The assessment for 1996 was the statutory minimum of $2,000. Total savings in 1996 compared to 1995 were $131,000, or 98.50%. Recent legislation passed in September 1996 instituted provisions for assessing BIF and Savings Association Insurance Fund (SAIF) insured institutions in preparation for merging the two funds. The assessment resulted in an expense of $14,000 in 1997.

FEDERAL INCOME TAXES

  The provision for income taxes for 1997 was $555,000 compared to $575,000 in 1996 and $570,000 in 1995. The effective tax rate, which is the ratio of income tax expense to income before income taxes was 26.66% in 1997, a slight decrease from 26.86% in 1996 and 27.56% in 1995. The tax rate for all periods was less than the statutory rate of 34% due to tax exempt securities and loan income. Refer to Note 9 to the Financial Statements "Income Taxes" for further analysis of federal income tax expense.

                              FINANCIAL CONDITION

  Lewistown's financial condition can be evaluated in terms of trends in its sources and uses of funds. Table 3 illustrates how Lewistown has managed its sources and uses of funds which are directly affected by outside economic factors, such as interest rate fluctuations.

TABLE 3--SOURCES AND USES OF FUNDS

                           1997    INCREASE (DECREASE)       1996    INCREASE (DECREASE)     1995
                         AVERAGE   ---------------------   AVERAGE   --------------------  AVERAGE
                         BALANCE     AMOUNT        %       BALANCE    AMOUNT        %      BALANCE
                         --------  ---------------------   --------  --------------------  --------
Funding uses:
 Interest earning
  assets:
  Loans:
   Commercial........... $ 20,223  $     (419)     (2.03)% $ 20,642  $     425       2.10% $ 20,217
   Mortgage.............   22,511       1,350       6.38     21,161       (424)     (1.96)   21,585
   Consumer.............   12,253       2,585      26.74      9,668      1,275      15.19     8,393
                         --------  ----------              --------  ---------             --------
                           54,987       3,516       6.83     51,471      1,276       2.54    50,195
  Less: Allowance for
   loan losses..........     (605)         31      (4.87)      (636)       (32)      5.30      (604)
                         --------  ----------              --------  ---------             --------
                           54,382       3,547       6.98     50,835      1,244       2.51    49,591
  Interest bearing
   deposits with banks..      100         --         --         100        --         --        100
  Securities............   46,504        (885)     (1.87)    47,389      5,214      12.36    42,175
  Funds sold............    4,095        (638)    (13.48)     4,733       (762)    (13.87)    5,495
                         --------  ----------              --------  ---------             --------
                           50,699      (1,523)     (2.92)    52,222      4,452       9.32    47,770
 Total interest earning
  assets................  105,081       2,024       1.96    103,057      5,696       5.85    97,361
 Other assets...........    4,593        (216)     (4.49)     4,809       (927)    (16.16)    5,736
                         --------  ----------              --------  ---------             --------
    Total Uses.......... $109,674  $    1,808       1.68   $107,866  $   4,769       4.63  $103,097
                         ========  ==========              ========  =========             ========
Funding sources:
 Deposits:
  Demand................ $  8,117  $      316       4.05   $  7,801  $   1,323      20.42  $  6,478
  Interest bearing
   demand...............   20,570         230       1.13     20,340       (112)     (0.55)   20,452
  Savings...............    4,805        (185)     (3.71)     4,990        114       2.34     4,876
  Time under $100,000 ..   57,096         559       0.99     56,537      2,495       4.62    54,042
                         --------  ----------              --------  ---------             --------
 Total core deposits....   90,588         920       1.03     89,668      3,820       4.45    85,848
 Time over $100,000.....    4,527        (220)     (4.63)     4,747       (240)     (4.81)    4,987
                         --------  ----------              --------  ---------             --------
 Total deposits.........   95,115         700       .074     94,415      3,580       3.94    90,835
 Short-term borrowings..      184           5       2.79        179       (144)    (44.58)      323
                         --------  ----------              --------  ---------             --------
 Interest bearing
  liabilities...........   95,229         705       0.75     94,594      3,436       3.77    91,158
 Other liabilities......      741          98      15.24        643        139      27.58       504
 Stockholders' equity...   13,634       1,005       7.96     12,629      1,194      10.44    11,435
                         --------  ----------              --------  ---------             --------
    Total Sources....... $109,674  $    1,808       1.68   $107,866  $   4,769       4.63  $103,097
                         ========  ==========              ========  =========             ========

LOANS RECEIVABLE

  Average loans receivable, net of the allowance for loan losses, increased $3,547,000 or 6.98% in 1997 compared to an increase of $1,244,000 or 2.51% in
1996. The increase in loans was directly attributable to the addition of a branch in the fourth quarter of 1996, favorable economic conditions in Lewistown's market area, and competitive pricing. The majority of the growth in 1996 and 1997 occurred in the consumer loan portfolio. Table 4 provides an analysis of Lewistown's loan distribution at the end of each of the last five years. Consumer loans include revolving credit plans, personal lines of credit, installment loans and student loans. Loans which are secured by real estate include residential and nonresidential mortgages and home equity loans to individuals.

TABLE 4--LOAN PORTFOLIO

                                                    DECEMBER 31,
                                       ---------------------------------------
                                        1997    1996    1995    1994    1993
                                       ------- ------- ------- ------- -------
                                                   (IN THOUSANDS)
Commercial, financial and
 agricultural......................... $ 3,590 $ 3,723 $ 3,289 $ 1,961 $ 1,857
Consumer, net of unearned discount....   7,140   7,761   9,097  10,314  10,517
Real estate...........................  43,833  39,000  37,394  36,275  35,361
All other.............................   1,624   2,262   2,701   2,906   2,708
                                       ------- ------- ------- ------- -------
                                       $56,187 $52,746 $52,481 $51,456 $50,443
                                       ======= ======= ======= ======= =======

TABLE 5--LOAN MATURITIES

  The following table shows the maturity of loans (excluding residential mortgages of 1-4 family residences and consumer loans) outstanding at December 31, 1997.

                                           MATURITY MATURING  MATURING
                                            DURING  FROM 1999  AFTER
                                             1998   THRU 2000   2000   TOTAL
                                           -------- --------- -------- ------
                                                     (IN THOUSANDS)
   Commercial, financial and
    agricultural..........................  $3,590    $ --     $ --    $3,590
   All other..............................   1,624      --       --     1,624
                                            ------    -----    -----   ------
     Total Loans..........................  $5,214    $ --     $ --    $5,214
                                            ======    =====    =====   ======

NONPERFORMING LOANS

  Table 6 reflects Lewistown's nonaccrual, past due and restructured loans for each of the past five years. A loan is generally placed on nonaccrual when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectibility of principal or interest, even though the loan is currently performing.

TABLE 6--NONPERFORMING LOANS

                                               DECEMBER 31,
                                  -------------------------------------------
                                   1997     1996     1995     1994     1993
                                  -------  -------  -------  -------  -------
                                              (IN THOUSANDS)
Average loans outstanding........ $54,987  $51,471  $50,195  $51,236  $49,274
                                  =======  =======  =======  =======  =======
Nonaccrual loans.................     126      186      122      --       444
Accruing loans past due 90 days
 or more.........................     136       12       49      354      187
Restructured loans...............     173      --       --       --       --
                                  -------  -------  -------  -------  -------
  Total.......................... $   435  $   198  $   171  $   354  $   631
                                  =======  =======  =======  =======  =======
Ratio of non-performing loans to
 average loans outstanding.......    0.79%    0.38%    0.34%    0.69%    1.28%

TABLE 7--NONACCRUAL AND RESTRUCTURED LOANS--RELATED INFORMATION

                                                           DECEMBER 31,
                                                     -------------------------
                                                     1997 1996 1995 1994  1993
                                                     ---- ---- ---- ----- ----
                                                          (IN THOUSANDS)
   Nonaccrual loans................................. $126 $186 $122 $ --  $444
   Restructured loans...............................  173  --   --    --   --
   Interest income that would have been recorded
    under original terms............................    2   15   11   --    44
   Interest income recorded during the period.......   24    4  --    --   --
   Commitments to lend additional funds.............  --   --   --    --   --

  All of the nonaccrual loans at December 31, 1997 are secured by real estate or otherwise guaranteed as to repayment. Management has not identified any other material potential problem loans that are not included in the above table.

ALLOWANCE FOR LOAN LOSSES

  The amount charged to operations and the related balance in the allowance for loan losses is based upon periodic evaluations of the loan portfolio by management. These evaluations consider several factors including, but not limited to, current economic conditions, loan portfolio composition, prior loan loss experience, trends in portfolio volume, and management's estimation of future potential losses. Management believes that the allowance for loan losses is adequate. Table 8 is an analysis of the allowance for loan losses for the past five years.

TABLE 8--SUMMARY OF LOAN LOSS EXPERIENCE

                                    1997     1996     1995     1994     1993
                                   -------  -------  -------  -------  -------
                                               (IN THOUSANDS)
Average loans outstanding........  $54,987  $51,471  $50,195  $51,236  $49,274
                                   =======  =======  =======  =======  =======
Allowance for loan losses January
 1...............................  $   643  $   612  $   592  $   576  $   560
Losses charged to allowance
  Commercial.....................       59      --       --       --       --
  Real estate....................      --       --       --       --       --
  Consumer.......................       51       53       42       17       29
                                   -------  -------  -------  -------  -------
                                       110       53       42       17       29
                                   -------  -------  -------  -------  -------
Recoveries credited to allowance
  Commercial.....................      --       --       --       --       --
  Real estate....................      --       --       --       --       --
  Consumer.......................       14       34        7        8        5
                                   -------  -------  -------  -------  -------
                                        14       34        7        8        5
                                   -------  -------  -------  -------  -------
Net charge-offs..................       96       19       35        9       24
Provision for loan losses........       40       50       55       25       40
                                   -------  -------  -------  -------  -------
Allowance for loan losses at
 December 31.....................  $   587  $   643  $   612  $   592  $   576
                                   =======  =======  =======  =======  =======
Ratio of net charge-offs to
 average loans outstanding.......     0.17%    0.04%    0.07%    0.02%    0.05%

  The increase in net charge-offs in 1997 was primarily due to charging off a portion of a commercial loan which was classified as nonaccrual in 1996 and restructured during 1997.

  The specific allocations of the allowance for loan losses are based on management's evaluation of the risks inherent in the specific portfolios for the dates indicated. Amounts in a particular category may be used to absorb losses if another category allocation proves to be inadequate. Table 9 reflects the allocations of the allowance for loan losses for each of the past five years.

TABLE 9--ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES

                                1997               1996               1995               1994               1993
                         ------------------ ------------------ ------------------ ------------------ ------------------
                                   % OF               % OF               % OF               % OF               % OF
                         AMOUNT TOTAL LOANS AMOUNT TOTAL LOANS AMOUNT TOTAL LOANS AMOUNT TOTAL LOANS AMOUNT TOTAL LOANS
                         ------ ----------- ------ ----------- ------ ----------- ------ ----------- ------ -----------
                                                             (DOLLARS IN THOUSANDS)
Commercial..............   146      9.3%      239     11.4%      189     11.4%      168      9.5%      179      9.1%
Real estate.............   141     78.0%      110     73.9%      110     71.3%      118     70.5%      133     70.1%
Consumer................   205     12.7%      159     14.7%      154     17.3%      183     20.0%      182     20.8%
Unallocated.............    95      --        135      --        159      --        123      --         82      --
                          ----     ----      ----     ----      ----     ----      ----     ----      ----     ----
                          $587      100%     $643      100%     $612      100%     $592      100%     $576      100%
                          ====     ====      ====     ====      ====     ====      ====     ====      ====     ====

  Highly leveraged transactions (HLT's) generally include loans and commitments made in connection with recapitalizations, acquisitions, and leveraged buyouts, and result in the borrower's debt-to-total assets ratio exceeding 75%. Lewistown had no loans at December 31, 1997 that qualified as HLT's.

SECURITIES

  Lewistown's securities' portfolio is classified as available for sale and is carried at fair value. Lewistown intends to hold the securities for an indefinite amount of time, but not necessarily to maturity. No securities of a single issuer exceed 10% of stockholders' equity at December 31, 1997.

  During 1997 Lewistown used excess funds originated from operating activities and maturities of U.S. Treasury and Corporate securities to purchase U.S. Government agency securities which increased $4,391,000 or 56.78%.

  Table 10 sets forth the carrying amount of securities at the dates indicated.

TABLE 10--SECURITIES PORTFOLIO

                                                            DECEMBER 31,
                                                       -----------------------
                                                        1997    1996    1995
                                                       ------- ------- -------
                                                           (IN THOUSANDS)
   Available for sale securities (at fair value):
     U.S. Treasury securities......................... $ 4,623 $ 6,913 $ 6,636
     U. S. Government agencies........................  12,124   7,733   6,185
     State and political subdivisions.................  17,018  17,948  15,058
     Corporate securities.............................     417   1,835   3,674
     Mortgage-backed securities.......................  12,641  11,851  13,285
     Equity securities................................     338     297     381
                                                       ------- ------- -------
                                                       $47,161 $46,577 $45,219
                                                       ======= ======= =======

  Table 11 sets forth the maturities and the weighted average yields of securities by contractual maturities at December 31, 1997. Yields on obligations of states and political subdivisions are not presented on a tax-equivalent basis. Mortgage-backed securities with contractual maturities after ten years from December 31, 1997 feature regular repayments of principal and average lives of three to seven years.

TABLE 11--ANALYSIS OF SECURITIES

                                               MATURING
                         -----------------------------------------------------
                                        AFTER ONE    AFTER FIVE
                            WITHIN     BUT WITHIN    BUT WITHIN      AFTER
                           ONE YEAR    FIVE YEARS    TEN YEARS     TEN YEARS
                         ------------ ------------- ------------ -------------
                         AMOUNT YIELD AMOUNT  YIELD AMOUNT YIELD AMOUNT  YIELD
                         ------ ----- ------- ----- ------ ----- ------- -----
                                        (DOLLARS IN THOUSANDS)
U.S. Treasury
 securities............. $2,955 5.77% $ 1,668 6.46% $  --    --  $   --    --
U.S. Government
 agencies...............  1,693 7.94%   8,927 6.52%  1,149 7.37%     355 6.40%
State and political
 subdivisions...........  2,531 5.31%  11,515 5.68%  2,678 5.59%     294 4.49%
Corporate securities....    100 6.93%     127 6.06%     90 3.00%     100 6.20%
Mortgage-backed
 securities.............    --            --           260 7.20%  12,381 6.39%
                         ------       -------       ------       -------
                         $7,279       $22,237       $4,177       $13,130
                         ======       =======       ======       =======

DEPOSITS

  Lewistown's primary source of funds continue to be core deposit accounts which include both interest and noninterest bearing demand, savings, and time deposits under $100,000. Core deposits increased an average of $920,000 or 1.03% in 1997 compared to $3,820,000 or 4.45% in 1996. The largest category of core deposits and the primary source of funds continues to be time deposits under $100,000. This category includes certificates of deposit, which allow customers to invest their funds at selected maturity ranges from thirty days to five years, individual retirement accounts, and Lewistown's Golden Passbook accounts. The average balance of these funds increased $559,000 or .99% in 1997 and $2,495,000 or 4.62% in 1996.

  Interest bearing demand accounts, consisting of Super N.O.W. and Money Manager accounts increased an average of $230,000 or 1.13% in 1997 and decreased an average of $112,000 or .55% in 1996. The decrease was a result of consumers looking for a higher return on their deposits, as evidenced by the shift of money to higher yield time deposit products.

  The average daily amount of deposits and rates paid on such deposits is summarized for the years ended December 31, as indicated in Table 12.

TABLE 12--AVERAGE DEPOSITS AND AVERAGE RATES BY MAJOR CLASSIFICATION

                                         1997          1996          1995
                                     ------------- ------------- -------------
                                     AMOUNT  RATE  AMOUNT  RATE  AMOUNT  RATE
                                     ------- ----- ------- ----- ------- -----
                                              (DOLLARS IN THOUSANDS)
   Non-interest bearing demand...... $ 8,117       $ 7,801       $ 6,478
   Interest bearing demand..........  20,570 3.39%  20,340 3.50%  20,452 3.61%
   Savings deposits.................   4,805 2.52%   4,990 2.77%   4,876 2.71%
   Time deposits....................  61,623 5.27%  61,284 5.30%  59,029 5.25%
                                     -------       -------       -------
     Total.......................... $95,115       $94,415       $90,835
                                     =======       =======       =======

  At December 31, 1997, time deposits outstanding in an individual amount of $100,000 or more totaled $5,349,000. The maturity of these deposits is reflected in Table 13.

TABLE 13--MATURITIES OF TIME DEPOSITS OF $100,000 OR MORE

                              OVER 3                       OVER 6
         3 MONTHS            THROUGH 6                   THROUGH 12                   OVER 12
         OR LESS              MONTHS                       MONTHS                     MONTHS
         --------            ---------                   ----------                   -------
                                  (IN THOUSANDS)
          $1,502               $679                        $1,023                     $2,145
          ======               ====                        ======                     ======

OTHER BORROWINGS

  Lewistown maintains a U.S. Treasury tax and loan option account for the deposit of withholding taxes, corporate income taxes and certain other payments to the federal government. Borrowings under the note option account which were used as source of funds were consistent during 1997 and 1996. These borrowings do not represent a significant source of funds for Lewistown.

CAPITAL REQUIREMENTS/RATIOS

  Lewistown places a significant emphasis on maintaining a strong capital base. The capital resources of Lewistown consist of two major components of regulatory capital, stockholders' equity and the allowance for loan losses. Lewistown's capital maintained steady growth during 1997.

  Current capital guidelines issued by federal regulatory authorities require banks to meet minimum risk-based capital ratios in an effort to make regulatory capital more responsive to the risk exposure related to a bank's on and off balance sheet items.

  Risk-based capital guidelines re-define the components of capital, categorize assets into risk classes, and include certain off-balance sheet items in the calculation of capital requirements. The components of risk-based capital are segregated as Tier I and Tier II capital. Tier I capital is composed of total stockholders' equity reduced by goodwill and other intangible assets. Tier II capital is comprised of the allowance for loan losses and any qualifying debt obligations. Regulators also have adopted minimum requirements of 4% of Tier I capital and 8% of risk-adjusted assets in total capital.

  Lewistown is also subject to leverage capital requirements. This requirement compares Tier I capital to average total assets and is intended to supplement the risk-based capital ratio in measuring capital adequacy. The guidelines set a minimum leverage ratio of 3% for institutions that are highly rated in terms of safety and soundness, and which are not experiencing or anticipating any significant growth. Other institutions are expected to maintain capital levels of at least 1% or 2% above the minimum. As of December 31, 1997 Lewistown had a leverage ratio of 12.56%.

  The following table sets forth the computation of Lewistown's regulatory capital ratios for the dates indicated. Lewistown exceeded the minimum capital levels of the well capitalized category.

TABLE 14--CAPITAL RATIOS

                                                           DECEMBER 31,
                                                      -------------------------
                                                       1997     1996     1995
                                                      -------  -------  -------
                                                          (IN THOUSANDS)
   Tier I
     Common stockholders' equity (excluding
      appreciation on securities)...................  $13,778  $12,823  $11,772
                                                      -------  -------  -------
   Tier II
     Allowable portion of allowance for loan
      losses........................................      587      643      612
                                                      -------  -------  -------
   Risk-based capital...............................  $14,365  $13,466  $12,384
                                                      =======  =======  =======
   Risk-adjusted assets (including off-balance-sheet
    exposures)......................................  $54,063  $52,327  $55,265
                                                      =======  =======  =======
   Tier I risk-based capital ratio..................    25.49%   24.51%   21.30%
   Total risk-based capital ratio...................    26.57%   25.73%   22.41%
   Leverage ratio...................................    12.56%   11.89%   11.42%

--------
Note: Any unrealized appreciation and depreciation on securities available for sale was excluded from regulatory capital components of risk-based capital and leverage ratios.

CAPITAL ANALYSIS

  During 1997 Lewistown paid cash dividends to its shareholders amounting to $572,000 compared to $515,000 and $447,000 in 1996 and 1995 respectively. On a per share basis, dividends for 1997 increased 10.91% to $.61 from $.55 in 1996.

  Lewistown issued a 2-for-1 stock split in the form of a 100% stock dividend in 1996. In 1995 Lewistown issued a 10% stock dividend. The number of common shares issued were adjusted accordingly.

  Stockholders' equity is adjusted for the effect of unrealized appreciation or depreciation, net of tax, on securities classified as available for sale. At December 31, 1997 and 1996, stockholders' equity included $341,000 and $370,000, respectively, in unrealized appreciation.

  The return on average equity for the years ended December 31, 1997, 1996 and 1995 was 11.20%, 12.40%, and 13.10%, respectively.

INTEREST RATE SENSITIVITY AND MARKET RISK

  The operations of Lewistown are subject to risk resulting from interest rate fluctuations to the extent that there is a difference between the amount of Lewistown's interest earning assets and the amount of interest bearing liabilities that are prepaid/withdrawn, mature or reprice in specified periods.

  The principal objective of Lewistown's asset/liability management activities is to provide consistently higher levels of net interest income while maintaining acceptable levels of interest rate and liquidity risk and facilitating the funding needs of Lewistown. Lewistown utilizes an interest rate sensitivity model as the primary quantitative tool in measuring the amount of interest rate risk that is present. The traditional maturity "gap" analysis, which reflects the volume difference between interest rate sensitive assets and liabilities during a given time period, is reviewed regularly by management. A positive gap occurs when the amount of interest sensitive assets exceeds interest sensitive liabilities. This position would contribute positively to net income in a rising interest rate environment. Conversely, if the balance sheet has more liabilities repricing than assets, the balance sheet is liability sensitive or negatively gapped. Management continues to monitor sensitivity in order to avoid overexposure to changing interest rates.

  The operations of Lewistown do not subject it to foreign currency exchange or commodity price risk. Also, Lewistown does not utilize interest rate swaps, caps or other hedging transactions.

  The following table provides information about Lewistown's financial instruments that are sensitive to changes in interest rates. For securities, loans and deposits, the table presents principal cash flows and related weighted average interest rates by maturity dates or repricing frequency. Lewistown has no market risk sensitive instruments entered into for trading purposes.

TABLE 15--INTEREST RATE SENSITIVITY

                REMAINING MATURITY/EARLIEST POSSIBLE REPRICING
                                (IN THOUSANDS)

                                                                                                 FAIR VALUE
                                                                                                     AT
                                                                                                DECEMBER 31,
                            1998      1999      2000      2001      2002    THEREAFTER  TOTAL       1997
                          --------  --------  --------  --------  --------  ---------- -------- ------------
INTEREST EARNING ASSETS
Interest bearing
 deposits...............  $    100  $    --   $    --   $    --   $    --    $   --    $    100   $    100
 Average interest rate..      6.00%
Federal funds sold......     1,900       --        --        --        --        --       1,900      1,900
 Average interest rate..      5.47%
Securities, amortized
 cost...................    19,322     6,565     6,789     5,190     3,557     5,119     46,542   $ 46,823
 Average interest rate..      6.29%     5.92%     5.94%     6.17%     6.39%     6.16%
Loans, excluding
 nonaccrual loans.......    14,816     2,227       742     3,211     1,070    33,995     56,061     55,945
 Average interest rate..      9.18%     9.92%     9.92%     8.69%     8.69%     8.23%
                          --------  --------  --------  --------  --------   -------   --------   --------
Total interest earning
 assets.................    36,138     8,792     7,531     8,401     4,627    39,114    104,603    104,768
                          --------  --------  --------  --------  --------   -------   --------   --------
INTEREST BEARING
 LIABILITIES
Interest bearing demand
 deposits...............    22,340       --        --        --        --        --      22,340     22,340
 Average interest rate..      3.39%
Savings deposits........     4,624       --        --        --        --        --       4,624      4,624
 Average interest rate..      2.52%
Certificates of
 deposit................    42,599     7,595     6,159     1,676     3,759        45     61,833     62,060
 Average interest rate..      5.00%     5.67%     6.30%     6.25%     6.08%     6.79%
Other borrowings........       498       --        --        --        --        --         498        498
 Average interest rate..      5.43%
                          --------  --------  --------  --------  --------   -------   --------   --------
Total interest bearing
 liabilities............    70,061     7,595     6,159     1,676     3,759        45     89,295     89,522
                          --------  --------  --------  --------  --------   -------   --------   ========
Interest Sensivity Gap..  $(33,923) $  1,197  $  1,372  $  6,725  $    868   $39,069   $ 15,308
                          ========  ========  ========  ========  ========   =======   ========
Cumulative Gap..........  $(33,923) $(33,726) $(31,354) $(24,629) $(23,761)  $15,308
                          ========  ========  ========  ========  ========   =======

LIQUIDITY

  Liquidity management involves meeting the funds flow requirements of customers who may either be depositors wanting to withdraw funds, or borrowers needing assurance that sufficient funds will be available to meet their credit needs.

  Lewistown's principal source of asset liquidity is the securities portfolio. As disclosed in Note 3 to the financial statements, the carrying value of securities maturing in less than one year equals $7,279,000. In addition to those maturities, Lewistown receives monthly principal repayments on mortgage-backed securities which totaled $12,641,000 at December 31, 1997.

  Liability liquidity, which is more difficult to measure, can be met by attracting deposits and maintaining the core deposit base. Lewistown's ability to attract deposits depends primarily on several factors including sales efforts, competitive interest rates, and other conditions which help maintain consumer confidence in the stability of the financial institution. This confidence is evaluated by such factors as profitability, capitalization and overall financial condition.

  Other sources of funds are principal paydowns and maturities in the loan portfolio. The loan maturity schedule (Table 5) illustrates the maturities of commercial loans.

EFFECTS OF INFLATION

  The majority of assets and liabilities of a financial institution are monetary in nature, and therefore, differ greatly from most commercial and industrial companies that have significant investments in fixed assets or inventories. The precise impact of inflation upon Lewistown is difficult to measure. Inflation may affect the borrowing needs of consumers, thereby impacting the growth rate of Lewistown's assets. Inflation may also affect the general level of interest rates, which can have a direct bearing on Lewistown.

  Management believes the most significant impact on financial results is Lewistown's ability to react to changes in interest rates.

                             BUSINESS OF LEWISTOWN

DESCRIPTION OF BUSINESS

  Lewistown is a bank and trust company and an FDIC-insured institution organized in 1906 under the laws of the Commonwealth of Pennsylvania and headquartered in Lewistown, Pennsylvania. Lewistown engages in commercial banking authorized by the Pennsylvania Banking Code ("PBC"). This involves accepting demand, time and savings deposits and granting loans (consumer, commercial, real estate and business) to individuals, corporations, partnerships, associations and municipalities and other governmental bodies.

  Lewistown is not dependent on any one customer, and the loss of any customer or a few customers would not have a material adverse effect upon it.

PROPERTIES

  As of December 30, 1997, Lewistown had four (4) banking offices. Its principal executive office, which it owns, is located at 100 East Market Street, Lewistown, Pennsylvania 17044, and the telephone number at that address is (717) 242-0381.

  Its other branch offices are located at: (a) 100 West Water Street, Lewistown, Pennsylvania 17044; (b) Open Hearth, Burnham, Pennsylvania; and (c) Wal-Mart Supercenter, Lewistown, Pennsylvania 17044.

LEGAL PROCEEDINGS

  There are no material proceedings to which Lewistown or any of its directors or officers are a party. All legal proceedings presently pending against Lewistown involve routine litigation incidental to the business of Lewistown and are either not material in respect to the amount in controversy or are fully covered by insurance.

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF LEWISTOWN

  To the knowledge of Lewistown, on the Record Date, no shareholders are entitled to cast more than 5% of the total votes to be cast at the Meeting. The table below sets forth, as of the Record Date, approximate information regarding the beneficial ownership of Lewistown Common Stock by each director and executive officer of Lewistown.

                                                 BENEFICIAL OWNERSHIP OF
                                                  LEWISTOWN COMMON STOCK
                                                 ---------------------------
                                                  NUMBER OF      PERCENT OF
                                                   SHARES          TOTAL
                                                 ------------   ------------
   DIRECTORS:
    Philip E. Gingerich, Jr.....................         4,690            .50%
    Timothy I. Havice...........................         5,418            .60%
    Charles L. Hershberger......................         1,830            .19%
    Robert K. Metz, Jr..........................        14,362            1.5%
    Richard M. Scanlon, DMD.....................         1,395            .15%
    Jan G. Snedeker.............................         1,148            .12%
    John M. Wilson..............................        32,940            3.5%
    Marshall L. Hartman.........................        29,988            3.2%
    Francis J. Evanitsky*.......................         1,000            .11%
   EXECUTIVE OFFICERS:
    Francis J. Evanitsky, President and CEO--*
     See above.
                                                  ------------     ----------
   ALL DIRECTORS AND EXECUTIVE OFFICERS AS A
    GROUP:                                              92,771           9.90%
   OTHER 5% SHAREHOLDERS: None.

                          ADJOURNMENT OF THE MEETING

  If there is an insufficient number of votes cast in person or by proxy at the either of the Lewistown Special Meeting or the Juniata Annual Meeting to approve the Merger and the Merger Agreement, the respective Boards of Directors of Lewistown or Juniata, as the case may be, intends to adjourn the Meeting to a later date for the solicitation of additional votes in favor of the Merger and the Merger Agreement. The affirmative vote of a majority of the shares present, in person or by proxy, at the Meeting, even if a quorum is not present, is required in order to approve any such adjournment. The place and date to which the Meeting would be adjourned would be announced at the appropriate Meeting.

  THE RESPECTIVE BOARDS OF DIRECTORS OF LEWISTOWN AND JUNIATA RECOMMEND THAT THEIR RESPECTIVE SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO ADJOURN THE MEETING IF NECESSARY TO PERMIT FURTHER SOLICITATION OF PROXIES TO APPROVE THE MERGER, THE MERGER AGREEMENT AND THE AMENDMENT.

                                    EXPERTS

JUNIATA

  The consolidated financial statements of Juniata as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, incorporated by reference in Juniata's Annual Report on Form 10-K for the year ended December 31, 1997, have been audited by Beard & Company, Inc., independent accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

LEWISTOWN

  The financial statements of Lewistown appearing in this Joint Proxy Statement/Prospectus, have been audited by Beard & Company, Inc., independent accountants, to the extent and for the periods indicated in their report appearing elsewhere herein, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

                                LEGAL OPINIONS

  The legality of the Juniata Common Stock issued in connection with the Merger and the tax consequence of the Merger were passed upon by Mette, Evans & Woodside, Harrisburg, Pennsylvania, legal counsel to Juniata. Certain legal matters relating to Lewistown were passed upon at the effective time of the Merger by Barley, Snyder, Senft & Cohen, LLC, Lancaster, Pennsylvania, legal counsel to Lewistown.

                 JUNIATA SHAREHOLDER PROPOSALS AND NOMINATIONS

  Proposals of shareholders of Juniata intended to be presented at the next annual meeting of shareholders of Juniata must be received by Juniata for inclusion in Juniata's Proxy Statement and Form of Proxy relating to that meeting by November 12, 1998.

  If the date of the next Annual Meeting of Shareholders of Juniata is advanced or delayed by more than 30 days from April 20, 1999, shareholders will be timely informed of the change of the Annual Meeting of Shareholders and the date by which proposals of security holders must be received.

                                OTHER BUSINESS

  No other business is expected to be brought before the Special Meetings for consideration by the shareholders.

                                          By Order of the Board of Directors,

                                          ___________________________
                                          A. Jerome Cook, President

                   APPENDIX A--LEWISTOWN FINANCIAL STATEMENTS

                            LEWISTOWN TRUST COMPANY

                              FINANCIAL STATEMENTS

                                     INDEX

Independent auditor's report................................................ A-2
Balance sheets.............................................................. A-3
Statements of income........................................................ A-4
Statements of stockholders' equity.......................................... A-5
Statements of cash flows.................................................... A-6
Notes to financial statements............................................... A-7

                         INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Lewistown Trust Company
Lewistown, Pennsylvania

  We have audited the accompanying balance sheets of Lewistown Trust Company as of December 31, 1997 and 1996, and the related statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lewistown Trust Company as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          Beard & Company, Inc.

Harrisburg, Pennsylvania
March 10, 1998

                            LEWISTOWN TRUST COMPANY

                                 BALANCE SHEETS

                                                                 DECEMBER 31,
                                                               -----------------
                                                                 1997     1996
                                                               -------- --------
                                                                (IN THOUSANDS)
                           ASSETS
Cash and due from banks......................................  $  4,954 $  2,620
Interest bearing deposits with banks.........................       100      100
Federal funds sold...........................................     1,900    3,400
                                                               -------- --------
    Total cash and cash equivalents..........................     6,954    6,120
Securities available for sale................................    47,161   46,577
Loans receivable, net of allowance for loan losses 1997
 $587,000; 1996 $643,000.....................................    55,600   52,103
Bank premises and equipment, net.............................       868      824
Accrued interest receivable and other assets.................     1,084      915
                                                               -------- --------
    Total assets.............................................  $111,667 $106,539
                                                               ======== ========
            LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
  Non-interest bearing.......................................  $  7,333 $  7,102
  Interest bearing...........................................    88,797   85,113
                                                               -------- --------
    Total deposits...........................................    96,130   92,215
  Other borrowings...........................................       498      249
  Accrued interest payable and other liabilities.............       920      882
                                                               -------- --------
    Total liabilities........................................    97,548   93,346
                                                               -------- --------
STOCKHOLDERS' EQUITY
Common stock, par value $1.25 per share; authorized 1,280,000
 shares; issued and outstanding 937,024 shares...............     1,171    1,171
Surplus......................................................     5,665    5,665
Retained earnings............................................     6,942    5,987
Net unrealized appreciation on securities, net of taxes......       341      370
                                                               -------- --------
    Total stockholders' equity...............................    14,119   13,193
                                                               -------- --------
    Total liabilities and stockholders' equity...............  $111,667 $106,539
                                                               ======== ========

                       See Notes to Financial Statements.

                            LEWISTOWN TRUST COMPANY

                              STATEMENTS OF INCOME

                                                      YEARS ENDED DECEMBER 31,
                                                     --------------------------
                                                       1997     1996     1995
                                                     -------- -------- --------
                                                       (IN THOUSANDS, EXCEPT
                                                         PER SHARE AMOUNTS)
Interest income:
  Loans receivable, including fees.................. $  4,792 $  4,671 $  4,745
  Securities:
    Taxable.........................................    2,408    2,463    2,170
    Tax-exempt......................................      420      452      378
  Other.............................................      230      270      325
                                                     -------- -------- --------
      Total interest income.........................    7,850    7,856    7,618
                                                     -------- -------- --------
Interest expense:
  Deposits..........................................    4,067    4,096    3,971
  Other.............................................       10        9       11
                                                     -------- -------- --------
      Total interest expense........................    4,077    4,105    3,982
                                                     -------- -------- --------
      Net interest income...........................    3,773    3,751    3,636
Provision for loan losses...........................       40       50       55
                                                     -------- -------- --------
      Net interest income after provision for loan
       losses.......................................    3,733    3,701    3,581
                                                     -------- -------- --------
Other income:
  Trust income......................................      139       98       89
  Service charges on deposit accounts...............      146      119      124
  Net realized gain on sale of securities...........       79       95      --
  Other.............................................      117       83       75
                                                     -------- -------- --------
      Total other income............................      481      395      288
                                                     -------- -------- --------
Other expenses:
  Salaries and employee benefits....................    1,275    1,168    1,005
  Occupancy.........................................      257      206      168
  Taxes, other than income..........................      117      107       98
  Federal deposit insurance premiums................       14        2      133
  Other operating expenses..........................      469      472      397
                                                     -------- -------- --------
      Total other expenses..........................    2,132    1,955    1,801
                                                     -------- -------- --------
      Income before income taxes....................    2,082    2,141    2,068
Federal income taxes................................      555      575      570
                                                     -------- -------- --------
      Net income.................................... $  1,527 $  1,566 $  1,498
                                                     ======== ======== ========
Basic earnings per share............................ $   1.63 $   1.67 $   1.60
                                                     ======== ======== ========
Weighted average number of shares outstanding.......  937,024  937,024  937,024
                                                     ======== ======== ========

                       See Notes to Financial Statements.

                            LEWISTOWN TRUST COMPANY

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                    NET UNREALIZED
                                                     APPRECIATION
                                                    (DEPRECIATION)
                                                    ON SECURITIES      TOTAL
                           COMMON         RETAINED    AVAILABLE    STOCKHOLDERS'
                           STOCK  SURPLUS EARNINGS     FOR SALE       EQUITY
                           ------ ------- --------  -------------- -------------
                                              (IN THOUSANDS)
Balance, December 31,
 1994..................... $  532 $3,802  $ 6,387        $ 69         $10,790
  Net income..............    --     --     1,498         --            1,498
  Cash dividends ($.48 per
   share).................    --     --      (447)        --             (447)
  10% stock dividend......     54  1,863   (1,917)        --              --
  Net change in unrealized
   appreciation
   (depreciation) on
   securities available
   for sale, net of
   taxes..................    --     --       --          436             436
                           ------ ------  -------        ----         -------
Balance, December 31,
 1995.....................    586  5,665    5,521         505          12,277
  Net income..............    --     --     1,566         --            1,566
  Cash dividends ($.55 per
   share).................    --     --      (515)        --             (515)
  2-for-1 stock split in
   the form of 100% stock
   dividend...............    585    --      (585)        --              --
  Net change in unrealized
   appreciation
   (depreciation) on
   securities available
   for sale, net of
   taxes..................    --     --       --         (135)           (135)
                           ------ ------  -------        ----         -------
Balance, December 31,
 1996.....................  1,171  5,665    5,987         370          13,193
  Net income..............    --     --     1,527         --            1,527
  Net change in unrealized
   appreciation
   (depreciation) on
   securities available
   for sale, net of
   taxes..................    --     --       --          (29)            (29)
  Cash dividends ($.61 per
   share).................    --     --      (572)        --             (572)
                           ------ ------  -------        ----         -------
Balance, December 31,
 1997..................... $1,171 $5,665  $ 6,942        $341         $14,119
                           ====== ======  =======        ====         =======


                       See Notes to Financial Statements.

                            LEWISTOWN TRUST COMPANY

                            STATEMENTS OF CASH FLOWS

                                                  YEARS ENDED DECEMBER 31,
                                                 ----------------------------
                                                   1997      1996      1995
                                                 --------  --------  --------
                                                       (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income...................................... $  1,527  $  1,566  $  1,498
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Provision for loan losses.....................       40        50        55
  Provision for depreciation and amortization...       87        74        66
  Net amortization (accretion) of securities
   premiums and discounts.......................      (14)      (14)       (3)
  Gain on sale of securities....................      (79)      (95)      --
  (Increase) decrease in accrued interest
   receivable and other assets..................     (169)      (97)       19
  Increase in accrued interest payable and other
   liabilities..................................       44        76        11
                                                 --------  --------  --------
    Net cash provided by operating activities...    1,436     1,560     1,646
                                                 --------  --------  --------
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sales of securities available for
 sale...........................................       99     1,690       --
Proceeds from sales of securities held to
 maturity.......................................      --        --         97
Proceeds from maturities and principal
 repayments of securities available for sale....   21,376    15,915     3,500
Proceeds from maturities and principal
 repayments of securities held to maturity......      --        --     13,628
Purchase of securities available for sale.......  (22,010)  (19,057)   (1,621)
Purchase of securities held to maturity.........      --        --    (19,270)
Net increase in loans receivable................   (3,537)     (284)   (1,060)
Purchases of bank premises and equipment........     (131)     (303)      (18)
                                                 --------  --------  --------
    Net cash used in investing activities.......   (4,203)   (2,039)   (4,744)
                                                 --------  --------  --------
CASH FLOWS FROM FINANCING ACTIVITIES
Net increase in deposits........................    3,915       869     5,602
Net increase (decrease) in other borrowings.....      249       (67)       33
Dividends paid..................................     (563)     (468)     (426)
                                                 --------  --------  --------
    Net cash provided by financing activities...    3,601       334     5,209
                                                 --------  --------  --------
    Increase (decrease) in cash and cash
     equivalents................................      834      (145)    2,111
Cash and cash equivalents:
  Beginning.....................................    6,120     6,265     4,154
                                                 --------  --------  --------
  Ending........................................ $  6,954  $  6,120  $  6,265
                                                 ========  ========  ========
Cash payments for:
  Interest...................................... $  4,083  $  4,135  $  3,950
                                                 ========  ========  ========
  Income taxes.................................. $    564  $    564  $    526
                                                 ========  ========  ========

                       See Notes to Financial Statements.

                            LEWISTOWN TRUST COMPANY

                         NOTES TO FINANCIAL STATEMENTS

1 SIGNIFICANT ACCOUNTING POLICIES

 Nature of operations:

  Lewistown Trust Company (the Bank) operates under a state bank charter and provides full banking services, including trust services. As a state bank, the Bank is subject to regulation of the Pennsylvania Department of Banking and the Federal Deposit Insurance Corporation. The area served by the Bank is principally Mifflin County, Pennsylvania and contiguous counties.

 Estimates:

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Presentation of cash flows:

  For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold.

 Securities:

  Securities classified as available for sale are those securities that the Bank intends to hold for an indefinite period of time but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movement in interest rates, changes in maturity mix of the Bank's assets and liabilities, liquidity needs, regulatory capital considerations and other similar factors. Securities available for sale are carried at fair value. Unrealized appreciation or depreciation is reported as increases or decreases in stockholders' equity, net of the related deferred tax effect. Realized gains or losses, determined on the basis of the cost of the specific securities sold, are included in earnings. Premiums and discounts are recognized in interest income using a method which approximates the interest method over the period to maturity.

  Securities that management has both the positive intent and ability to hold to maturity are classified as securities held to maturity and are carried at cost, adjusted for amortization of premium or accretion of discount using a method which approximates the interest method.

  Management determines the appropriate classification of debt securities at the time of purchase and reevaluates such designation as of each balance sheet date.

 Loans receivable:

  Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are stated at their outstanding unpaid principal balances, net of unearned discount and an allowance for loan losses. Interest income is accrued on the unpaid principal balance. Unearned discount on discounted loans is amortized to income over the life of the loans, using a method which approximates the interest method.

  A loan is generally considered impaired when it is probable the Bank will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement. The accrual of interest is discontinued when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectibility of principal or interest, even though the loan is currently performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on nonaccrual status, unpaid interest credited to income in the

                            LEWISTOWN TRUST COMPANY
current year is reversed and unpaid interest accrued in prior years is charged against the allowance for loan losses. Interest received on nonaccrual loans generally is either applied against principal or reported as interest income, according to management's judgment as to the collectibility of principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time and the ultimate collectibility of the total contractual principal and interest is no longer in doubt.

 Allowance for loan losses:

  The allowance for loan losses is established through provisions for loan losses charged against income. Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance.

  The allowance for loan losses related to impaired loans that are identified for evaluation is based on discounted cash flows using the loan's initial effective interest rate or the fair value, less selling costs, of the collateral for certain collateral dependent loans. By the time a loan becomes probable of foreclosure, it has been charged down to fair value, less estimated costs to sell.

  The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant change, including the amounts and timing of future cash flows expected to be received on impaired loans.

 Bank premises and equipment:

  Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed principally on an accelerated method over the estimated useful lives of the related assets.

 Income taxes:

  Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

 Off-balance sheet financial instruments:

  In the ordinary course of business, the Bank has entered into off-balance sheet financial instruments consisting of commitments to extend credit and standby letters of credit. Such financial instruments are recorded in the balance sheet when they are funded.

 Earnings per share:

  The Bank adopted Financial Accounting Standards Board (FASB) Statement No. 128, "Earnings Per Share" in 1997. Since the Bank has a simple capital structure, previously reporting earnings per share for 1996 and 1995 equals basic earnings per share for those periods as reflected in the statements of income. The weighted average number of common shares outstanding is adjusted for stock dividends for all periods presented.

                            LEWISTOWN TRUST COMPANY

2 RESTRICTIONS ON CASH AND DUE FROM BANK BALANCES

  The Bank is required to maintain reserve balances with the Federal Reserve Bank. The reserve balances approximated $780,000 and $718,000 at December 31, 1997 and 1996 respectively.

3 SECURITIES

  The amortized cost and fair value of available for sale securities at December 31 were as follows:

                                                GROSS        GROSS
                                   AMORTIZED  UNREALIZED   UNREALIZED   FAIR
                                     COST    APPRECIATION DEPRECIATION  VALUE
                                   --------- ------------ ------------ -------
                                                 (IN THOUSANDS)
     DECEMBER 31, 1997:
     U.S. Treasury securities.....  $ 4,597      $ 26        $ --      $ 4,623
     U.S. Government agencies.....   12,123        15          (14)     12,124
     State and political
      subdivisions................   16,814       235          (31)     17,018
     Corporate securities.........      416         1          --          417
     Mortgage-backed securities...   12,592        55           (6)     12,641
     Equity securities............      102       236          --          338
                                    -------      ----        -----     -------
                                    $46,644      $568        $ (51)    $47,161
                                    =======      ====        =====     =======
     DECEMBER 31, 1996:
     U.S. Treasury securities.....  $ 6,893      $ 26        $  (6)    $ 6,913
     U.S. Government agencies.....    7,709        41          (17)      7,733
     State and political
      subdivisions................   17,789       213          (54)     17,948
     Corporate securities.........    1,829         6          --        1,835
     Mortgage-backed securities...   11,675       198          (22)     11,851
     Equity securities............      121       176          --          297
                                    -------      ----        -----     -------
                                    $46,016      $660        $ (99)    $46,577
                                    =======      ====        =====     =======

  Equity securities are principally comprised of common stocks of community banks. During 1995, the Bank re-evaluated the appropriateness of all securities held and transferred $38,515,000 of securities from securities held to maturity to securities available for sale in accordance with the Guide to Implementation of Statement No. 115 issued by the FASB. The securities were transferred at their value on the date of transfer which was $284,000 greater than the amortized cost of the securities. The transfer represented the entire held to maturity portfolio.

  The amortized cost and fair value of securities as of December 31, 1997 by contractual maturity are shown below. Expected maturities may differ from contractual maturities or call dates because borrowers may have the right to prepay obligations with or without call or prepayment penalties:

                                                              AMORTIZED  FAIR
                                                                COST     VALUE
                                                              --------- -------
                                                               (IN THOUSANDS)
     Due in one year or less.................................  $ 7,273  $ 7,279
     Due after one year through five years...................   22,073   22,237
     Due after five years through ten years..................    3,862    3,917
     Due after ten years.....................................      742      749
     Mortgage-backed securities..............................   12,592   12,641
     Equity securities.......................................      102      338
                                                               -------  -------
                                                               $46,644  $47,161
                                                               =======  =======

                            LEWISTOWN TRUST COMPANY

  Securities with a fair value of $11,387,000 and $11,032,000 at December 31, 1997 and 1996 were pledged to secure public deposits and for other purposes as required or permitted by law.

  Gross gains of $79,000 and gross losses of $-0- were realized on sales of securities in 1997. Gross gains of $142,000 and gross losses of $47,000 were realized on sales of securities in 1996. There were no gains or losses recognized on sales of securities in 1995.

4 LOANS RECEIVABLE AND ALLOWANCE FOR LOAN LOSSES

  Loans are comprised of the following at December 31:

                                                                 1997    1996
                                                                ------- -------
                                                                (IN THOUSANDS)
     Commercial, financial and agricultural.................... $ 3,590 $ 3,723
     Consumer..................................................   7,402   8,432
     Real estate...............................................  43,833  39,000
     Other.....................................................   1,624   2,262
                                                                ------- -------
       Total loans.............................................  56,449  53,417
     Allowance for loan losses.................................     587     643
     Net unearned discount.....................................     262     671
                                                                ------- -------
       Net loans............................................... $55,600 $52,103
                                                                ======= =======

  Changes in the allowance for loan losses were as follows:

                                                     YEARS ENDED DECEMBER 31,
                                                     ---------------------------
                                                       1997     1996     1995
                                                     --------  -------- --------
                                                          (IN THOUSANDS)
     Balance, beginning............................. $    643  $   612  $   592
     Provision for loan losses......................       40       50       55
     Loans charged off..............................     (110)     (53)     (42)
     Recoveries.....................................       14       34        7
                                                     --------  -------  -------
     Balance, ending................................ $    587  $   643  $   612
                                                     ========  =======  =======

  The recorded investment in impaired loans, not requiring an allowance for loan losses, was $173,000 and $-0- at December 31, 1997 and 1996 respectively. The recorded investment in impaired loans requiring an allowance for loan losses was $-0- and $167,000 at December 31, 1997 and 1996 respectively. At December 31, 1997 and 1996, the related allowance for loan losses associated with those loans was $-0- and $81,000 respectively. For the years ended December 31, 1997, 1996 and 1995, the average recorded investment in these impaired loans was $174,000, $167,000 and $173,000, and the interest income recognized on impaired loans was $16,000, $2,000 and $4,000 respectively.

                            LEWISTOWN TRUST COMPANY

5 BANK PREMISES AND EQUIPMENT

  Components of bank premises and equipment were as follows at December 31:

                                                                 1997    1996
                                                                ------- -------
                                                                (IN THOUSANDS)
     Land...................................................... $    98 $    98
     Buildings.................................................   1,052   1,015
     Furniture.................................................   1,037     943
                                                                ------- -------
                                                                  2,187   2,056
     Less accumulated depreciation.............................   1,319   1,232
                                                                ------- -------
                                                                $   868 $   824
                                                                ======= =======

6 DEPOSITS

  The composition of deposits is as follows at December 31:

                                                                 1997    1996
                                                                ------- -------
                                                                (IN THOUSANDS)
     Demand, non-interest bearing.............................. $ 7,333 $ 7,102
     NOW accounts..............................................  18,094  14,030
     Money market accounts.....................................   4,246   4,910
     Savings accounts..........................................   4,624   5,262
     Time certificates $100,000 or more........................   5,349   4,983
     Other time certificates...................................  56,484  55,928
                                                                ------- -------
                                                                $96,130 $92,215
                                                                ======= =======

  At December 31, 1997, the scheduled maturities of time deposits are as follows (in thousands):

             1998............................. $42,599
             1999.............................   7,595
             2000.............................   6,159
             2001.............................   1,676
             2002.............................   3,759
             Thereafter.......................      45
                                               -------
                                               $61,833
                                               =======

7 BORROWED FUNDS

  The Bank maintains a U.S. Treasury tax and loan note option account for the deposit of withholding taxes, corporate income taxes and certain other payments to the federal government. Deposits are subject to withdrawal and are evidenced by an open-ended interest-bearing note of 5.25% at December 31, 1997. Borrowings under this note option account were $498,000 and $249,000 at December 31, 1997 and 1996 respectively.

8 EMPLOYEE BENEFITS

 Profit sharing plan:

  The Bank has a profit-sharing plan for the benefit of all eligible employees. The annual contribution, which is allocated based on salary, is determined each year at the discretion of the Board of Directors. The contributions for 1997, 1996 and 1995 were $143,000, $151,000 and $143,000 respectively.

                            LEWISTOWN TRUST COMPANY

 Deferred compensation plan:

  The bank has entered into deferred compensation agreements with certain directors and the former President of the Bank. At December 31, 1997 and 1996, the liability (included in other liabilities) was $175,000 and $89,000 respectively. For the years ended December 31, 1997, 1996 and 1995, $86,000, $61,000 and $28,000 respectively was charged to expense in connection with this plan.

9 INCOME TAXES

  The provision for federal income taxes consisted of the following:

                                                      YEARS ENDED DECEMBER 31,
                                                     --------------------------
                                                       1997     1996     1995
                                                     -------- -------- --------
                                                           (IN THOUSANDS)
     Current........................................ $    553 $    569 $    596
     Deferred.......................................        2        6      (26)
                                                     -------- -------- --------
                                                     $    555 $    575 $    570
                                                     ======== ======== ========

  A reconciliation of the statutory income tax expense computed at 34% to the income tax expense included in the statements of income is as follows:

                                                    YEARS ENDED DECEMBER 31,
                                                   ----------------------------
                                                     1997      1996      1995
                                                   --------  --------  --------
                                                         (IN THOUSANDS)
     Computed statutory tax expense............... $    708  $    728  $    703
     Tax-exempt interest..........................     (186)     (185)     (162)
     Disallowed interest expense..................       31        30        26
     Other, net...................................        2         2         3
                                                   --------  --------  --------
                                                   $    555  $    575  $    570
                                                   ========  ========  ========

  The income tax provision includes $27,000 in 1997, $32,000 in 1996 and $-0-in 1995 of income taxes related to realized gains on sales of securities.

  The net deferred tax liability consisted of the following components at December 31:

                                                              1997     1996
                                                             -------  -------
                                                             (IN THOUSANDS)
     Deferred tax assets:
       Allowance for loan losses............................ $   124  $   143
       Deferred compensation plan...........................      59       30
       Other................................................      32       24
                                                             -------  -------
         Total deferred tax assets..........................     215      197
                                                             -------  -------
     Deferred tax liabilities:
       Securities accretion.................................      69       49
       Net unrealized appreciation on securities available
        for sale............................................     176      191
                                                             -------  -------
         Total deferred tax liabilities.....................     245      240
                                                             -------  -------
         Net deferred tax liability......................... $   (30) $   (43)
                                                             =======  =======

                            LEWISTOWN TRUST COMPANY

10 TRANSACTIONS WITH EXECUTIVE OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS

  The Bank has had banking transactions in the ordinary course of business with its executive officers, directors, principal stockholders and their affiliated companies (related parties) on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. At December 31, 1997 and 1996, these persons were indebted to the Bank for loans totaling $871,000 and $1,014,000 respectively. During 1997, $126,000 of new loans were made repayments totaled $269,000.

11 FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

  The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk and interest rate risk in excess of the amount recognized in the balance sheet.

  The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

  A summary of the Bank's financial instrument commitments is as follows:

                                                                 DECEMBER 31,
                                                                ---------------
                                                                 1997    1996
                                                                ------- -------
                                                                (IN THOUSANDS)
     Commitments to extend credit.............................. $ 3,918 $ 3,320
     Outstanding standby letters of credit.....................     153      45

  Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation. Collateral held varies but may include personal or commercial real estate, accounts receivable, inventory and equipment.

  Outstanding standby letters of credit written are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing standby letters of credit is essentially the same as that involved in extending loan facilities to customers.

12 CONCENTRATION OF CREDIT RISK

  The Bank grants commercial, residential and consumer loans to customers primarily located in Mifflin County, Pennsylvania. The concentrations of credit by type of loan are set forth in Note 4. Although the Bank has a diversified loan portfolio, its debtors' ability to honor their contracts is influenced by the region's economy.

13 REGULATORY MATTERS

  The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional

                            LEWISTOWN TRUST COMPANY
discretionary actions by regulators that, if undertaken, could have a direct material affect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

  Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets, and of Tier 1 capital to average assets. Management believes, as of December 31, 1997, that the Bank meets all capital adequacy requirements to which it is subject.

  As of December 31, 1997, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the Bank's category.

  The Bank's actual capital amounts and ratios at December 31, 1997 and 1996 are presented below:

                                                               TO BE WELL
                                             FOR CAPITAL   CAPITALIZED UNDER
                                              ADEQUACY     PROMPT CORRECTIVE
                                ACTUAL        PURPOSES     ACTION PROVISIONS
                             -------------  -------------  ------------------
                             AMOUNT  RATIO  AMOUNT  RATIO   AMOUNT    RATIO
                             ------- -----  ------- -----  --------- --------
                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
AT DECEMBER 31, 1997:
Total capital (to risk
 weighted assets)........... $14,365 26.57% $^4,325 ^8.00% $  ^5,406   ^10.00%
Tier I capital (to risk
 weighted assets)...........  13,778 25.49   ^2,163 ^4.00     ^3,244    ^6.00
Tier I capital (to average
 assets)....................  13,778 12.56   ^4,387 ^4.00     ^5,484    ^5.00
AT DECEMBER 31, 1996:
Total capital (to risk
 weighted assets)........... $13,466 25.73% $^4,186 ^8.00% $  ^5,233   ^10.00%
Tier I capital (to risk
 weighted assets)...........  12,823 24.51   ^2,093 ^4.00     ^3,140    ^6.00
Tier I capital (to average
 assets)....................  12,823 11.89   ^4,315 ^4.00     ^5,393    ^5.00

  The Bank is subject to certain restrictions on the amount of dividends that it may declare without prior regulatory approval. At December 31, 1997, $6,942,000 of retained earnings were available for dividend declaration without prior regulatory approval.

14 COMMITMENT

  The Bank leases a branch facility under a lease agreement which commenced in 1996 and which expires in 2001. The rent expense which includes the licensing fee was $34,000 and $20,000 in 1997 and 1996 respectively.

  Minimum future payments under this noncancellable lease agreement at December 31, 1997 are in thousands:

             1998................................ $ 34
             1999................................   34
             2000................................   34
             2001................................   29
                                                  ----
                                                  $131
                                                  ====

                            LEWISTOWN TRUST COMPANY

15 FAIR VALUES OF FINANCIAL INSTRUMENTS

  Management uses its best judgment in estimating the fair value of the Bank's financial instruments; however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments, the fair value estimates herein are not necessarily indicative of the amounts the Bank could have realized in a sales transaction on the dates indicated. The estimated fair value amounts have been measured as of year end and have not been re-evaluated or updated for purposes of these financial statements subsequent to that date. As such, the estimated fair values of these financial instruments subsequent to the respective reporting date may be different than the amounts reported at each year end.

  The following information should not be interpreted as an estimate of the fair value of the entire Bank since a fair value calculation is only provided for a limited portion of the Bank's assets. Due to a wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between the Bank's disclosures and those of other companies may not be meaningful. The following methods and assumptions were used to estimate the fair value of the Bank's financial instruments at December 31, 1997 and 1996:

    Cash and cash equivalents:

      The carrying amounts reported in the balance sheet for cash and short-term instruments approximate those assets' fair values.

    Securities (including mortgage-backed securities):

      Fair values for securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

    Loans receivable:

      For variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for other loans (e.g., residential real estate and consumer loans) are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

    Accrued interest receivable and payable:

      The carrying amount of accrued interest receivable and accrued interest payable approximates its fair value.

    Deposit liabilities:

      The fair values disclosed for demand deposits (e.g., interest and non-interest checking, passbook savings and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

    Other borrowings:

      The carrying amount of other borrowed funds approximates its fair value.

    Off-balance-sheet-instruments:

      Fair values for the Bank's off-balance sheet instruments (lending commitments and standby letters of credit) are based on fees currently charged to enter into similar agreements, taking into account, the remaining terms of the agreements and the counterparties' credit standing.

                            LEWISTOWN TRUST COMPANY

  The estimated fair values of the Bank's financial instruments were as follows:

                                                       DECEMBER 31,
                                             ---------------------------------
                                                   1997             1996
                                             ---------------- ----------------
                                             CARRYING  FAIR   CARRYING  FAIR
                                              AMOUNT   VALUE   AMOUNT   VALUE
                                             -------- ------- -------- -------
                                                      (IN THOUSANDS)
     Financial assets:
       Cash and due from banks.............. $ 5,054  $ 5,054 $ 2,720  $ 2,720
       Federal funds sold...................   1,900    1,900   3,400    3,400
       Securities...........................  47,161   47,161  46,577   46,577
       Loans, net of allowance..............  55,600   55,358  52,103   52,004
       Accrued interest receivable..........     992      992     900      900
     Financial liabilities:
       Deposits.............................  96,130   96,357  92,215   92,638
       Other borrowings.....................     498      498     249      249
       Accrued interest payable.............     311      311     317      317
     Off-balance sheet financial
      instruments:
       Commitments to extend credit.........     --       --      --       --
       Standby letters of credit............     --       --      --       --

16 MERGER

  In December 1997, the Bank announced the signing of a definitive agreement to merge with Juniata Valley Financial Corp. (JVFC), a commercial bank with total assets of $221 million, headquartered in Mifflintown, Pennsylvania. Under the terms of the agreement, each Lewistown Trust shareholder will receive one share of JVFC's common stock for each Lewistown Trust share and Lewistown Trust will be merged into Juniata Valley Bank, a wholly-owned subsidiary of JVFC. The transaction will be accounted for under the pooling-of-interests method of accounting and is subject to regulatory and shareholder approvals. The merger is expected to be consummated by the second or third quarter of 1998.

  The following table provides a summary of the consolidated operating results and financial condition, on a pro forma basis, as of and for the year ended December 31, 1997:

                                               LEWISTOWN
                                                 TRUST              CONSOLIDATED
                                             (AS REPORTED)   JVFC    PRO FORMA
                                             ------------- -------- ------------
                                                       (IN THOUSANDS)
     Net interest income....................   $  3,773    $  8,682   $ 12,455
     Net income.............................      1,527       3,045      4,572
     Total assets...........................    111,667     220,910    332,577
     Total stockholders' equity.............     14,119      28,712     42,831

                   APPENDIX B--OPINION OF RP FINANCIAL, L.C.

                                                                  April  , 1998

Board of Directors
Lewistown Trust Company
100 East Market Street
Lewistown, Pennsylvania 17044-8106

Members of the Board:

  You have requested RP Financial, LC. ("RP Financial") to provide you with its opinion as to the fairness from a financial point of view to the stockholders of Lewistown Trust Company, Lewistown, Pennsylvania ("Lewistown"), of the Agreement and Plan of Merger (the "Merger Agreement"), by and among Juniata Valley Financial Corporation, a Pennsylvania Corporation ("Juniata"), The Juniata Valley Bank ("JVB") and Lewistown. The Merger Agreement is incorporated herein by reference. Unless otherwise defined, all capitalized terms incorporated herein have the meanings ascribed to them in the Merger Agreement.

Summary Description of Consideration

  As fully described in the Merger Agreement, at the Effective Date of the Merger, each share of Lewistown's common stock issued and outstanding immediately prior to the Effective Date of the Merger, except for (i) Perfected Dissenting Shares and (ii) shares of Lewistown's Common Stock held and beneficially owned by Juniata which shall be cancelled by virtue of the merger, shall be converted into one share of common stock of Juniata. Cash will be paid in lieu of fractional shares.

RP Financial Background and Experience

  RP Financial, as part of its financial institution valuation and consulting practice, is regularly engaged in the valuation of financial institution securities in connection with mergers and acquisitions of commercial banks and thrift institutions, initial and secondary offerings, mutual-to-stock conversions of thrift institutions, and business valuations for other corporate purposes for financial institutions. As specialists in the securities of financial institutions, RP Financial has experience in, and knowledge of, the Pennsylvania and Northeast markets for bank and thrift securities and financial institutions operating in Pennsylvania.

Materials Reviewed

  In rendering its fairness opinion, RP Financial reviewed and analyzed the following material, the most recent of which includes: (i) the Merger Agreement including exhibits; (ii) financial and other information for Lewistown, all with regard to balance and off-balance sheet composition, profitability, interest rates, volumes, maturities, trends, credit risk, interest rate risk, liquidity risk and operations including (a) audited financial statements for the fiscal years ended December 31, 1995 through 1997, (b) stockholder, regulatory and internal financial and other reports through March 31, 1998, (c) the most recent proxy statement for Lewistown, and
(d) Lewistown's management and Board comments regarding past and current business, operations, financial condition and future prospects; and (iii) financial and other information for Juniata including (a) audited financial statements for the fiscal years ended December 31, 1996 and 1997, incorporated in Juniata's Annual Report to Shareholders, (b) regulatory and internal financial and other reports through March 31, 1998, (c) Juniata's Registration Statement on Form S-4 as filed with the Securities and Exchange Commission on March , 1998 and (d) Juniata's management comments regarding past and current business, operations, financial condition and future prospects.

  RP Financial reviewed financial, operational, market area and stock price and trading characteristics for Lewistown and Juniata relative to regional publicly-traded banking institutions, respectively, with comparable resources, financial condition, earnings, operations and markets. RP Financial also considered the economic and demographic characteristics in the local market area, and the potential impact of the regulatory, legislative and economic environments on operations for Lewistown and Juniata and the public perception of the banking industry. RP Financial also considered: (a) the financial terms, financial and operating condition and market area of other recently completed acquisitions of commercial banks both regionally and in Pennsylvania; (b) discounted cash flow analyses for Lewistown incorporating future prospects; and (c) the pro forma impact on Juniata of the acquisition of Lewistown, which is expected to be accounted for as a pooling of interests.

  In rendering its opinion, RP Financial relied, without independent verification, on the accuracy and completeness of the information concerning Lewistown and Juniata as furnished by the respective institutions to RP Financial for review for purposes of its opinion, as well as publicly-available information regarding other financial institutions and economic and demographic data. Lewistown and Juniata did not restrict RP Financial as to the material it was permitted to review. RP Financial did not perform or obtain any independent appraisals or evaluations of the assets and liabilities and potential and/or contingent liabilities of Lewistown or Juniata.

  RP Financial expresses no opinion on matters of a legal, regulatory, tax or accounting nature or the ability of the Merger as set forth in the Merger Agreement to be consummated. In rendering its opinion, RP Financial assumed that in the course of obtaining the necessary regulatory and governmental approvals for the Merger, no restriction will be imposed on Juniata that would have a material adverse effect on the ability of the Merger to be consummated as set forth in the Merger Agreement.

Opinion

  It is understood that this letter is directed to the Board of Directors of Lewistown in its consideration of the Merger Agreement, and does not constitute a recommendation to any stockholder of Lewistown as to any action that such stockholder should take in connection with the Merger Agreement, or otherwise.

  It is understood that this opinion is based on market conditions and other circumstances existing on the date hereof.

  It is understood that this opinion may be included in its entirety in any communication by Lewistown or its Board of Directors to the stockholders of Lewistown. It is also understood that this opinion may be included in its entirety in any regulatory filing by Lewistown or Juniata, and that RP Financial consents to the summary of the opinion in the proxy materials of Lewistown, and any amendments thereto. Except as described above, this opinion may not be summarized, excerpted from or otherwise publicly referred to without RP Financial's prior written consent. Based upon and subject to the foregoing, and other such matters considered relevant, it is RP Financial's opinion that, as of the date hereof, the Merger Consideration to be received by Lewistown's stockholders, as described in the Merger Agreement, is fair to such stockholders from a financial point of view.

                                          Respectfully submitted,

                                          RP FINANCIAL, LC.

            APPENDIX C--OPINION OF HOPPER SOLIDAY AND COMPANY, INC.

                                                                  April  , 1998

Board of Directors
Juniata Valley Financial Corporation
Bridge & Main Streets
Mifflintown, PA 17059

Gentlemen:

  You have requested our opinion, as investment bankers, as to the fairness, from a financial point of view, of the terms of the proposed merger (the "Merger") of Lewistown Trust Company ("Lewistown") with and into Juniata Valley Bank, a wholly owned subsidiary of Juniata Valley Financial Corporation ("Juniata"). Pursuant to the Agreement and Plan of Merger dated December 29, 1997 between Juniata and Lewistown, each outstanding share of Lewistown common stock will be converted into and become the right to receive one (1) share of Juniata common stock (the "Merger Consideration").

  Hopper Soliday & Co., Inc. ("Hopper Soliday"), as a customary part of its investment banking business, is engaged in valuing businesses and their securities in connection with mergers and acquisitions, stock purchase offers, negotiated underwritings, secondary distributions of securities, private placements and for estate, corporate reorganization and other purposes.

  Hopper Soliday reviewed, among other things: i) Lewistown's Quarterly Call Reports as filed with the Federal Deposit Insurance Corporation (FDIC) for the periods ending March 31, 1996, June 30, 1996, September 30, 1996, December 31, 1996, March 31, 1997, June 30, 1997 and September 30, 1997 and related unaudited financial information provided by Lewistown for fiscal years ended December 31, 1992 through December 31, 1995; ii) Juniata's Annual Reports on Form 10-K and related financial information for fiscal years ended December 31, 1992 through December 31, 1996, and Juniata's Quarterly Reports on Form 10-Q and related unaudited financial information for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; iii) certain information concerning the respective businesses, operations, regulatory condition and prospects of Juniata and Lewistown, including financial forecasts, relating to the business, earnings, assets and prospects of Juniata and Lewistown, furnished to Hopper Soliday by Juniata and Lewistown, which Hopper Soliday discussed with members of senior management of Juniata and Lewistown; iv) historical market prices and trading activity for the Juniata Common Stock and Lewistown Common Stock and similar data for certain publicly traded companies which Hopper Soliday deemed to be relevant; v) the results of operations of Juniata and Lewistown and similar data for certain companies which Hopper Soliday deemed to be relevant; vi) the financial terms of the Merger contemplated by the Agreement and the financial terms of certain other mergers and acquisitions which Hopper Soliday deemed to be relevant; vii) the pro forma impact of the Merger on the earnings and book value per share, consolidated capitalization and certain balance sheet and profitability ratios of Juniata; viii) the Agreement; ix) such other matters as Hopper Soliday deemed necessary. Hopper Soliday also met with certain members of senior management and other representatives of Juniata and Lewistown to discuss the foregoing as well as other matters Hopper Soliday deemed relevant.

  In conducting our review and in arriving at our opinion, we relied upon and assumed the accuracy and completeness of the financial and other information provided to us or that which was publicly available and did not attempt independently to verify such information. We relied upon the managements of Juniata and Lewistown as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases thereof) provided to us and assumed that such forecasts and projections reflected the best currently available estimates and judgements of such managements and that such forecasts and projections would be realized in the amounts and in the time periods estimated by such managements. We also assumed, without independent verification, that the aggregate allowances for loan losses for Juniata and Lewistown were adequate to cover such losses. We did not make or obtain any evaluations or appraisals of the assets of Juniata and Lewistown, nor did we examine any individual loan credit files. Our opinion is limited to the fairness, from a financial point of view, to the shareholders of Juniata of the Merger Consideration.

  In rendering our opinion we have assumed that in the course of obtaining the necessary regulatory approvals for the Merger, no conditions will be imposed that will have a material adverse effect on the contemplated benefits of the Merger to either Juniata or, on a pro forma basis, the resulting company following the Merger. Our opinion necessarily is based upon conditions as they exist on, and can be evaluated as of, the date of this letter.

  On the basis of the aforementioned analysis, and subject to the qualifications described above, as of the date hereof, we are of the opinion that the Merger Consideration provided for by the Merger Agreement is fair to the shareholders of Juniata from a financial point of view.

                                          Sincerely,

                                          /s/ Hopper Soliday & Co., Inc.

                        APPENDIX D--DISSENTERS' RIGHTS
          SUBCHAPTER 15D OF THE PENNSYLVANIA BUSINESS CORPORATION LAW

(S) 1571. APPLICATION AND EFFECT OF SUBCHAPTER

  (a) General rule.--Except as otherwise provided in subsection (b), any shareholder of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter.

    See: Section 1906(c) (relating to dissenters rights upon special treatment).
    Section 1930 (relating to dissenters rights).
    Section 1931(d) (relating to dissenters rights in share exchanges).
    Section 1932(c) (relating to dissenters rights in asset transfers).
    Section 1952(d) (relating to dissenters rights in division).
    Section 1962(c) (relating to dissenters rights in conversion).
    Section 2104(b) (relating to procedure).
    Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).
    Section 2325(b) (relating to minimum vote requirement).
    Section 2704(c) (relating to dissenters rights upon election).
    Section 2705(d) (relating to dissenters rights upon renewal of election).
    Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).
    Section 7104(b)(3) (relating to procedure).

  (b) Exceptions.--

    (1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, are either:

      (i) listed on a national securities exchange; or

      (ii) held of record by more than 2,000 shareholders;

  shall not have the right to obtain payment of the fair value of any such shares under this subchapter.

    (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

      (i) Shares converted by a plan if the shares are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares.

      (ii) Shares of any preferred or special class unless the articles, the plan or the terms of the transaction entitle all shareholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class.

      (iii) Shares entitled to dissenters rights under section 1906(c) (relating to dissenters rights upon special treatment).

    (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

  (c) Grant of optional dissenters rights.--The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholders to dissenters rights.

  (d) Notice of dissenters rights.--Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

    (1) a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

    (2) a copy of this subchapter.

  (e) Other statutes.--The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

  (f) Certain provisions of articles ineffective.--This subchapter may not be relaxed by any provision of the articles.

  (g) Cross references.--See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished) and 2512 (relating to dissenters rights procedure).

(S) 1572. DEFINITIONS

  The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

  "Corporation." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purposes of this subchapter. The successor corporation in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

  "Dissenter." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

  "Fair value." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

  "Interest." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all the circumstances, taking into account all relevant factors, including the average rate currently paid by the corporation on its principal bank loans.

(S) 1573. RECORD AND BENEFICIAL HOLDERS AND OWNERS

  (a) Record holders of shares.--A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

  (b) Beneficial owners of shares.--A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

(S) 1574. NOTICE OF INTENTION TO DISSENT

  If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

(S) 1575. NOTICE TO DEMAND PAYMENT

  (a) General rule.--If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

    (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

    (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

    (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.

    (4) Be accompanied by a copy of this subchapter.

  (b) Time for receipt of demand for payment.--The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

(S) 1576. FAILURE TO COMPLY WITH NOTICE TO DEMAND PAYMENT, ETC.

  (a) Effect of failure of shareholder to act.--A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

  (b) Restriction on uncertificated shares.--If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

  (c) Rights retained by shareholder.--The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

(S) 1577. RELEASE OF RESTRICTIONS OR PAYMENT FOR SHARES

  (a) Failure to effectuate corporate action.--Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

  (b) Renewal of notice to demand payment.--When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

  (c) Payment of fair value of shares.--Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

    (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

    (2) A statement of the corporation's estimate of the fair value of the shares.

    (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

  (d) Failure to make payment.--If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.

(S) 1578. ESTIMATE BY DISSENTER OF FAIR VALUE OF SHARES

  (a) General rule.--If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

  (b) Effect of failure to file estimate.--Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

(S) 1579. VALUATION PROCEEDINGS GENERALLY

  (a) General rule.--Within 60 days after the latest of:

    (1) effectuation of the proposed corporate action;

    (2) timely receipt of any demands for payment under section 1575 (relating to notice to demand payment); or

    (3) timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares);

if any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

  (b) Mandatory joinder of dissenters.--All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure). > [FN1]

  (c) Jurisdiction of the court.--The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

  (d) Measure of recovery.--Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

  (e) Effect of corporation's failure to file application.--If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

(S) 1580. COSTS AND EXPENSES OF VALUATION PROCEEDINGS

  (a) General rule.--The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

  (b) Assessment of counsel fees and expert fees where lack of good faith appears.--Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

  (c) Award of fees for benefits to other dissenters.--If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL") provide that a business corporation may indemnify directors and officers against liability they may incur as such provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions against a director or officer by or in the right of the Corporation, the power to indemnify extends only to expenses (not judgments and amounts paid in the settlement) and such power generally does not exist if the person otherwise entitled to indemnification shall have been adjudged to be liable to the Corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. Under Section 1743 of the BCL, the Corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Under Section 1745 of the BCL, a corporation may pay the expenses of a director or officer incurred in defending an action or proceeding in advance of the final amounts advanced unless it is ultimately determined that such person is entitled to indemnification from the corporation. Article 13 of the Juniata Valley Financial Corp. ("Juniata") Articles of Incorporation and Article 20 of Juniata's Bylaws provide indemnification of directors, officers and other agents of Juniata and advancement of expenses to the extent otherwise permitted by the BCL.

  Section 1746 of the BCL grants a corporation broad authority to indemnify is directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted wilful misconduct or recklessness. Article 13 of Juniata's Articles of Incorporation provides that the Corporation indemnify any and all persons whom it shall have the power to indemnify for and against any and all expenses, liabilities or other matters for which indemnification is permitted by applicable laws.

  Article 20 of Juniata's Bylaws conditions any indemnification or advancement of expenses upon a determination, made in accordance with the procedures specified in Section 1744 of the BCL, by Juniata's directors or shareholders that indemnification or advancement of expenses is proper because the director or officer met the standard of conduct set forth in Section 1741 or 1742 of the BCL, as applicable.

  As authorized by Section 1747 of the BCL and Article XIV, Juniata maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering Juniata for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by Juniata.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (A) EXHIBITS.

    (2) Agreement and Plan of Reorganization, dated December 30, 1997, among Juniata, Juniata Valley Bank ("JVB") and Lewistown Trust Company ("Lewistown").
    (3)(a) Articles of Incorporation of Juniata--Incorporated by reference to
            Exhibit 3(a) of Juniata's Form S-14 Registration Statement filed March, 1983.
    (3)(b) Bylaws of Juniata--Incorporated by reference to Exhibit 3(b) of Juniata's Form S-14 Registration Statement filed March, 1983.
    (5)    Opinion re Legality--Opinion of Mette, Evans & Woodside
    (8)    Opinion re Tax Matters--Opinion of Mette, Evans & Woodside

   (13) Juniata's Annual Report on Form 10-K for the year ended December 31, 1997--Incorporated by reference in the Joint Proxy Statement/ Prospectus included in Part I of this Registration Statement.
   (23)(a) Consent of Mette, Evans & Woodside (included in its opinions filed as Exhibits (5) and (8))
   (23)(b) Consents of Beard & Company, Inc. (re: Juniata and Lewistown)
   (23)(c) Consent of RP Financial, LC.
   (23)(d) Consent of Hopper Soliday & Co., Inc.
   (24) Power of Attorney (included in "SIGNATURES" in Part II of this Registration Statement)
   (99)(a) Form of Proxy--Juniata
   (99)(b) Form of Proxy--Lewistown
   (99)(c) Employment Agreement dated as of December 30, 1997 between Juniata and Francis J. Evanitsky.

  (B) FINANCIAL STATEMENT SCHEDULES.

  None.

  (C) OPINIONS OF FINANCIAL ADVISORS.

  Furnished as Appendices B and C to the Joint Proxy Statement/Prospectus included in Part I of this Registration Statement.

ITEM 22. UNDERTAKINGS.

  1. The undersigned Registrant hereby undertakes as follows:

    (a) to file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  2. The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

  3. The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

  4. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  6. The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement as permitted by Rule 430A and contained in the form of prospectus to be filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement at the time it was declared effective.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN MIFFLINTOWN, PENNSYLVANIA, ON MARCH 17, 1998.

                                          Juniata Valley Financial Corp.


                                          By:       /s/ A. Jerome Cook
                                              ---------------------------------
                                                      A. JEROME COOK
                                               PRESIDENT AND CHIEF EXECUTIVE
                                                          OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED. EACH PERSON WHOSE SIGNATURE APPEARS BELOW IN SO SIGNING ALSO MAKES, CONSTITUTES AND APPOINTS A. JEROME COOK HIS TRUE AND LAWFUL ATTORNEY-IN-FACT, WITH FULL POWER OF SUBSTITUTION, FOR HIM IN ANY AND ALL CAPACITIES, TO EXECUTE AND CAUSE TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ANY OR ALL AMENDMENTS AND POST-EFFECTIVE AMENDMENTS TO THIS REGISTRATION STATEMENT, WITH EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEY-IN-FACT OR HIS SUBSTITUTE OR SUBSTITUTES MAY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

              SIGNATURE                        TITLE                 DATE

            /s/                        President and Chief      March 17, 1998
-------------------------------------   Executive Officer
           A. JEROME COOK               and Director

            /s/                        Director                 March 17, 1998
-------------------------------------
        MARTIN L. DREIBELBIS

            /s/                        Director                 March 17, 1998
-------------------------------------
            KARL E. GUSS

            /s/                        Director                 March 17, 1998
-------------------------------------
        HARRY B. FAIRMAN, JR.

            /s/                        Director                 March 17, 1998
-------------------------------------
           DON E. HAUBERT

            /s/                        Director                 March 17, 1998
-------------------------------------
          JOHN A. RENNINGER

            /s/                        Director                 March 17, 1998
-------------------------------------
         RONALD H. WITHERITE

              SIGNATURE                         TITLE                DATE

            /s/                         Director                March 17, 1998
-------------------------------------
            DALE G. NACE

            /s/                         Director                March 17, 1998
-------------------------------------
            JOE E. BENNER

            /s/                         Director                March 17, 1998
-------------------------------------
          EDWARD R. RHODES

            /s/                         Director                March 17, 1998
-------------------------------------
          HAROLD B. SHEARER

                                 EXHIBIT INDEX

 EXHIBIT                           EXHIBIT INDEX
 -------                           -------------
  (2) Agreement and Plan of Reorganization, dated December 30, 1997, among Juniata, Juniata Valley Bank ("JVB") and Lewistown Trust Company ("Lewistown").
  (3)(a) Articles of Incorporation of Juniata--Incorporated by reference to Exhibit 3(a) of Juniata's Form S-14 Registration Statement filed March, 1983.
  (3)(b) Bylaws of Juniata--Incorporated by reference to Exhibit 3(b) of Juniata's Form S-14 filed March, 1983.
  (5)    Opinion re Legality--Opinion of Mette, Evans & Woodside
  (8)    Opinion re Tax Matters--Opinion of Mette, Evans & Woodside
 (13) Juniata's Annual Report on Form 10-K for the year ended December 31, 1997--Incorporated by reference in the Joint Proxy Statement/ Prospectus included in Part I of this Registration Statement.
 (23)(a) Consent of Mette, Evans & Woodside (included in its opinions filed as Exhibits (5) and (8))
 (23)(b) Consents of Beard & Company, Inc. (re: Juniata and Lewistown)
 (23)(c) Consent of RP Financial, LC.
 (23)(d) Consent of Hopper Soliday & Co., Inc.
 (24) Power of Attorney (included in "SIGNATURES" in Part II of this Registration Statement)
 (99)(a) Form of Proxy--Juniata
 (99)(b) Form of Proxy--Lewistown
 (99)(c) Employment Agreement dated as of December 30, 1997 between Juniata and Francis J. Evanitsky.